1 17618573v10 ASSET PURCHASE AGREEMENT THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered as of the ____ day of April , 2022, by and among: (a) (i) Sealand Food, Inc., a Maryland corporation (the “Seller”), (ii) Connie Wang (“C. Wang”), and (iii) Jenny Wang (“J. Wang”, and together with C. Wang, the “Majority Shareholders”); and (b) and Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Purchaser”), a direct subsidiary of HF Foods Group Inc., a Delaware corporation (“Parent”) and, for purposes of Section 2.1(d) only, Parent. W I T N E S S E T H: WHEREAS, the Seller markets, distributes and sells seafood and other restaurant products to restaurants, markets and other customers throughout the United States (the “Business”); WHEREAS, to support and facilitate the operation of the Business, certain Shareholders (as defined below) and other Persons affiliated with the Seller incorporated and operate each of Milestone Express Inc., a Virginia corporation (“Milestone Express”) and Express Light Trucking, Inc., a Virginia corporation (“Express Light”, and together with Milestone Express, the “Affiliated Trucking Companies”), which such Affiliated Trucking Companies exclusively provide transportation and distribution services to the Seller; WHEREAS, the shareholders of the Seller (the “Shareholders”) are the owners of all of the issued and outstanding capital stock of the Seller, in the amounts and percentages set forth next to such Shareholder’s name on Schedule 4.5; WHEREAS, the Majority Shareholders, collectively, own 70% of the issued and outstanding capital stock of the Seller; WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, certain assets of the Seller used in the conduct of the Business, subject to the terms and conditions set forth in this Agreement; and WHEREAS, an index of the location of the definition of defined terms used in this Agreement is set forth in Section 10.14 below. NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE 1 PURCHASE AND SALE OF PURCHASED ASSETS 1.1 Purchased Assets. Upon the terms and subject to the conditions set forth herein, the Seller agrees to sell, convey, assign, deliver and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller and take possession of, at the Closing, all right, title and interest of the Seller to those assets of the Business described below (collectively, the “Purchased Assets”), but expressly excluding the Excluded Assets: (a) Assigned Assets. All furniture, equipment, machinery, dry area racking, ice machines, storage units, appliances, communications equipment, computer hardware and software (to the extent assignable), tools and other fixed assets and personal property, including, without limitation, those listed on Schedule 1.1(a) (the “Assigned Assets”); 19th

2 17618573v10 (b) Intellectual Property. All intellectual property rights throughout the world (whether protected, created or arising under the laws of the United States or any other jurisdiction, including all (i) patents and pending applications therefor and all renewals, reissues, reexaminations, divisionals, continuations, continuations in part and extensions thereof; (ii) registered or unregistered trademarks and service marks, trade names, brand names, trade dress, logos, and all goodwill associated therewith, and all internet domain name registrations and all applications, registrations and renewals in connection therewith; (iii) copyrights (registered or unregistered), databases, web sites, computer source code, executable code, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information, whether embodied in software, firmware or otherwise) and all applications, registrations and renewals in connection therewith (if any); and (iv) trade secrets, know how, inventions, engineering, designs, drawings, specifications, formulae, technology, processes and other confidential, proprietary, technical or business information) (collectively, “Intellectual Property”) that are owned by the Seller (the “Owned Intellectual Property”), including, without limitation, those items listed on or described on Schedule 1.1(b); (c) Books and Records. Originals or duplicate copies of all financial, accounting and operating data and records of the Seller (wherever located, including in the possession of the Seller’s accountants), including without limitation all books, records, sales and sales promotional data, advertising materials, pricing information, customer and supplier lists, projections, reference catalogs, copies of all payroll and personnel records related to all Current Employees, copies of Tax Returns and other Tax records and other similar property, rights and information (except as set forth in Section 1.2); (d) Assigned Contracts. Only those Contracts that are specifically listed on Schedule 1.1(d) (the “Assigned Contracts”); (e) Licenses and Permits. To the extent assignable, all of the Seller’s licenses, consents, permits, variances, certifications and approvals of governmental agencies relating to the Business (except as set forth in Section 1.2(a)), including, without limitation, those listed on Schedule 1.1(e); (f) Vehicles. All of the Seller’s and Affiliated Trucking Companies’ owned and leased tractors, trailers, trucks and other vehicles, including, without limitation, those listed on Schedule 1.1(f) (“Vehicles”); (g) Certain Employee Agreements. All confidentiality agreements, restrictive covenants and other obligations of any employees, consultants or independent contractors of the Seller and the Affiliated Trucking Companies; (h) Goodwill. All goodwill associated with the Business, including, without limitation, all goodwill of the Shareholders related to or associated with the Business; and (i) Other Assets. All of the Seller’s causes of action, choses in action, rights of recovery, warranty rights, guarantees, indemnities and similar rights in respect of the Purchased Assets, and those items listed on Schedule 1.1(i). 1.2 Excluded Assets. The following tangible and intangible assets of the Seller shall constitute the “Excluded Assets,” which shall not be purchased by or conveyed to the Purchaser at Closing pursuant to this Agreement: (a) Organizational Documents; Minute Books. The Seller’s articles of incorporation, minute book, bylaws and stock certificates (together with any documents relating to the incorporation, maintenance and existence of the Seller as a corporation), taxpayer and other identification numbers, originals of the Seller’s Tax Returns and reports and Seller’s seal;

3 17618573v10 (b) Employee Benefit Plans. Any interest or right to any assets held under, and all assets relating to or owned by, any pension, deferred compensation, profit sharing or other Employee Benefit Plan of the Seller; (c) Excluded Contracts. All Contracts other than the Assigned Contracts, including those listed on Schedule 1.2(c). (d) Cash and Securities. All cash and cash equivalents in the Seller’s bank accounts, checks and checkbooks, deposits and all refunds, claims, prepaid charges, sums and fees related thereto, all lockboxes and the contents thereof as of the Closing, and all shares of stock and securities owned by the Seller; (e) Tax. All of the Seller’s interest in or rights to receive Tax refunds, credits and rebates and other governmental charges for periods prior to the Closing Date, all federal and state deferred Tax assets and the benefit of net operating loss carry forwards, carry backs or other credits of the Seller for periods or partial periods ending on or prior to the Closing Date, and the Seller’s rights in and to any Tax deposits made by the Seller prior to the Closing Date; (f) Inventory. All inventory of products for sale in the operation of the Business, which shall be subject to purchase by Purchaser pursuant to Section 3.10 below; (g) Accounts Receivable. All vendor and trade accounts receivable arising from the Business prior to the Closing Date; (h) Insurance. All property, casualty, product liability, and general and commercial liability insurance policies of the Seller, and all rights thereunder, including, without limitation, all rights to receive refunds with respect to premiums paid, but expressly excluding any and all rights to receive amounts payable based upon claims made with respect to the Purchased Assets; and (i) Additional Items. Those items set forth on Schedule 1.2(i). 1.3 No Liens or Encumbrances. The Seller and the Majority Shareholders hereby covenant and agree with the Purchaser that the Purchased Assets will be transferred and conveyed to the Purchaser at the Closing free and clear of all claims, liens, encumbrances, conditions, easements, restrictions, leases, security interests, and similar interests of any kind or nature whatsoever (collectively, “Encumbrances”), other than any (i) Encumbrances under the Assigned Contracts and disclosed on Schedule 1.3, (ii) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures and disclosed on Schedule 1.3; (iii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material; (iv) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property which do not materially and adversely impair the occupancy or use of the Leased Real Property; and (v) other immaterial imperfections of title or encumbrances ((i) – (v) collectively, “Permitted Encumbrances”). ARTICLE 2 PURCHASE PRICE; ASSUMPTION OF LIABILITIES 2.1 Purchase Price. The aggregate purchase price for the Purchased Assets shall be Twenty Million Dollars ($20,000,000.00) (the “Purchase Price”), and shall be paid by the Purchaser as follows: (a) Closing Cash Payment. At the Closing, the Purchaser shall pay to the Seller, or to such creditors of the Seller or other Persons as the Seller directs in writing, an amount equal to the Purchase Price less the Escrow Amount by wire transfer of immediately available funds at the Closing (the “Closing Cash

4 17618573v10 Payment”). In addition to the Closing Cash Payment, the Purchaser shall also pay to the Seller by wire transfer of immediately available funds at the Closing, the Closing Date Inventory Payment (as defined in Section 3.10 below), which payment, for the avoidance of doubt, shall be in addition to the Purchase Price. (b) Escrow. On the date hereof, and in exchange for Seller’s covenant to cooperate in all material respects with Purchaser to permit Purchaser to conduct those activities listed on Schedule 2.1(b) prior to the Closing Date, the Purchaser shall deposit One Million Dollars ($1,000,000.00) (the “Escrow Amount”) into an escrow account with Truist Bank, as escrow agent (“Escrow Agent”), in accordance with the terms and conditions of the escrow agreement entered into as of the date hereof by and among Purchaser, the Seller, the Majority Shareholders and Escrow Agent, attached hereto as Exhibit 2.1(b) (the “Escrow Agreement”). If the Seller terminates this Agreement pursuant to Section 9.3(c) below, or if the conditions set forth in Section 9.1 hereof have been satisfied or validly waived but the Closing has not occurred pursuant to Section 2.3 hereof Purchaser and the Seller shall cause the Escrow Agent to release the Escrow Amount to the Seller within five (5) Business Days following the date of such termination or event, as the case may be. If the Closing occurs, the Escrow Amount shall be utilized as a source of funds to satisfy the Seller’s obligations under Section 3.10 and any indemnification obligations set forth in Article 6 of this Agreement as more fully described in Section 6.5 hereof. The Escrow Agreement shall provide that, on or prior to the date that is five (5) Business Days following the one (1) year anniversary of the Closing Date (the “Escrow Release Date”), Purchaser and the Seller shall cause the Escrow Agent to release any then remaining portion of the Escrow Amount to the Seller, less a portion of the Escrow Amount equal to the estimated Losses arising out of any then pending indemnification claims by Purchaser that are subject to Notices of Claim. Any portion of the Escrow Amount due to be released on the Escrow Release Date that continues to be held in escrow with respect to any unresolved Notice of Claim shall be delivered to the Seller, or Purchaser, as applicable, within five (5) Business Days following a Final Determination of such Notice of Claim. (c) Withholding. Purchaser shall be entitled to deduct and withhold from the Closing Cash Payment all Taxes that Purchaser may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder. (d) Parent hereby guarantees the timely payment by Purchaser of the Purchase Price. 2.2 Liabilities. (a) Assumption of Certain Liabilities. At the Closing, the Purchaser shall assume only those executory duties and obligations of the Seller or an Affiliated Trucking Company as a party under the Assigned Contracts, to the extent arising from and after the Closing Date (excluding any executory duties or obligations of the Seller or such Affiliated Trucking Company that relate to or arise from (in whole or in part) any breach, violation or default that occurred (or, upon the giving of notice or lapse of time or both, would have occurred) at or prior to the Closing) (collectively, the “Assumed Liabilities”). (b) Excluded Liabilities. Except for the Assumed Liabilities, it is expressly understood and agreed that notwithstanding anything to the contrary contained herein, neither the Purchaser nor any of its Affiliates (including, for the avoidance of doubt, the Parent) will assume or have any liability or obligation whatsoever with respect to any of the Seller’s, the Affiliated Trucking Company’s or any Shareholder’s obligations, liabilities, contracts, debts, claims, costs, expenses, agreements or understandings, of any kind or nature whatsoever at any time existing or asserted, whether or not accrued on the Seller’s financial statements or recorded in their respective books and records, whether fixed, contingent or otherwise, whether known or unknown, whether arising prior to, on or after the Closing Date and whether or not relating to the operation of the Business or the Seller’s or the Affiliated Trucking Companies; ownership or use of the Purchased Assets prior to the Closing Date (collectively, the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, and the Seller or the Affiliated Trucking

5 17618573v10 Companies shall retain, and neither the Purchaser nor its Affiliates shall assume or be liable for, the following liabilities and obligations: (i) Any liability or obligation for any and all Taxes of the Seller, Shareholders or the Business (except Taxes prorated in accordance with Section 2.4), including, without limitation, (A) Taxes arising as a result of the Seller’s operation of the Business or use or ownership of the Purchased Assets prior to the Closing Date, (B) Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, and (C) any deferred Taxes of any nature arising as a result of the Seller’s operation of the Business. (ii) Any liability or obligation of the Shareholders, the Seller, any Affiliated Trucking Company or any of their respective Affiliates under any note, bond or other debt instrument, or any guarantee of the indebtedness of any Person; (iii) Any defects in products sold by the Seller prior to the Closing or any liability or obligation of the Seller or any of its Affiliates in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by the Seller or any of its Affiliates or imposed or asserted to be imposed by operation of law as regards any products sold by the Business or the Seller prior to the Closing; (iv) Any obligation of the Seller or the Affiliated Trucking Companies (including indemnification and other contingent obligations) relating to acts, events or omissions by any Person or circumstances existing at or prior to the Closing Date; (v) Any violation by the Seller, the Affiliated Trucking Companies or any of the Seller’s Affiliates of, or default by the Seller, the Affiliated Trucking Companies or any such Affiliates under, any law, rule, regulation, code, determination or order of any foreign, federal, state or local governmental body, court or agency (“Laws”) related to or arising from operation of the Business or ownership of the Purchased Assets prior to the Closing Date, or any remedial obligation under any Law arising out of or related to the ownership or operation of the Purchased Assets or the Business prior to the Closing; (vi) any debts, liabilities or obligations to any employee, agent, officer, director, consultant, contractor or any Shareholder, which arose prior to the Closing Date, as to any salary, bonus, commission, vacation, severance or other termination pay or benefits or other compensation or benefits arising out of or in connection with any Employee Benefit Plan of the Seller or the Affiliated Trucking Companies, including but not limited to, liabilities or obligations for medical, dental, vision, travel, accident, accidental death or dismemberment and life insurance expenses and employee post-retirement life insurance or health care benefits (irrespective of the time at which claims are presented), all of which shall remain the obligations of the Seller or the Affiliated Trucking Companies or their insurance carriers; (vii) any liability resulting from or relating to the employment relationship between the Seller, an Affiliated Trucking Company or the Seller’s or Affiliated Trucking Company’s Affiliates and any of their respective present or former employees or the termination of any such employment relationship, which arose prior to the Closing Date, including, but not limited to, any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation or workers’ compensation; (viii) any liability, which arose prior to the Closing Date, associated with or arising out of any pension, profit sharing, deferred compensation or other Employee Benefit Plan of the Seller or the Affiliated Trucking Companies; and although, following the Transition Period, Purchaser shall provide continuation coverage required under Section 4980B of the Internal Revenue Code of 1986, as amended, and/or

6 17618573v10 Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, to each “M&A qualified beneficiary” (as defined in Treasury Regulation § 54.4980B-9 or any successor regulation); (ix) Any liabilities associated with outstanding payables or purchase orders of the Seller, and uncashed checks and checks in transit in respect to the same. 2.3 Closing. The closing of the transactions contemplated herein (the “Closing”) shall take place effective as of 12:01 a.m. local time in City of Industry, California, no later than two (2) Business Days after the conditions to closing set forth in Article IX below have been satisfied or validly waived by the party(ies) entitled to do so, or such other date as the parties shall agree in writing (the “Closing Date”), by means of exchange of signature pages by facsimile or other electronic means (to be followed by delivery of hard copies of all Closing deliveries) or, at the election of the Seller and the Purchaser, at the offices of the Seller’s or the Purchaser’s counsel. 2.4 Property, Sales and Use Taxes. All real, personal and intangible ad valorem property or similar Taxes imposed on a periodic basis (collectively, “Property Taxes”) and all sales, use, transaction or excise Taxes (collectively “Sales and Use Taxes”) levied with respect to the Purchased Assets for any Straddle Period (collectively, the “Apportioned Obligations”) shall be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (i) in the case of Property Taxes, the portion allocable to the Pre- Closing Tax Period shall be deemed to be the amount of such Property Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of Sales and Use Taxes and Taxes not covered in Section 2.4(i), the portion allocable to the Pre-Closing Tax Period shall be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date. The Seller shall be liable for the Apportioned Obligations allocated to the Pre-Closing Tax Period, and the Purchaser shall be liable for the Apportioned Obligations allocated to the Post- Closing Tax Period. ARTICLE 3 OTHER COVENANTS AND AGREEMENTS 3.1 Employee Matters. (a) Transition Services. The Seller shall provide assistance and services to the Purchaser and access to and use of the Seller’s personnel in order to effectuate the orderly transition of the Business from the systems and plans of the Seller to the systems and plans of the Purchaser during such period as agreed upon by Purchaser and Seller (the “Transition Period”), all as more specifically provided for in a transition services agreement, which shall be executed by the Seller and the Purchaser at the Closing, attached hereto as Exhibit 3.1(a) (the “Transition Services Agreement”). (b) Offer of Employment to Key Employees. At the Closing, the Seller and the Majority Shareholders shall cause each of those individuals listed on Schedule 3.1(b) (the “Key Employees”) to enter into an employment agreement with the Purchaser, substantially in the form attached hereto as Exhibit 3.1(b) (the “Employment Agreements”). (c) Offer of Employment to Other Employees. The Purchaser shall offer employment to and hire each of the Seller’s or the Affiliated Trucking Companies’ employees who is listed on Schedule 3.1(c), and who is eligible to be employed by the Purchaser (“Current Employees”) as of or after the Closing Date with employment to be effective during or immediately following the expiration of the Transition Period.

7 17618573v10 (d) Conditions of Employment. With respect to employee benefits, nothing contained in this Agreement shall prohibit the Purchaser from changing or eliminating after the Closing the benefits that were being made available to Current Employees prior to the Closing. To the extent permitted under the terms of the Purchaser’s employee benefit plans or arrangements, any Current Employees hired by the Purchaser shall be given credit, under the Employee Benefit Plans of the Purchaser, toward eligibility and vesting, but not benefit accrual, for the period of time prior to the Closing (plus any employment with the Seller or an Affiliated Trucking Company during the Transition Period) during which such individuals were Current Employees if such period of time would otherwise qualify for eligibility and vesting under the Purchaser’s Employee Benefit Plans providing similar benefits. The provisions of this Section 3.1 shall not create any third party beneficiary rights, and the Purchaser will have sole discretion for all employment decisions, wages, salaries, benefits and other terms and condition of employment of any and all of its employees; provided, that the Current Employees hired by the Purchaser shall be offered a salary or hourly wage that is materially comparable to that which they received prior to the Closing Date, subject to compliance with all applicable laws. (e) Notice to Employees. The Seller shall be responsible for timely providing all notices and other communications to employees and making any payments that may be required under the Worker Adjustment and Retraining Notification Act, as amended from time to time, and any similar state statute, relating to notice to employees, if such provisions apply to the transaction contemplated hereunder; provided that the Seller and Purchaser do not intend that any such notice or payments should be required as Purchaser intends to hire all eligible Current Employees. 3.2 Expenses. (a) Expenses of the Purchaser. Subject to Section 3.3(d), all of the expenses incurred by the Purchaser or its Affiliates in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for the Purchaser, shall be paid by the Purchaser or its Affiliates. (b) Expenses of the Seller and the Shareholders. Subject to Section 3.3(d), all expenses incurred by the Seller, the Affiliated Trucking Companies or the Shareholders in connection with the authorization, negotiation, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for the Seller or the Shareholders, shall be paid by the Seller or the Shareholders, provided that the Purchaser shall pay the fees and expenses of Fort Dearborn Partners in connection with the preparation of the Historical Financials (defined below). 3.3 Tax Matters. (a) Definitions. As used in this Agreement, the following terms have the following specified meanings: (i) “Code” means the Internal Revenue Code of 1986 and the revenue rulings and regulations promulgated thereunder, as the same may be amended from time to time. Any references to a specific section of the Code shall refer to the cited provisions as the same may be subsequently amended from time to time, as well as to any successor provision(s). (ii) “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, governmental entity or other entity.

8 17618573v10 (iii) “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date. (iv) “Potential Successor Tax” means any Taxes owed by the Seller as of the Closing Date with respect to which the Purchaser or its Affiliates may have successor liability. (v) “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date. (vi) “Straddle Period” means any Tax period beginning before and ending after the Closing Date. (vii) “Tax Authority” means any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority. (viii) “Tax Return” means any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements (including claims for refund)) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment, collection or administration of any Taxes. (ix) “Taxes” (or “Tax” as the context may require) means (A) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind, imposed by any Tax Authority, including, without limitation, taxes or other charges on, measured by, or with respect to income, franchise, windfall, or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, escheat, unclaimed property, ad valorem, premium, stamp, transfer, value-added or gains taxes; environmental, production or severance taxes; license, registration and documentation fees; and custom’s duties, tariffs and similar charges; (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (C) any liability for the payment of any amounts of the type described in (A) as a result of being a Person required by Law to withhold or collect taxes imposed on another Person; (D) any liability for the payment of amounts of the type described in (A), (B) or (C) as a result of being a transferee of, or a successor in interest to, any Person, as a result of an express or implied obligation to indemnify any Person (including by reason of a tax sharing, tax reimbursement or tax indemnification agreement); and (E) any and all interest, penalties (civil or criminal), additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (A), (B), (C) or (D) and any expenses incurred in connection with the determination, settlement, or litigation of any tax liability. (b) Filing of Tax Returns. The Seller and the Majority Shareholders shall be solely responsible for and shall timely pay, without any cost to the Purchaser, any and all Taxes assessed against and payable by the Seller or any Shareholder arising from the operations of the Business or use of the Purchased Assets prior to the Closing (regardless of whether the filing of any Tax Returns with respect thereto or payment of any amount in respect thereof are filed, paid or due prior to, on or after the Closing Date). (c) Cooperation. Except as otherwise provided in this Agreement, the parties hereby agree that each of them shall cooperate with the other(s) in executing or causing to be executed any required document and by making available to the other, as promptly as practicable, all work papers, records and notes of any kind at all reasonable times for the purpose of allowing the appropriate party to complete Tax Returns, participate in proceedings, make any determination required under this Agreement or defend or prosecute Tax claims.

9 17618573v10 (d) Transfer Taxes. Notwithstanding anything in Section 2.4 to the contrary and except as provided in Section 3.10 and for any taxes or fees related to the retitling of any Vehicles which shall be borne solely by Purchaser, the Seller and the Majority Shareholders shall be solely responsible for payment of all sales, use, transfer, documentary, stamp, recording and similar non-income taxes and fees, levied, imposed or assessed by any Tax Authority as a result of the sale, transfer, assignment and conveyance of the Purchased Assets to the Purchaser. (e) Employment Tax. The Purchaser and the Seller agree that they will follow the standard procedure of Rev. Proc. 2004-53, 2004-53 I.R.B. 320, whereby each shall be solely responsible for employment tax reporting for employees who may be employed by any of them in the calendar year that includes the Closing Date or Transition Period, as applicable. The Seller shall provide the Purchaser with such employment tax information as the Purchaser shall reasonably request in connection with the Purchaser’s employment tax reporting obligations for the portion of the calendar year following the Closing, and the Purchaser shall provide the Seller with such employment tax information as the Seller shall reasonably request in connection with the Seller’s employment tax reporting obligations for the portion of the calendar year prior to the Closing. (f) Tax Refunds. Any refund of Taxes that are Assumed Liabilities and relate to any taxable period, or a portion thereof, beginning after the Closing Date shall belong to the Purchaser. If the Seller or any Shareholder receives payment of any amounts payable to the Purchaser in respect of any refund of Taxes attributable to such Assumed Liabilities, the Seller or such Shareholder (as directed to by the Majority Shareholders), as applicable, shall remit such payments to the Purchaser within ten (10) days of receipt thereof. Any refund of Taxes that are Excluded Liabilities and relate to any taxable period, or portion thereof, beginning before the Closing Date shall belong to the Seller. If the Purchaser receives payment of any amounts payable to the Seller in respect of any refund of Taxes attributable such Excluded Liabilities, the Purchaser shall remit such payments to the Seller within ten (10) days of receipt thereof. (g) Potential Successor Taxes. Unless otherwise directed in writing by the Purchaser, the Seller shall give all required notices and make all required filings, including on behalf of the Purchaser when required, of the transactions contemplated hereby, including any notices and filings required to obtain tax good standing letters or tax clearances or certificates with the Tax Authorities of any state or any local Tax Authority with which the Seller is required to file Tax Returns or pay Taxes. If the Seller fails to provide to the Purchaser at the Closing all appropriate tax good standing letters and tax clearances and certificates, then the Purchaser may withhold from the Purchase Price the amount of the Potential Successor Taxes, and the Purchaser shall thereafter cause such Taxes to be paid, to the extent of such withholding, on the Seller’s behalf; provided that, the Purchaser’s option to not withhold shall not limit the Seller or Shareholders indemnification obligations with respect to a breach of this Section 3.3(g) and Section 7.1(m) provided further that duplicative recoveries under this Section and Article 6 shall not be permitted. (h) Purchase Price Allocation. The parties agree that the Purchase Price (including any Assumed Liabilities that are treated as consideration for the Purchased Assets for federal income tax purposes), as adjusted hereunder, and all other amounts constituting consideration within the meaning of Section 1060 of the Code, shall be allocated among the Purchased Assets in accordance with the methodology set forth on Schedule 3.3(h), which schedule has been prepared in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder (the “Consideration Allocation”). The Seller and the Purchaser agree to (i) be bound by the Consideration Allocation, (ii) act in accordance with the Consideration Allocation in the preparation and the filing of all Tax Returns (including, without limitation, filing Form 8594 with their United States federal income Tax Return for the taxable year that includes the Closing Date) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Consideration Allocation for income Tax purposes, including United States federal and state income Tax and foreign income Tax, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Within ninety (90) days after the Closing

10 17618573v10 Date, the Purchaser shall prepare and deliver a draft of its IRS Form 8594, completed in a manner consistent with the Consideration Allocation, to the Majority Shareholders. The Majority Shareholders shall have fifteen (15) days thereafter to review and raise any objections with respect to such form. If the Majority Shareholders raise any such objections, the Parties shall, for the thirty (30) days thereafter, exercise good faith efforts to resolve those objections. 3.4 Change of Name. As of the Closing, the Seller shall assign to the Purchaser all of its rights to the names Sealand Food and Chang Cheng Seafoods, and the Seller agrees that the Purchaser may, but is not required to, conduct business under such name from and after the Closing. Except if waived in writing by Purchaser, no later than ninety (90) Business Days after Closing, the Seller and its Affiliates shall change their respective names (corporate and trade names, as applicable) to names that do not contain any of the words contained in the above-referenced names, and none of the Seller, any Shareholder (except in connection with their employment by the Purchaser) or any of their respective Affiliates shall thereafter use (a) a name, service mark, trademark or logo that contains any such words or (b) the names Sealand Food or Chang Cheng Seafoods, or any names, words or phrases that are confusingly similar thereto. 3.5 Bulk Sales. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser. For the avoidance of doubt, this Section 3.5 does not waive Seller’s obligations under Section 3.3(g). 3.6 Confidentiality and Public Announcements. The provisions of any other agreement to the contrary notwithstanding, including any provisions of that certain Confidentiality Agreement, by and between B&R Global Holdings, Inc., a subsidiary of Parent, and Seller, effective December 1, 2021 (the “Confidentiality Agreement”), until the disclosure contemplated by the following sentence is made, the parties agree to maintain the confidentiality of (a) the transactions contemplated by this Agreement, any of the Transaction Documents or any of the Purchaser Transaction Documents and (b) the respective terms of such agreement and documents, unless disclosure is required by Law. The parties agree to announce the consummation of such transactions simultaneously at a mutually agreeable time. The content of all announcements and publicity relating to this Agreement, any of the Transaction Documents or any of the Purchaser Transaction Documents will be subject to the mutual approval of the Seller and the Purchaser (except as otherwise required by Law). Each party hereto (hereinafter referred to in this context as a “receiving party”) shall, and shall cause its representatives to, maintain the confidentiality of all non-public information concerning the other parties hereto (each such party hereinafter referred to in this context as a “disclosing party”) (other than such information that becomes generally available to the public other than as a result of disclosure by the receiving party) that becomes known by such receiving party or its representatives as a result of the negotiation or consummation of the transactions contemplated by this Agreement, any of the Transaction Documents or any of the Purchaser Transaction Documents. Nothing contained herein shall limit the right of any such persons to disclose any such information to their subsidiaries, employees, agents, representatives, counsel, accountants and financial advisors for the purpose of facilitating the consummation of the transactions contemplated hereby. 3.7 Assignment of Certain Contracts and Rights. The Seller will (and the Majority Shareholders shall cause the Seller and the Affiliated Trucking Companies to) apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required for consummation of the transactions contemplated hereby, by any of the Transaction Documents or by any of the Purchaser Transaction Documents, including without limitation, those consents listed in Schedule 4.4. Any fees or expenses imposed by any third party for such consents and approvals shall be borne solely by the Seller. To the extent that any required consents and approvals are not obtained by the Seller with respect to any of the Assigned Contracts or any License, this Agreement, to the extent permitted by Law, shall constitute an equitable assignment by the Seller or the Affiliated Trucking Companies, as applicable, to the Purchaser of all of the Seller’s rights, benefits, title and interest in and to such Assigned Contracts or Licenses, as applicable, and the Purchaser shall be deemed

11 17618573v10 to be the Seller’s or the Affiliated Trucking Companies’, as applicable, agent for the purpose of completing, fulfilling and discharging all of the Seller’s rights and liabilities arising after the Closing Date under such Assigned Contracts or Licenses, as applicable, and the Seller shall take all necessary steps and actions to provide the Purchaser with the benefits of such Assigned Contracts or Licenses, as applicable. Notwithstanding the foregoing, the assignment of all Vehicle leases that are Assigned Contracts shall be accomplished in the manner set forth in the Transition Services Agreement. The Seller shall hold the Purchaser harmless from any loss, damage or liability that results from Seller’s failure to obtain any required consents and approvals hereunder. 3.8 Noncompetition/Non-solicitation Agreements. Concurrently with the Closing, the Purchaser, Seller and each Shareholder listed on Schedule 3.8 shall enter into a three (3) year Noncompetition/Non-solicitation Agreement in substantially the forms attached hereto as Exhibits 3.8(a) and 3.8(b) (the “Noncompetition Agreements”), respectively, and thereafter comply with all of the terms thereof. 3.9 Preservation of Minute Books and Records. The Seller agrees to (and the Majority Shareholders shall cause the Seller to) preserve, for a period of seven (7) years from the Closing Date, all of the minute books and stock records relating to the Seller and the Shareholders and to make them available, upon reasonable notice, during normal business hours, to the Purchaser, its counsel, accountants and others authorized by it for inspection and the making of photocopied extracts therefrom at the Purchaser’s expense. 3.10 Purchase of Inventory. (a) On a mutually determined date prior to the Closing Date (the “Inspection Date”), the Seller and the Purchaser shall conduct a physical count of Seller’s Saleable inventory of products for sale in the operation of the Business in the ordinary course (the “Inventory”) located at each Leased Real Property (the amount of such Inventory, the “Pre-Closing Inventory”). The Seller, Majority Shareholders and the Purchaser shall use commercially reasonable efforts to agree in writing on the aggregate Value of the Pre-Closing Inventory as of the Inspection Date (the “Pre-Closing Inventory Value”). For purposes of this Section 3.10, “Value” shall mean the cost of the Pre-Closing Inventory paid by the Seller to the suppliers thereof, including, without limitation, freight and import fees incurred by Seller. (b) On the Closing Date, the Purchaser shall purchase and take title to all of Seller’s Inventory located at the Leased Real Property and shall pay the purchase price therefor in an amount equal to the lesser of (i) Six Million Dollars ($6,000,000) and (ii) fifty percent (50%) of the Value of Seller’s Inventory as of the Closing Date at the cost paid therefor (the “Closing Date Inventory Payment”). The remaining payment due to Seller for Seller’s Inventory (the “Remaining Inventory Payment”; together with the Closing Date Inventory Payment, the “Inventory Payments”) shall be payable by Purchaser on net 25 day terms and be an amount equal to the Pre-Closing Inventory Value minus the Closing Date Inventory Payment. The Remaining Inventory Payment due to the Seller pursuant to this Section 3.10 shall be paid to the Seller in the same manner that the Purchaser shall pay the Closing Cash Payment, as prescribed under Section 2.1(a). (c) The parties shall agree to reasonable policies with respect to the separation and/or removal of Inventory not purchased by the Purchaser hereunder. For the avoidance of doubt, the Inventory Payments shall be in addition to the Purchase Price. For purposes of this Agreement, Inventory shall be “Saleable” only if it (including its packaging) is in the physical condition to be sold to customers in the ordinary course of the Business and in accordance with applicable government regulations, provided, however, that “Saleable” Inventory does not include: (i) any item whose supplier notifies the Seller prior to the applicable Inventory Payment that such item may not be distributed following the date of such Inventory Payment; (ii) any items that are private label products for customers who prior to the date of the Inventory Payment informed the Seller that they are no longer customers of the Seller or that such products are no longer to be sold to such customer after the Closing Date, but only to the extent that such products are not otherwise Saleable; (iii) any items that are, pursuant to industry or government standards, including, without limitation, USDA standards, out-of-date or

12 17618573v10 that, do not comply with the Contracts pursuant to which such items are to be sold; (iv) any item that has a defective or damaged label, package or case; (v) any special order item that is not designated for a specific sale, to the extent not otherwise Saleable; or (vi) any item that is a frozen product older than eighteen (18) months; provided, however, than any frozen product older than twelve (12) months (such products, “Aged Inventory”) shall only be “Salable” if (A) Seller can provide documentation reasonably satisfactory to Purchaser that such Aged Inventory can be sold no later than six (6) months after Closing and (B) the value of the Aged Inventory is less than six percent (6%) of the value of the Inventory. The Inventory shall be in the amounts substantially consistent with the Seller’s ordinary business practices and at levels substantially consistent with the operation of the Business during the twelve months prior to the Closing. (d) Within sixty (60) days after the Closing Date, Purchaser shall conduct an item-level physical count and inspection of all of the Pre-Closing Inventory purchased thereby to determine the actual Value of Saleable Inventory included in the Pre-Closing Inventory (the “Actual Inventory”). If the Value of the Actual Inventory is more or less than the amount paid by Purchaser to the Seller therefor (such difference, the “Excess” or the “Shortfall”, as the case may be), the Purchaser shall be permitted, at its sole discretion, to either (i) offset against the amount of the subsequent Inventory Payment the amount of the Shortfall (if additional Inventory Payments are then remaining) or (ii) reclaim an amount of the Escrow Amount equal to the Shortfall in accordance with the terms of the Escrow Agreement. In the event of an Excess, Purchaser shall, within five (5) Business Days of such determination pay to the Seller the amount of such Excess in the same manner as the payments under (b) above. 3.11. Accounts Receivable. After the Closing the Purchaser shall use commercially reasonable efforts in the ordinary course of business to collect any outstanding trade accounts receivable of the Seller arising from the Business prior to the Closing Date on the Seller’s behalf and for its account, provided that in no event shall the Purchaser be required to use greater efforts to collect any such accounts receivable than the Seller used with respect thereto prior to the Closing. 3.12 Reasonable Access. Subject to the terms of the Confidentiality Agreement, from and after the date hereof, upon reasonable prior notice, the Seller and its employees, agents and representatives shall (and the Majority Shareholders shall cause the same to) provide to the Purchaser, its employees, agents, counsel, accountants and financial consultants reasonable access during normal business hours to the offices, properties, personnel, customers, suppliers, professional advisors, records, files and other documents and information of or relating to the Purchased Assets or the Business as the Purchaser may reasonably request; provided that such access shall not unduly interfere with the Seller’s operations. Subject to the foregoing, the Seller shall (and the Majority Shareholders shall cause the same to) allow the Purchaser, its employees, agents, counsel, accountants and financial consultants access to a work area within the Seller’s offices and shall allow the copying, at the Purchaser’s expense, of any such records as requested by the Purchaser. 3.13 Conduct of Business by the Seller and Majority Shareholders Pending the Closing. (a) Ordinary Course. The Seller and each Majority Shareholder covenant and agree that, unless the Purchaser shall otherwise consent in writing and except as otherwise set forth herein, between the date hereof and the Closing, the Business shall be conducted only in, and the Seller shall not (and the Majority Shareholders shall cause the Seller and the Affiliated Trucking Companies not to) take any action except in, the ordinary course of the Business and in a manner consistent with past practice, and the Seller will use its commercially reasonable efforts to preserve intact the business organization of the Seller, the Affiliated Trucking Companies and the Business, to keep available the services of the present officers, employees and consultants of the Seller and the Affiliated Trucking Companies and to preserve the present relationships of the Seller and the Affiliated Trucking Companies with customers, suppliers and other Persons with whom the Seller or an Affiliated Trucking Company has business relations.

13 17618573v10 (b) Certain Actions. By way of amplification and not limitation, except as expressly provided for in this Agreement (including, for the avoidance of doubt, Section 3.10 above), the Seller shall not (and the Majority Shareholders shall cause the Seller and the Affiliated Trucking Companies not to), between the date hereof and the Closing, directly or indirectly, do any of the following without the prior written consent of the Purchaser: (i) (A) merge or consolidate with or into another entity; (B) except in the ordinary course of the Business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets leased, used or held for use by the Business; (C) enter into any contract or agreement with an aggregate value in excess of Fifty Thousand and 00/100 Dollars ($50,000.00), except in the ordinary course of the Business and in a manner consistent with past practice; (D) authorize or make any capital expenditures in the aggregate in excess of Fifty Thousand and 00/100 Dollars ($50,000.00); or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 3.13(b)(i); (ii) take any action other than in the ordinary course of the Business and in a manner consistent with past practice (none of which actions shall be unreasonable) with respect to increasing compensation (including bonuses) of any employee or with respect to the grant of any severance or termination pay or with respect to any increase of benefits payable under its severance or termination pay policies in effect in the last twelve (12) months; (iii) make any payments except in the ordinary course of the Business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable under the circumstances), under any Employee Benefit Plan or otherwise to any employee of the Seller or an Affiliated Trucking Company or any other individual, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing; (iv) take any action except in the ordinary course of the Business and in a manner consistent with past practice with respect to, or make any change in, its methods of management, purchasing, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments or collection of accounts receivable); (v) do any act or omit to do any act that would reasonably be expected to cause a breach of any contract, commitment or obligation of the Business, the Seller or an Affiliated Trucking Company; (vi) dissolve and/or liquidate the Seller; (vii) make or guarantee any loan or enter into any transaction with or distribute any assets or property (other than Excluded Assets) to any of its officers, directors, employees, Shareholders or Affiliates (except for base salary paid to employees in the ordinary course of the Business); or (viii) pay or discharge any Excluded Liabilities using any assets of the Seller or an Affiliated Trucking Company, other than cash, including the Purchased Assets. 3.14 No Negotiations. The Seller and each Majority Shareholder covenant and agree that, subject to the termination provisions contained herein, from and after the date hereof, none of the Seller, any Majority Shareholder, any of their respective employees, officers or directors or anyone acting on behalf of either the Seller, an Affiliated Trucking Company or any of such Persons shall, directly or indirectly, solicit, engage in

14 17618573v10 discussions or negotiations with, or provide any information to, any Person or group (other than the Purchaser or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or recapitalization or similar transaction involving the Seller, an Affiliated Trucking Company or the Business (“Acquisition Proposal”). The Seller and each Majority Shareholder hereby represent and warrant that they are not engaged in any Acquisition Proposal activities and are not parties to or bound by any agreement or understanding with respect to an Acquisition Proposal other than the sale to the Purchaser contemplated hereby. 3.15 Supplement to Disclosure Schedules. From time to time prior to the Closing, the Seller shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising (each a "Schedule Supplement"). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 9.1 have been satisfied; provided, however, that if Purchaser has the right to, but does not elect to, terminate this Agreement within three (3) Business Days of its receipt of such Schedule Supplement, then Purchaser shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under Section 6.1 with respect to such matter. 3.16 Removal of Fuel Tank. As soon as practicable after the Closing, the Majority Shareholders shall cause Poiner Realty to, at Poiner Realty’s sole cost and expense, (i) remove from the Headquarters the 6000 gallon diesel fuel tank (the “Fuel Tank”) and (ii) remediate (A) all environmental hazards identified by the third party service provider that removes such tank or (B) all material environmental hazards as reasonably requested by the Purchaser. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MAJORITY SHAREHOLDERS In order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, and subject to the provisions of Article 6, the Seller and each Majority Shareholder, jointly and severally, hereby represents and warrants as follows: 4.1 Incorporation and Authority of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. The Seller is duly qualified as a foreign corporation in all jurisdictions in which the conduct of its businesses or the ownership of its properties requires such qualification. Schedule 4.1 lists all the states where the Seller is so qualified. The Seller has all necessary corporate power and authority to own, lease and operate its respective properties and to conduct the Business as it is currently being conducted. Except as set forth on Schedule 4.1, the Seller does not own, directly or indirectly, any interest in any Person. 4.2 Power and Authority; Due Authorization. The Seller has full corporate power and authority, and each Shareholder has full power, capacity and authority, to execute and deliver this Agreement and each of the Transaction Documents to which the Seller or such Shareholder is or will be a party and to consummate the transactions contemplated hereby and thereby. For purposes hereof, “Transaction Documents” means each of the agreements, documents and instruments referenced in this Agreement to be executed and delivered by the Seller or any Shareholder at or in connection with the Closing, including, without limitation, the Noncompetition Agreements, the Employment Agreements, the Escrow Agreement, the New Lease and the Transition Services Agreement. The board of directors and the Shareholders of the Seller have duly approved and authorized the execution and delivery of this Agreement and each of the Transaction Documents to which Seller or such Shareholder is or will be a party, as appropriate, and the consummation of the transactions

15 17618573v10 contemplated hereby and thereby, and no other proceedings with respect thereto are necessary. Assuming that this Agreement and each of the Transaction Documents constitutes a valid and binding agreement of the Purchaser, this Agreement and each of the Transaction Documents constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Seller or the Shareholders, as the case may be, in each case enforceable in accordance with their respective terms, subject to (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rearrangement, liquidation, conservatorship and other Laws of general application at the time in effect relating to or affecting the rights of creditors generally, including, without limitation, court decisions, general equity principles and the statutory provisions of the Federal Bankruptcy Code, as amended, pertaining to preferential or fraudulent transfers or conveyances; and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). 4.3 Title to Purchased Assets. Except for Permitted Encumbrances, the Seller and each Affiliated Trucking Company has good and valid title to, a valid leasehold interest in or a written license to all of the Purchased Assets free and clear of any and all Encumbrances, and any such leased or licensed Purchased Assets and the owner or lessee of such Purchased Assets are identified on Schedule 4.3. At the Closing, the Seller and Affiliated Trucking Companies will transfer to the Purchaser good and valid marketable title to all of the Purchased Assets free and clear of any and all Encumbrances other than Permitted Encumbrances. Other than the Leased Real Property, all assets and rights relating to the Business are held solely by the Seller or the Affiliated Trucking Companies, and all agreements, obligations, expenses and transactions related to the Business have been entered into, incurred and conducted only by the Seller or the Affiliated Trucking Companies, and no Shareholder or Affiliate of the Seller own or has any rights in or to any of the Purchased Assets or other properties or rights used by the Seller or the Affiliated Trucking Companies in the Business. 4.4 No Conflict; Required Consents. Except for the consents, approvals, authorizations and other actions listed on Schedule 4.4, the execution and delivery by the Seller and the Majority Shareholders of this Agreement and/or the Transaction Documents and the consummation by the Seller and the Shareholders of the transactions contemplated hereby and thereby do not and will not: (a) require the consent, approval or action of, or any filing or notice to, any Person, including any public, governmental or judicial authority; (b) violate the terms of any material instrument, document or agreement to which the Seller or any Shareholder is a party, or by which the Seller or any Shareholder or the property of the Seller (including the Purchased Assets) or any Shareholder is bound, or be in conflict with, result in or constitute (upon the giving of notice or lapse of time or both) a breach or default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of the Seller (including the Purchased Assets) or any Shareholder; (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to the Seller, any Shareholder, the Purchased Assets or the Business; (d) violate the articles of incorporation (or equivalent formation document) or bylaws (or equivalent governing documents) of the Seller or any of the Shareholders or any other company agreement of or relating to the Seller or the capital stock thereof; or (e) result in the creation of any Encumbrance upon any of the Purchased Assets. The Seller is not subject to or a party to, nor are the Purchased Assets subject to, any Encumbrance, mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or other restriction of any kind or character that would prevent or hinder the continued operation of the Business by the Purchaser after the Closing on substantially the same basis as theretofore operated. 4.5 Ownership. The Shareholders are the sole record and beneficial owners of all of the issued and outstanding capital stock of the Seller in such amounts as set forth on Schedule 4.5. No Person other than the Shareholders has any direct or indirect beneficial or record interest in the capital stock of the Seller. The duly elected officers and directors of the Seller are set forth on Schedule 4.5. 4.6 Compliance with Laws. The Business and the Seller are and have been at all times since January 1, 2019, in material compliance with all applicable Laws, including those promulgated or issued by the Department of Labor, the Office of Federal Contract Compliance Program, U.S. Customs and Border

16 17618573v10 Protection, the Occupational Safety & Health Administration, the Food and Drug Administration, the United States Department of Agriculture, the Securities Exchange Commission and the Department of Homeland Security (“DHS”). Neither the Seller nor the Majority Shareholders has received notice of any noncompliance with the foregoing or is aware of any basis therefor. Without limiting the preceding two sentences: (i) no director, Majority Shareholder, officer, employee, or, to the Seller’s knowledge, agent of Seller is an official, agent, or employee of any government or governmental agency or political party or a candidate for any political office; (ii) none of such Persons has, directly or indirectly, in the name of, on behalf of, or for the benefit of the Seller, offered, promised, authorized to pay or paid any compensation or given anything of value to, any official, agent or employee of any government or governmental agency, or to any political party or officer, employee or agent thereof which would violate or contravene any applicable Law; and (iii) the Seller has at all times complied with the Foreign Corrupt Practices Act in all respects. Seller is not employing anyone who is restricted from employment without approval by the United States Department of Agriculture (“USDA”), and Seller has never posted a bond with the USDA to employ anyone. Except as set forth on Schedule 4.6, there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, notice of investigation, proceeding, notice or demand letter pending, or, to the knowledge of the Seller, threatened, and, to the knowledge of the Seller, there is no investigation pending, against the Seller by the USDA. 4.7 Licenses and Permits. The Seller holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations (“Licenses”) listed on Schedule 1.1(e), and such list constitutes all of the material Licenses necessary or appropriate for the use or ownership of any of the Purchased Assets, any part of the Leased Real Property or the operation of the Business. Neither the Seller nor the Majority Shareholders has received within the thirty-six (36) months preceding the date hereof notice of any actual or potential violations (or warnings thereof) in respect of any such Licenses. No proceeding is pending or, to the knowledge of the Seller, threatened, which seeks revocation or limitation of any such Licenses. 4.8 Financial Information; No Undisclosed Liabilities. (a) Books and Records; Historical Financials. The books of account and related records of the Seller are true, correct and complete and fairly reflect in reasonable detail its assets, liabilities and actual, bona fide transactions related to the Business as conducted by the Seller. Prior to the date hereof, the Seller has made available to the Purchaser true, correct and complete copies of the statements of assets, liabilities and equity and the related statements of revenues, expenses and retained earnings of the Seller for the years ending December 31, 2019, December 31, 2020, and December 31, 2021, including in each case the notes thereto (the “Historical Financials”). The Historical Financial Statements were derived from and are consistent with Seller’s books and records. (b) No Undisclosed Liabilities. There are no liabilities or obligations of the Seller or the Business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, except for those that incurred in the ordinary course of the Business, since January 1, 2019, consistent with past practice, none of which individually or in the aggregate would have a Material Adverse Effect. For purposes hereof, “Material Adverse Effect” means any effect that is or would reasonably be expected to be materially adverse to the operations, properties (including intangible properties), financial condition, assets, liabilities or regulatory status of the Seller, the Purchased Assets, the Leased Real Property or the Business, taken as a whole, excluding any effect that arises (A) from changes in economic or market conditions generally, (B) solely from the announcement or performance of the transactions contemplated by this Agreement, or (C) from changes in any Law, rules or regulations of general applicability or interpretation thereof by any governmental authority; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, arising out of or attributable to: (i) conditions generally affecting the industries in which the Seller’s Business operates, including without limitation wage inflation across the trucking industry; (ii) monetary inflation, or any changes in financial, banking or securities markets in general; (iii) acts of war (whether or not

17 17618573v10 declared), armed hostilities, terrorism, or the escalation or worsening thereof; (iv) any changes in applicable Laws or accounting rules (including rules accordance with generally accepted accounting principles in the United States (“GAAP”) or the enforcement, implementation or interpretation thereof; (v) the announcement, pendency or completion of the transactions contemplated by this Agreement; (vi) any natural or man-made disaster or acts of God; or (vii) any epidemics, pandemics, disease outbreaks, or other public health emergencies, including without limitation, the COVID-19 virus and its current or future permutations, whether known or unknown; or (viii) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, that any change, effect, event, occurrence, state of facts or development set forth in the immediately preceding clauses (i) – (vii) of this definition shall be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect on the business, financial condition or results of operations of the Business to the extent such change, effect, event, occurrence, state of facts or development has a disproportionate impact on the Business relative to other Persons in the industry in which the Business operates. (c) No Insolvency. Seller is not, and has never been during the twelve (12) months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. §101(32). Seller has paid and is continuing to pay its debts as they become due. 4.9 Tax Returns and Payments. (a) Tax Returns and Payments. (i) All Tax Returns required to be filed by or on behalf of the Seller since January 1, 2019, have been duly and timely filed with the appropriate Taxing Authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes payable by or on behalf of the Seller (whether or not shown on a Tax Return) have been fully and timely paid, and adequate reserves or accruals for any unpaid Taxes have been provided for on the Historical Financials with respect to any tax period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with the Internal Revenue Service (“IRS”) or any other Taxing Authority by or on behalf of the Seller and no power of attorney with respect to any Tax matter is currently in force; and (iv) no written claim has ever been made by any Tax Authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to Tax in that jurisdiction. All applicable sales Taxes, to the extent due, were paid by the Person required to collect such Taxes when the Purchased Assets were acquired by the Seller. (b) Withholding Taxes. The Seller has complied with all applicable Laws relating to the payment and withholding of Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, including, without limitation, all information reporting, backup withholding, and maintenance of required records with respect thereto. Seller has not received any notice of any obligation to pay any employment taxes owed or allegedly owed with respect to the Current Employees. (c) Examinations. All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Taxing Authority of the Tax Returns of or covering or including the Seller have been fully paid, and, to the knowledge of the Seller, there are no other audits or investigations by any Taxing Authority in progress, nor has the Seller received any notice from any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination that, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

18 17618573v10 (d) Consolidated Returns; Tax Sharing Agreements. The Seller has never been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income Tax Return, nor does the Seller have any liability (whether known or unknown, asserted or unasserted, liquidated or unliquidated, and whether due or to become due) for the Taxes of any Person under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise. The Seller is not a party to a Tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it has an obligation to indemnify another Person with respect to Taxes. (e) Tax Rulings. Seller is not subject to any private letter ruling of the IRS or any ruling or binding agreement with any Tax Authority that could impact Seller’s liability for Taxes or Seller’s Tax attributes for any Tax period (or portion thereof) that ends after the Closing Date. (f) S Corp Status. The Seller has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence. (g) No Tax Liens. There are no Liens for Taxes (other than statutory Liens for Taxes which are not yet due and payable), nor are there any Liens for Taxes which are pending or threatened, against the assets of the Seller or the Purchased Assets. 4.10 Diverse Supplier/Minority Business Enterprise Requirements and Goals. The Seller’s Contracts do not include and the relationships do not otherwise subject any Seller to (whether expressly or by reference to any other Contract, policy, procedure, guideline, goal, objective, or Law) any diverse supplier, minority business enterprise or similar provisions. Neither the Seller nor the Majority Shareholders has any reason to believe that they were engaged to satisfy goals or guidelines of any Contract party for diversity or business with minority enterprises. 4.11 Assigned Assets and Vehicles. Schedule 1.1(a) and Schedule 1.1(f) are true, correct and complete lists of all of the trucks, tractors, trailers, vehicles, scissor lifts, fork lifts, scales, storage units, appliances, furniture, tools, fixtures (including any dry area racking), machinery, ice machines, equipment, communications equipment, hardware and software having a fair market value in excess of $5000, used or held for use by the Seller or the Affiliated Trucking Company to the operation of the Business by the Seller or the Affiliated Trucking Companies (collectively, the “Assigned Assets and Vehicles”), and each such schedule identifies the Seller or Affiliated Trucking Company that owns or holds the rights to use such Assigned Assets and Vehicles. Each of the Assigned Assets and Vehicles listed on Schedule 1.1(a) and Schedule 1.1(f) is in good operating condition and repair, normal wear and tear excepted, is fit for use in the ordinary course of business as historically conducted by the Seller and, to the knowledge of the Seller, is free of material defects, except as set forth on Schedule 4.11. The Seller and the Affiliated Trucking Companies have properly maintained and repaired in all material respects the Assigned Assets and Vehicles listed on Schedule 1.1(a) and Schedule 1.1(f) in the ordinary course of its Business. 4.12 Intellectual Property. (a) Schedule 1.1(b) lists the following Owned Intellectual Property owned by the Seller: (i) all United States and foreign issued patents (including design and utility patents), and pending applications relating to the foregoing; (ii) all registered trademarks, registered service marks and trademark and service mark applications; (iii) all registered copyrights and copyright applications and all renewals and extensions; (iv) all domain name registrations ((i) through (iv), collectively, the “Registered Intellectual Property”). To the extent applicable with respect to any of the Registered Intellectual Property, Schedule 1.1(b) also lists the jurisdiction in which such Registered Intellectual Property been registered or filed and the applicable registration or serial number of the owner thereof, as applicable. To the knowledge of the Seller, all Owned Intellectual Property is valid and enforceable. No Registered Intellectual Property has been abandoned, and,

19 17618573v10 where applicable, any renewal and maintenance fees or other fees payable in respect of the Registered Intellectual Property and due before the Closing have been paid in full through the Closing. Seller does not own any proprietary or custom-made software. (b) The Seller owns or has a valid, exclusive right (evidenced in a writing made available to Purchaser) to use all of the Intellectual Property used in or necessary to operate the Business. The Seller is the sole owner of all Owned Intellectual Property identified on Schedule 1.1(b), free and clear of all Encumbrances except for Permitted Encumbrances. (c) No current or former officer, director, Majority Shareholder, employee, consultant, agent or other representative of the Seller owns or, to the Seller’s knowledge, claims any personal rights in (nor has any of them made application with respect to) any of the Intellectual Property used in the operation of the Business. Except as required by filing, issuance and registration activities, the Seller has taken all reasonable actions necessary to safeguard the confidentiality of trade secrets. (d) There are no pending or, to the knowledge of the Seller, threatened actions, lawsuits, administrative charges, proceedings or investigations by any Person against the Seller relating to the use by the Seller or the Business of any Intellectual Property used in the Business or challenging the Seller’s ownership of (solely with respect to the Owned Intellectual Property) or rights to use such Intellectual Property. The Seller is not involved in any actions, lawsuits, administrative charges, proceedings or investigations initiated by or on Seller’s behalf relating to any Intellectual Property used by Seller or the Business in the operation of the Business. To the knowledge of the Seller, there has been no infringement or misappropriation by third parties of any Intellectual Property used by the Seller or the Business in the operation of the Business. (e) To the knowledge of Seller, neither the Seller nor the Business has (i) infringed upon, misappropriated or violated any Intellectual Property rights of any third party or (ii) received any written charge, demand letter, complaint, claim or notice (including an offer to license) alleging any such infringement, misappropriation or violation. (f) Upon the consummation of the transactions contemplated by this Agreement, the Transaction Documents and the Purchaser Transaction Documents and compliance with applicable Laws as to the assignment of such Intellectual Property, the Purchaser will have obtained all rights of the Seller to own (in the case of the Owned Intellectual Property), license or otherwise exclusively and validly use (in the case of all other Intellectual Property used by the Seller or the Business) all Intellectual Property used by the Seller or the Business in the operation of the Business. 4.13 Food Safety Matters. Since January 1, 2019, neither the Seller nor the Majority Shareholders has received any written notice, or to the knowledge of the Seller any oral notice, from any Person of any claim or potential claim against it relating to bodily injury, death or other disability caused by the products sold by the Seller, and to the knowledge of the Seller, there are no facts or circumstances which would cause a Person to reasonably believe any such claim or potential claim exists or is likely to occur. To the knowledge of the Seller, no product distributed or sold by the Seller would have warranted legal action by any governmental authority so that a product recall or post-sale warning should have occurred or did, in fact, occur. The Seller and, to the knowledge of the Seller, its suppliers are, and at all times since January 1, 2019, have been, in material compliance with all applicable Laws related to the purchase, preparation, labeling, storage, handling, maintenance, distribution and sale of food products, including under the applicable provisions of the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act of 1906, the Poultry Products Inspection Act of 1957, the Organic Foods Production Act of 1990, the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, and the Country of Origin Labeling requirements. Neither the Seller nor the Majority Shareholders has received any written notice, or to the knowledge of the Seller any oral notice, from any

20 17618573v10 governmental authority or other Person of any violation of any such applicable Laws, and to the knowledge of the Seller, there are no facts or circumstances which would cause a Person to reasonably believe any such violation or potential violation exists or is likely to occur. The Seller has at all times since January 1, 2019, maintained, good industry standards with respect to the handling, packaging, maintenance, storing, labeling and distribution of food products and have complied in all material respects with the terms and conditions of all Contracts with respect to such matters. 4.14 Contracts. Schedule 4.14 sets forth a true and complete list of all Material Contracts. “Material Contracts” means each Lease and each other Contract (a) that involves aggregate payments by or to the Seller in excess of $25,000, (b) that contains a covenant by the Seller not to compete or any other covenant that materially restricts the operation of the Business after the Closing, (c) that is with any governmental entity, agency or instrumentality, or (d) is otherwise material to the ownership and/or operation of the Business. “Contract” means any written contract, agreement, lease or other instrument to which the Seller is a party or to which the Purchased Assets are subject or bound, including without limitation, agreements with distributors, vendors, suppliers, customers, employees and independent contractors, but excluding purchase orders made or received in the ordinary course of the Business to or from the Seller’s customers or suppliers. Prior to execution of this Agreement, the Seller has made available to the Purchaser true, correct and complete copies of the written Material Contracts and written descriptions of the terms of any Material Contracts, including any and all amendments thereto. To the knowledge of the Seller, the Material Contracts are valid, legally binding and enforceable against all parties thereto, including the Seller, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship and other Laws of general application in effect affecting creditors’ rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither the Seller nor, to the Seller’s knowledge, any other party to any of the Material Contracts is in breach of, or in default under, any of the Material Contracts; and no event has occurred or failed to occur which, (i) with the giving of notice or lapse of time, or both, would constitute a default by the Seller or any other party to any of the Material Contracts thereunder or (ii) gives any other party to any of the Material Contracts the right to terminate such Material Contract. Except as set forth on Schedule 4.14, the assignment of any of the Assigned Contracts to the Purchaser in accordance with this Agreement will not constitute a breach or violation of any such Assigned Contract. There are no negotiations pending nor, to the knowledge of the Seller, threatened or requested with respect to, nor any outstanding rights to renegotiate, any Assigned Contracts or to materially reduce the volume or character of business currently conducted thereunder. 4.15 Litigation; Judgments. Schedule 4.15 sets forth a complete and accurate list and brief description of any and all actions, administrative charges, proceedings or investigations involving the Seller, the Purchased Assets, or the Business before any court, tribunal, alternative dispute resolution forum or governmental body that are currently pending or were outstanding at any time during the three (3) years prior to the date hereof. Except as set forth on Schedule 4.15, there is no action, administrative charge, proceeding or investigation pending with respect to or, to the knowledge of the Seller, threatened against or involving the Seller, the Purchased Assets or the operation of the Business, nor is there any action or proceeding pending or, to the knowledge of the Seller, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, or which is reasonably likely to adversely affect the Business or the Purchased Assets or the Seller’s or a Majority Shareholder’s ability to consummate the transactions contemplated by this Agreement, the Transaction Documents or the Purchaser Transaction Documents. The Seller is not subject to any judgment, order or decree entered in any lawsuit or other type of proceeding relating to the Purchased Assets or the operation of the Business. 4.16 Insurance. Schedule 4.16 lists all of the insurance policies maintained by the Seller, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance provided by such policy, the expiration date of the policy, the dollar limit of the policy, and the annual premiums for such policy. Seller will maintain its insurance policies in full force and effect through the end of the

21 17618573v10 Transition Period. The Seller is not in default or breach with respect to any provision contained in any insurance policies maintained thereby, and the Seller has not failed to give any notice or to present any claim thereunder in due and timely fashion. There are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such insurance policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Majority Shareholders, the Seller or any of their respective Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such insurance policies. The insurance policies are sufficient for compliance of the Business with all applicable Laws and contracts to which the Seller is a party or by which it or its assets are bound in connection with the ownership, operation or management of Business as currently conducted. 4.17 Employees; Union; Labor. The Seller and each Affiliated Trucking Company is in compliance in all material respects with all applicable Laws relating to the employment of labor. Except as could not reasonably be expected to result in a material liability to the Seller or an Affiliated Trucking Company, the Seller or each Affiliated Trucking Company has classified all individuals who perform services for the Seller or such Affiliated Trucking Company correctly, in accordance with the terms of each Employee Benefit Plan and ERISA, the Code, the Fair Labor Standards Act and all other applicable Laws, as employees, independent contractors or leased employees, and neither the Seller nor any Affiliated Trucking Company has received notice to the contrary from any Person (including any governmental authority). There are no actions, lawsuits, administrative charges, proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any Affiliated Trucking Company before the U.S. Equal Employment Opportunity Commission or any federal, foreign, state or local court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor. Neither the Seller nor any Affiliated Trucking Company has experienced any work stoppages or slowdowns due to labor disagreements and, to the Seller’s knowledge, none are threatened. To the Seller’s knowledge, no union organizing activities are pending or threatened against the Seller or any Affiliated Trucking Company, and no such activities have occurred in the past. Neither the Seller nor any Affiliated Trucking Company is a party to any collective bargaining agreement or any other contract, written or oral, with any trade or labor union or other labor organization or any other collective bargaining relationship. Neither the Seller nor any Affiliated Trucking Company has ever implemented any employee layoffs without complying with the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar Laws. Schedule 4.17 lists, effective as of the date of this Agreement, each individual employee, consultant, independent contractor, officer and director of the Seller and each Affiliated Trucking Company, any written agreement with such person and such Person’s name; location; title; date of hire; active or inactive status (including type of leave, if any); employment status (i.e., full-time, part- time, temporary); exempt or non-exempt status under the Fair Labor Standards Act; current annual base salary or hourly wage compensation; and target bonus/commission compensation and total compensation for the prior year and current year to date. All employees of the Seller and each Affiliated Trucking Company are employees- at-will. The current employees and contractors of the Seller constitute all personnel necessary for the operation of the Business consistent with past practices of the Seller and the Affiliated Trucking Companies. 4.18 Benefit Plans and ERISA. (a) Employee Benefit Plans. Schedule 4.18(a) sets forth a complete list of each “employee benefit plan” (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other material bonus, compensation, deferred compensation, stock option, stock purchase, fringe benefit, post-retirement, scholarship, sick leave, vacation, individual employment, payroll practice, or retention plan, agreement, policy or arrangement (each, an “Employee Benefit Plan”) that is currently in effect or that has been approved for the benefit of current or former employees or directors of, or any other persons performing services for, the Seller, each Affiliated Trucking Company or their respective beneficiaries (“Business Employees”) or with respect to which the Seller, any Affiliated Trucking Company or any “ERISA Affiliate” (defined to include, with respect to the Seller or any Affiliated Trucking Company, any trade or

22 17618573v10 business, whether or not incorporated, other than the Seller or an Affiliated Trucking Company, which has employees who are or have been treated pursuant to Section 4001(a)(14) of ERISA or Section 414 of the Code as employees of a single employer which includes the Seller or any Affiliated Trucking Company) has or has had any obligation on behalf of any Business Employee. Except as otherwise set forth on Schedule 4.18(a), neither the Seller, any Affiliated Trucking Company, nor any of their respective ERISA Affiliates has maintained or contributed to any plan subject to Title IV of ERISA or the minimum funding standards of Section 412 of the Code or Section 302 of ERISA. (b) Except as otherwise set forth on Schedule 4.18(b), (i) each of the Employee Benefit Plans that is intended to be qualified under Section 401(a) of the Code, is so qualified, has received current favorable determination letter, or is the adoption of a prototype or volume submitter plan, as the case may be, subject to an opinion or advisory letter from the IRS, and nothing has occurred that could reasonably be expected to affect the qualified status or qualification of any such Employee Benefit Plan and (ii) the Employee Benefit Plans comply in form and in operation in all material respects with their terms and with the requirements applicable Law, including the Code and ERISA. (c) Post-Closing Liabilities. Neither the Purchaser nor Parent, as a result of the transactions contemplated by this Agreement (or any employment by the Purchaser of Business Employees) shall: (i) become liable for any contribution, Tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other type of liability or expense of the Seller or of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan, or any Employee Benefit Plan sponsored, maintained or contributed to by an ERISA Affiliate (including predecessors thereof) (assuming a definition of “Employee Benefit Plan” such as that provided in Section 4.18(a) hereof were applicable to ERISA Affiliates) (each such Employee Benefit Plan for an ERISA Affiliate being an “ERISA Affiliate Employee Benefit Plan”) including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the Pension Benefit Guaranty Corporation, or liabilities under Section 412 of the Code or Section 302(a)(2) of ERISA; or (ii) be or become a party to any Employee Benefit Plan or any ERISA Affiliate Employee Benefit Plan. (d) COBRA; FMLA. The Seller, each Affiliated Trucking Company, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan “sponsor” or “administrator” (within the meaning of Section 3(16) of ERISA) has complied in all material respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and all applicable state Laws regarding the continuation of group health plan coverage (such federal and state statutory provisions are referred to herein collectively as “COBRA”). Schedule 4.18(d) lists the name of each Business Employee who has experienced a “Qualifying Event” (as defined in COBRA) with respect to an Employee Benefit Plan and whose maximum period for continuation coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual has already elected COBRA continuation coverage and, for any individual who has not yet elected continuation coverage, the date on which such individual was notified of his or her rights to elect continuation coverage. Schedule 4.18(d) also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended (“FMLA”)) and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise. Schedule 4.18(d) also lists the name of each Business Employee who is on a leave of absence and whose reemployment is governed by the Uniformed Services Employment and Reemployment Rights Act of 1994.

23 17618573v10 (e) Multiple Employer Arrangements. Neither the Seller nor any Affiliated Trucking Company has had any obligation to contribute to or provide benefits pursuant to, or any other liability of any kind (fixed or contingent) with respect to, (i) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (ii) a “plan maintained by more than one employer” (within the meaning of Section 413(c) of the Code), or (iii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (iv) any common law theory of joint, dual or multiemployer liability. 4.19 Immigration Matters. (a) IRCA Compliance. The Seller and each Affiliated Trucking Company has made good faith efforts to comply with all provisions of the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder (“IRCA”). (b) IRCA Compliance as to Current Employees. Without limiting the generality of Section 4.19(a) above, the Seller and each Affiliated Trucking Company has made good faith efforts to comply with those provisions of IRCA requiring that it reverify the employment eligibility of all current employees who listed expiration dates for their employment eligibility on Form I-9 or who presented certain employment eligibility documents to the Seller or such Affiliated Trucking Company with expiration dates. (c) IRCA Compliance as to Former Employees. Without limiting the generality of Section 4.19(a) above, the Seller and each Affiliated Trucking Company has made good faith efforts to comply with those provisions of IRCA requiring that it maintain copies of Forms I-9 completed by former employees, including copies of the verification documents presented by those former employees (if the Seller or such Affiliated Trucking Company made such copies), for three (3) years after the date of each such employee’s hire or for one (1) year after the date each such employee’s employment ended, whichever date is later. (d) Nonimmigrant Visa Status. Schedule 4.19(d) contains a substantially complete list of all employees of the Seller and each Affiliated Trucking Company working who are permanent residents and US citizens as well as those under DHS authorization in nonimmigrant visa status, including specific reference to each such employee’s nonimmigrant classification, the exact date (month/day/year) each such employee’s current nonimmigrant status expires, and any steps taken by the Seller or such Affiliated Trucking Company to extend, amend, or change each such employee’s current nonimmigrant status. Schedule 4.19(d) also contains a true and complete list of all other individuals for whom the Seller and each Affiliated Trucking Company is currently seeking to obtain nonimmigrant visa status, including specific reference to each such individual’s intended nonimmigrant classification and any steps taken by the Seller or such Affiliated Trucking Company to obtain such status on behalf of those individuals. Schedule 4.19(d) also includes the list of US permanent residents and Citizens with actions required to comply with I-9 form requirements. The Seller and each Affiliated Trucking Company has used best efforts to make all immigration records pertaining to those employees and individuals available to the Purchaser. (e) No Notices. The Seller and each Affiliated Trucking Company has endeavored to only employ individuals authorized to work in the United States. Neither the Seller, nor any Affiliated Trucking Company nor any Shareholder has received written notice of any inspection, investigation, proceeding, or enforcement action relating to the Seller’s or any Affiliated Trucking Company’s alleged noncompliance with or violation of IRCA, nor has the Seller or any Affiliated Trucking Company been warned, fined, or otherwise penalized by reason of any failure to comply with IRCA or for any willful violation of any other immigration Law. (f) Social Security “No Match” Letters. The Seller and each Affiliated Trucking Company has performed reasonable due diligence in response to any and all “no-match letters” that it has received from the U.S. Social Security Administration (“SSA”). The Seller and each Affiliated Trucking

24 17618573v10 Company has made available to the Purchaser any and all “no-match letters” which the Seller or such Affiliated Trucking Company has received from the SSA and copies of any and all documentation evidencing that it performed reasonable due diligence in response to its receipt of any and all such “no-match letters.” (g) No Liability Arising from Closing. The Closing will not give rise to any liability for the failure of the Seller or any Affiliated Trucking Company to properly complete, update or maintain Forms I- 9 or for the employment of individuals not authorized to work in the United States. 4.20 Broker Fees and Expenses. Neither the Seller nor any Shareholder has retained or utilized the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any Person for or on account of the transactions contemplated hereby. Neither the Purchaser nor any of its Affiliates has or will have any obligation to pay any such fees or commissions or other amounts to such Person. 4.21 Absence of Material Changes. Since January 1, 2022: (a) there has not been any Material Adverse Effect; (b) the Seller has not lost (or received written notice that it may lose) any customers, distributors or suppliers with which the Seller has or had significant business relations exceeding $50,000 annually, and has not received written notice that any such customers, suppliers or distributors plan to materially reduce the volume or character of business conducted with the Seller by an amount exceeding $50,000; (c) the Seller and, to the Seller’s knowledge, each Affiliated Trucking Company has operated the Business in the ordinary course and has not sold, assigned or transferred any assets, except in the ordinary course of the Business consistent with past practice; (d) the Seller or an Affiliated Trucking Company has not mortgaged or pledged, or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other Encumbrance of any nature whatsoever (other than Permitted Encumbrances), the Purchased Assets, or affected any ownership of the issued and outstanding equity securities of the Seller; (e) there has been no amendment, termination, or waiver of any right of the Seller under any contract, governmental license or permit that may have a Material Adverse Effect on the Purchased Assets, the Business or any ownership of the Seller’s issued and outstanding equity securities; (f) The Seller has not, directly or indirectly: (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim in respect of the Purchased Assets or the Business; (ii) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim; (iii) made any material changes in the Seller’s customary methods of operation, including practices and policies relating to accounting, purchasing, marketing, selling or payment of trade creditors; (iv) except in respect of ordinary trade payables, incurred any indebtedness or guaranteed any indebtedness exceeding $100,000, except for borrowings under existing loans or lines of credit in the ordinary course of the Business consistent with past practice;

25 17618573v10 (v) issued or sold any of its stock, notes, bonds or other securities, or any option, warrant or other rights to purchase the same; (vi) taken any action other than in the ordinary course and in a manner consistent with past practices (none of which actions has been unreasonable or unusual) with respect to increasing the compensation of any employee of the Seller or with respect to the grant or increase of any severance or termination pay to any such individual (otherwise than as disclosed to the Purchaser in writing prior to the date hereof); or (vii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.21. 4.22 No Affiliation. Neither the Seller nor any Affiliated Trucking Company is now or has ever been an Affiliate of or in any way associated with the entity “Sealand Food, Inc.”, a Virginia corporation located at 11128 Henderson Road, Fairfax Station, Virginia 22039. 4.23 Certain Arrangements. Except as set forth in Schedule 4.23 and except as expressly contemplated by this Agreement or the Transaction Documents, no Related Party: (a) has or on the Closing Date will have any contractual or other claim, express or implied, of any kind whatsoever against the Business or any of the Purchased Assets; (b) has or on the Closing Date will have any interest in the Business or any of the Purchased Assets; (c) is or on the Closing Date will be engaged in any other transaction with the Business or with respect to any of the Purchased Assets; or (d) has or on the Closing Date will have any direct or indirect ownership interest in any Person with which the Seller or the Business has a material business relationship. As used herein, “Related Party” means (i) any parent or subsidiary (direct or indirect) or division of the Seller, (ii) any Shareholder, (iii) any employee, officer, manager or director of the Seller or any parent or subsidiary (direct or indirect) of the Seller, (iv) any immediate family member of any of the members, shareholders, employees, officers, managers or directors or Affiliates of any of the foregoing. As used herein, “Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such first Person. A Person will be deemed to “Control” another Person if such first Person has the power, directly or indirectly, to direct or cause the direction of the management and policies of such other Person, whether through ownership of securities, by contract or otherwise. Except for the Leased Real Property, no assets used in the operation of the Business are or will be owned, leased or licensed by Related Party. 4.24 Hazardous Substances. For purposes of this Agreement: (i) “Environmental Laws” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and all other applicable federal, state, county, municipal, administrative or other laws, ordinances, rules, regulations and requirements or common law doctrines pertaining to environmental, health, safety or ecological conditions, along with any regulations, orders, binding written interpretations or policies promulgated or issued thereunder; (ii) “Hazardous Material” means (A) any “hazardous substance”, “hazardous waste” or “hazardous material” defined as such in (or for purposes of) any Environmental Law; (B) petroleum, including any fraction thereof, and any petroleum product; (C) mold, radon, asbestos or any other potentially harmful indoor pollutant; and (D) any other substance, regardless of physical form, that is subject to any law or common law doctrine regulating, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, or property; provided that “Hazardous Material” shall not be deemed to include substances, such as cleaning supplies, customarily used in the operation of the Business, kept in such quantities as are customarily found in businesses similar to the Business provided the same are used, stored and disposed of in all material respects in accordance with all laws regulating the same and that the Seller has not incurred any potential or actual liability as a result of Release or disposal of such material; and (iii) “Release” means any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, disposal,

26 17618573v10 discharge, leaching, or migration into any media, whether soil, surface water, ground water, air or any combination of the foregoing, and the movement of any Hazardous Material through any media. (a) Neither the Seller nor, to the knowledge of the Seller, any current or prior owner, user or occupant of any part of the Leased Real Property, has conducted or authorized the use, generation, transportation, storage, handling, treatment, or Release of any Hazardous Material on any part of the Leased Real Property in a manner that would subject either the Seller or the Purchaser to any liability. (b) During the Seller’s leasing and occupancy any part of the Leased Real Property, and, to the knowledge of the Seller, with respect to any period prior thereto, there has been no Release of any Hazardous Material on any part of the Leased Real Property in a manner that would subject either the Seller or the Purchaser to any liability. (c) Since January 1, 2019, neither the Seller nor the Majority Shareholders has received any notice, and to the knowledge of the Seller, no governmental authority or any employee or agent thereof has determined or threatens to determine, that there exists a violation of any Environmental Law at any part of the Leased Real Property or that either the Seller or the Leased Real Property has incurred or is subject to any liability under any Environmental Law, nor does the Seller have knowledge of any facts or circumstances that would reasonably lead such Person to believe that any person or governmental authority may allege any of the foregoing. (d) Since January 1, 2019, neither the Seller nor the Majority Shareholders have received notice of any (i) claim or (ii) pending litigation, investigation or proceeding before any court or any governmental or administrative body in which it is alleged with respect to any part of the Leased Real Property that there has been any on-site or off-site Release or the arranging for disposal of any Hazardous Material nor does the Seller have knowledge of any facts or circumstances that would reasonably lead any such Person to believe that any person or governmental authority may allege any of the foregoing. (e) There are no agreements between the Seller or any Shareholder and any person, entity, or governmental body or agency (federal, state or local) relating in any way to (i) the presence, Release, threat of Release, storage, or treatment of any Hazardous Material with respect any part of the Leased Real Property or (ii) payment or reimbursement to any person, entity or governmental authority for any such Release. (f) There are no Environmental Laws applicable to any part of the Leased Real Property that would require the Seller, any owner of the Leased Real Property or any other Person to obtain the approval of or provide notice to any governmental authority (which has not been obtained or provided) as a condition to the consummation of the transactions contemplated hereby. (g) Since January 1, 2019, the Seller has operated each part of the Leased Real Property in material compliance with all applicable Environmental Laws. (h) The Seller, the Purchased Assets and any part of the Leased Real Property have all Licenses required under the Environmental Laws, including, but not limited to, all Licenses relating to the treatment or discharge of process water or waste water, registrations for underground storage tank systems, and all equipment necessary to allow each part of the Leased Real Property, the Business and the Purchased Assets to operate in compliance with all applicable Environmental Laws, and have complied with all such Licenses in all material respects. (i) Neither the Seller nor any part of the Leased Real Property has incurred any liability or obligation under the Environmental Laws or otherwise pertaining to any Hazardous Material that remains unresolved.

27 17618573v10 (j) There are not currently nor, to the knowledge of the Seller, have there ever been on any part of the Leased Real Property any underground storage tanks that would subject either the Seller or the Purchaser to liability. (k) Neither Majority Shareholder, nor Seller or, to the knowledge of the Seller, no part of the Leased Real Property, has incurred any liability resulting from the Release or the arrangement for disposal of any Hazardous Material either at any part of the Leased Real Property or at the property of any third party. (l) The Seller and the Majority Shareholders have made available to the Purchaser or its Affiliates copies of all documents, reports or tests with respect to the compliance of the Business, any part of the Leased Real Property or any of the Purchased Assets with the Environmental Laws or the presence of any Hazardous Material on any part of the Leased Real Property (“Environmental Reports”) that were (i) prepared for the Seller or the Majority Shareholders or (ii) prepared for other parties and are in the possession of the Seller or the Majority Shareholders. There are no Environmental Reports. (m) To the knowledge of the Seller, there is no construction debris or other debris buried on any part of the Leased Real Property that is contaminated with Hazardous Material 4.25 Leased Real Property. (a) Schedule 4.25(a) contains a true, complete and correct list of the real property (including the address, landlord and tenant for such property) leased, subleased or licensed by the Seller or with respect to which the Seller has the right to use, occupy or access pursuant to real property agreements, including easements, rights of way or other similar real property agreements (the “Leased Real Property”), and the agreements pursuant to which the Leased Real Property is leased, subleased or licensed (the “Leases”). Except as set forth on Schedule 4.25(a), (i) the Seller has not leased, subleased, licensed or otherwise granted to any Person the right to use or occupy the Leased Real Property or any portion thereof, (ii) the Seller is not a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein and (iii) each part of the Leased Real Property is used or held for use exclusively in connection with the Business. (b) The Leased Real Property is in good condition and repair, ordinary wear and tear excepted, and have been properly repaired and maintained by the Seller or the owner of the Leased Real Property in the ordinary course of business. The Seller has a valid, enforceable and exclusive right to use and occupy each part of the Leased Real Property. True, complete and correct copies of the Leases (including, for the avoidance of doubt, amendments and modification thereto) have been provided to Purchaser prior to the date hereof. Neither the Seller nor the Majority Shareholders has received written notice of any special assessment any or any condemnation, eminent domain or similar proceeding relating to the Leased Real Property or any portion thereof and, to the Seller’s knowledge, there is no pending or threatened special assessment, condemnation, eminent domain or similar proceeding with respect thereto. 4.26 Cost-Plus Contract Claims; Most Favored Nation. The Seller is not a party to any contract with its customers pursuant to which the pricing of products sold to the customer thereunder is determined based upon the cost to the Seller of such goods sold thereunder (“Cost-Plus Contracts”). There does not exist under any contract with the customers of the Seller with any basis, regardless of the giving of notice or the lapse of time or both, for a claim by the customer with respect to how the cost of products is calculated thereunder or with respect to the pricing of products sold to such customers thereunder (“Cost-Plus Contract Claims”). The Seller is not a party to any agreement or arrangement with any customer of its Business that provides that such customer shall be sold products or services at the lowest price the Seller charges its customers for any such products or services or which contains any other “most favored nation” or similar clause and is not party to any

28 17618573v10 agreement or arrangement with a supplier or vendor with an analogous provision “most favored nation” or similar clause in favor of such vendor or supplier. 4.27 Sufficiency of Purchased Assets. The Purchased Assets, together with the Excluded Assets, constitute substantially all of the material assets of any nature with which the Seller has conducted the Business for the twelve (12) month period prior to the Closing Date, subject only to immaterial additions and deletions of inventory and equipment in the ordinary course of the Business. All material assets and rights relating to the Business are owned or leased solely by the Seller and the Affiliated Trucking Companies, and all material agreements, obligations, expenses and transactions related to the Business have been entered into, incurred and conducted only by the Seller and the Affiliated Trucking Companies. The Purchased Assets, together with the Pre-Closing Inventory, are sufficient to enable the Purchaser to conduct the Business in the same manner immediately after the Closing as the Business was conducted by the Seller as of immediately prior to the Closing. 4.28 PCI. The Seller has complied in all material respects with all applicable Laws regarding the collection, retention, use and protection of an individual Person’s social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number (“Personal Information”). The Seller has a privacy policy regarding the collection, use and disclosure of Personal Information in connection with the operation of the Business and is in compliance with such privacy policy. No investigation is ongoing, and no Person has made or delivered to the Seller any claim or, to the knowledge of the Seller, threatens any investigation, inquiry or action, relating to the Seller’s or the Business’s information privacy or data security practices. The Seller has established and implemented commercially reasonable policies, programs and procedures to protect the confidentiality, integrity and security of Personal Information in the possession, custody or control of the Seller, its Affiliates or their respective personnel or contractors against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of the Seller, the Seller has not experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any Personal Information in its possession, custody or control, or otherwise held or processed on its behalf. 4.29 Product Warranties; Recalls. All products sold by the Seller and the Business prior to the date hereof have conformed in all material respects to all applicable contractual commitments and all expressed or implied warranties, except as to products returned and replaced in the ordinary course of business and not materially exceeding the Seller’s historical warranty reserves therefor. To the knowledge of the Seller, no liability for any warranty claims exists, including for the replacement of such products or other damages in connection with such sales, except for such claims incurred in the ordinary course of business consistent in amount and character with past experiences of the Seller. All product labeling of the Seller and the Business is in conformity in all material respects with all applicable Laws. There is not currently ongoing, and there has not been at any time in the five (5) years prior to the date hereof, any product recalls initiated by the Seller or required or requested by any federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body with respect to any products manufactured, sold or distributed by the Seller or the Business. 4.30 Products. No claim for or investigation into product liability is pending against the Seller or the Business. To the knowledge of the Seller, (a) no such claim or investigation is threatened, and (b) no event has occurred which is reasonably expected to give rise to the assertion of any such claim or the initiation of such an investigation. 4.31 Certain Transfers; Preferences. To the knowledge of the Seller, neither the Seller, nor the Majority Shareholders or any Affiliate thereof (a) has received any transfer which would constitute a fraudulent transfer or fraudulent conveyance under applicable federal or state law or (b) has received a preference under applicable federal law which it has an obligation to repay in whole or in part.

29 17618573v10 4.32 Top Customers and Top Suppliers. Schedule 4.32 lists the (a) ten largest customers of the Seller (the “Top Customers”), and (b) ten largest suppliers to the Seller (the “Top Suppliers”), in each case for the twelve (12)-month period ended December 31, 2020 and the twelve (12)-month period ended December 31, 2021, and two (2)-month period ended February 28, 2022 and sets forth opposite the name of each such Top Customer and Top Supplier, the approximate percentage and dollar amount of net sales and/or amounts paid by the Seller, in the aggregate, attributable to such Top Customer or Top Supplier for each such period. Since December 31, 2019, no Top Customer or Top Supplier has terminated its relationship with the Seller. No Top Customer or Top Supplier has given written notice to the effect that such Top Customer or Top Supplier will (and to the knowledge of the Seller, no such Top Customer or Top Supplier has indicated that it intends to or has threatened to) terminate its relationship with the Seller or materially decrease the rate of purchasing from or to the Seller, whether as a result of the consummation of the transactions contemplated hereby or otherwise, other than decreases in the ordinary course of business that are not material in the aggregate. The Seller is not involved in any material claim, dispute or controversy with any such Top Customer or Top Supplier. 4.33 Pandemic Relief Program. All PPP Loan Liabilities of the Seller and each Affiliated Trucking Company have been fully forgiven by the Small Business Administration (the “SBA”) and the applicable lender of each PPP Loan. Schedule 4.33 lists any Pandemic-Relief Program in which the Seller or Affiliated Trucking Company has participated (including any Indebtedness incurred under any Pandemic-Relief Program, e.g., any Paycheck Protection Program loan) or through which the Seller or such Affiliate has received any monies or assistance. True, complete and correct copies of all documents (including any applications) relating to the Pandemic-Relief Programs required to be listed on Schedule 4.33 have been provided to Purchaser prior to the date hereof. The Seller and each applicable Affiliated Trucking Company submitted accurate and complete applications (if applicable), and was eligible, for all Pandemic-Relief Program required to be listed on Schedule 4.33 and has at all times complied in all respects with all agreements, rules and applicable Laws relating to such Pandemic Relief Programs, including any restrictions on the use of the proceeds of any Indebtedness incurred under any Pandemic-Relief Program. For purposes of this Agreement, (a) “Pandemic Relief Program” means any Law (including the CARES Act), program or policy of any federal, state, local or foreign governmental or quasi-governmental authority, entity or agency providing or expanding any loan, guaranty, investment, participation, grant, program or other assistance in response to, or to provide relief from, the pandemic arising from COVID-19 or SARS-Cov-2 or the economic consequences thereof, including, without limitation, the Paycheck Protection Program, Economic Injury Disaster Loan program, the Main Street Lending Program or any other similar state or local governmental authority program, (b) “CARES Act” means the CARES Act (Pub. L. 116-136 (2020)), (c) “PPP Loan Liabilities” means all principal, interest or other amounts borrowed, incurred or payable (through maturity) to any lender under or in connection with any PPP Loan, and (d) “PPP Loan” means any Pandemic-Relief Program loan made pursuant to the Paycheck Protection Program of the SBA under the CARES Act. 4.34 COVID-19 and COVID-19 Measures. Schedule 4.34 sets forth the material actions outside of the ordinary course of business that the Seller has taken prior to the date hereof as a result of the COVID-19 pandemic. 4.35 Certain Compliance Matters. Neither the Seller, nor any of its directors, managers, officers or employees, nor, to the knowledge of the Seller, any agent, Affiliate, joint venture partner or other Person associated with or acting on behalf of the Seller, is an individual or entity, or controlled by an individual or entity (within the meaning of the applicable Law), that is currently or has been (i) the subject or the target of any sanctions (including, without limitation, any enabling legislation, executive orders, or regulations) administered or enforced by the United States government (including, without limitation, sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any other relevant governmental authority (collectively, “Sanctions”), including Persons that are the subject or the target of the designations “specially designated national,” “blocked person,” “foreign sanctions evader,” or any individual on the “Sectoral Sanctions Identification List,” or any similar list maintained by any

30 17618573v10 Governmental Body; (ii) in receipt of notice of or aware of any actual or threatened action, administrative charge, proceeding or investigation against it with respect to the Seller or other Persons that are the subject or the target of Sanctions; or (iii) located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”) to the extent, in the case of (i), (ii) or (iii), related to the conduct of the Business. Neither the Seller nor the Majority Shareholders, nor any of their respective directors, officers, Affiliates or, to the knowledge of the Seller, employees or agents, is now, or has been, engaged in respect of the business in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Seller and , to the knowledge of the Seller, its officers, managers, employees, directors and agents are, and have been, in compliance with applicable Sanctions in respect of the Business. 4.36 No Liens or Encumbrances. The Seller and the Majority Shareholders hereby covenant and agree with the Purchaser that the Purchased Assets will be transferred and conveyed to the Purchaser at the Closing free and clear of all Encumbrances, other than any Permitted Encumbrances. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER In order to induce the Seller and the Majority Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser hereby represents and warrants as follows: 5.1 Formation of the Purchaser. Purchaser is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Virginia and has the power and authority to own its property and to carry on its business as now being conducted by it. 5.2 Power and Authority; Due Authorization. Purchaser has full power and authority to execute and deliver this Agreement and each of the Transaction Documents to which Purchaser is or will be a party (the “Purchaser Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The manager of the Purchaser has duly approved and authorized the execution and delivery of this Agreement and each of the Purchaser Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other proceedings on the part of the Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and the Purchaser Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Purchaser Transaction Documents constitutes a valid and binding agreement of the Seller and the Shareholders, as the case may be, this Agreement and each of the Purchaser Transaction Documents constitute, or will constitute when executed and delivered, valid and binding agreements of the Purchaser, in each case enforceable against the Purchaser in accordance with their respective terms, subject to (a) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rearrangement, liquidation, conservatorship and other Laws of general application at the time in effect relating to or affecting the rights of creditors generally, including, without limitation, court decisions, general equity principles and the statutory provisions of the Federal Bankruptcy Code, as amended, pertaining to preferential or fraudulent transfers or conveyances; and (b) general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity). 5.3 No Conflict; Consents. The execution and delivery by the Purchaser of this Agreement, the Purchaser Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) require the consent, authorization, order, approval or action of, or any filing or notice to, any Person, including any public, governmental or judicial authority; (b) violate the terms of any material instrument, document or agreement to which the Purchaser is a party, or by which the Purchaser or their property is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document, or agreement; (c) violate the Purchaser’s governing documents; or (d) violate any order, writ, injunction, decree, judgment, ruling, Law or

31 17618573v10 regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to the Purchaser, or the business or assets of the Purchaser, and relating to the purchase of the Purchased Assets. 5.4 Litigation; Judgments. There is no action, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against or involving the Purchaser seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement, or which might adversely affect the Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Purchaser Transaction Documents. 5.5 Brokers Fees and Expenses. Neither the Purchaser nor any of its Affiliates have retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any Person for or on account of the transactions contemplated hereby, or had any communications with any Person that would obligate the Seller or any Shareholder to pay any such fees or commissions. 5.6 Solvency. Immediately after giving effect to the transactions contemplated hereby, neither Purchaser nor Parent shall be insolvent within the meaning of 11 U.S.C. §101(32). 5.7 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the Business and the Purchased Assets, and acknowledges that they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied solely its own investigation and the express representations and warranties of the Seller and the Majority Shareholders as set forth in this Agreement (including related portions of the Seller Disclosure Schedules) and the Transaction Documents; and (b) neither the Seller, the Majority Shareholders, nor any other Person has made any representation or warranty as to Seller, the Business, the Purchased Assets or this Agreement, except as expressly set forth in this Agreement (including related portions of the Seller Disclosure Schedules) and the Transaction Documents. ARTICLE 6 INDEMNIFICATION 6.1 Indemnification by the Seller and the Majority Shareholders. Subject to the terms of this Article 6, and in addition to all other indemnification obligations contained elsewhere herein, the Seller and each Majority Shareholder, jointly and severally, hereby indemnify the Purchaser, their respective Affiliates and the employees, officers, directors, successors and assigns of any of the foregoing (collectively, the “Purchaser Indemnitees”) and agree to defend, reimburse and hold them harmless from and against, and in respect of all claims, liabilities, damages, payments, obligations, losses, costs and expenses (including reasonable documented attorneys’ fees, court costs, expert witness fees, transcripts costs and other expenses of litigation) and judgments (at law or in equity) (collectively, “Losses”) incurred or suffered by any of them and arising out of or resulting from any of the following: (a) (i) any breach of, nonfulfillment of, or failure to perform any agreement or covenant of the Seller, any Shareholder or any Affiliate of the Seller or such Shareholder contained herein or in any other Transaction Document or (ii) any breach of or inaccuracy in any warranty, representation or, certification of the Seller, or any Shareholder contained herein or in any Transaction Document; (b) any action, claim, suit or proceeding now or hereafter pending or threatened by any third party (including any governmental authority) arising out of actual or alleged acts or omissions of the Seller or any Affiliate thereof, any Affiliated Trucking Company, any Majority Shareholder, or any of the officers,

32 17618573v10 employees or agents of the Seller or an Affiliated Trucking Company in connection with the Seller’s or Affiliated Trucking Company’s operation of the Business or ownership of the Purchased Assets on or prior to the Closing Date; (c) any Excluded Liabilities, regardless of whether such Excluded Liability was known by or disclosed to the Purchaser or its Affiliates, or whether the existence or assertion of such Excluded Liability constitutes a breach of any warranty, representation, or covenant of the Seller or any Shareholder contained in this Agreement or in any Transaction Document; (d) (i) the failure of the Seller or any Affiliated Trucking Company to comply with IRCA or any Law relating to immigration or eligibility to work in the United States of America or (ii) the employment of any individual who is not eligible, pursuant to any Law, to work within the United State of America; (e) the failure of the Seller to cause the Affiliated Trucking Companies to transfer, assign and convey all Vehicles, Assigned Contracts and other Purchased Assets owned thereby to the Purchaser during the Transition Period, at no additional consideration to the Purchaser; (f) any failure of the Seller with respect to the Seller’s election, or its failure to maintain its status, as an S corporation within the meaning of Sections 1361 and 1362 of the Code; (g) the failure of the Seller to properly remain and be in good standing in the required states of jurisdiction, including but notwithstanding the State of Maryland; (h) conditions related to the Fuel Tank, including, but not limited to, the presence or removal of the Fuel Tank and the remediation of any environmental hazards related to the Fuel Tank pursuant to Section 3.16; and (i) any failure to: (i) establish, administer, or maintain any Employee Benefit Plan in accordance with the terms of the Code, ERISA, or any other applicable law or (ii) administer or maintain any Employee Benefit Plan in accordance with the terms and administrative procedures of such Employee Benefit Plan. 6.2 Indemnification by the Purchaser. Subject to the terms of this Article 6, the Purchaser hereby agrees to indemnify the Seller, the Majority Shareholders and their respective employees, officers, directors, successors and assigns (collectively, the “Seller Indemnitees”) and agrees to defend, reimburse and hold them harmless from and against all Losses incurred or suffered by any of them and arising out of or resulting from any of the following: (a) (i) any breach of, nonfulfillment of, or failure to perform any agreement or covenant of the Purchaser contained herein or in any other Purchaser Transaction Document or (ii) any breach of or inaccuracy in any warranty, representation or certification of the Purchaser contained herein or in any other Purchaser Transaction Document; (b) any action, claim, suit or proceeding hereafter pending or threatened by any third party (including any governmental authority) arising out of actual or alleged acts or omissions of the Purchaser or their respective officers, employees or agents in connection with the Purchaser’s business operations conducted after the Closing Date, including the conduct of the business of the Purchased Assets (except to the extent arising out of or related to any Excluded Liability or any other matter with respect to which the Purchaser is entitled to indemnification under Section 6.1). (c) any Assumed Liabilities.

33 17618573v10 6.3 Provisions Regarding Indemnification. (a) General. The party (or parties) believing it (or they) to be entitled to indemnification hereunder (the “Indemnified Party”) shall promptly notify the other party (or parties) (the “Indemnifying Party”) in writing of any claim, demand, action or proceeding for which indemnification will or may be sought under Sections 6.1 or 6.2 (a “Notice of Claim”). The Notice of Claim shall specify facts reasonably known to the Indemnified Party giving rise to such indemnity rights. Unless the Indemnifying Party notifies the Indemnified Party, in writing, within fifteen (15) Business Days following its receipt of a Notice of Claim (a “Dispute Notice”) that it disputes the right of the Indemnified Party to indemnification hereunder, the Indemnified Party shall be conclusively deemed entitled to indemnification hereunder with respect to the matters described in such Notice of Claim. Any rights of indemnification established by reason of such agreement or failure to respond shall promptly thereafter be paid and satisfied by the Indemnifying Party. To the extent a dispute exists between the Indemnified Party and the Indemnifying Party, such dispute shall be resolved in accordance with this Agreement. (b) Third Party Claims. (i) Notice. With respect to any matter for which an Indemnified Party is entitled to indemnification from an Indemnifying Party under this Article 6 that relates to a claim by a third party (a “Third Party Claim”), the Indemnified Party shall provide to the Indemnifying Party a Notice of Claim relating to such Third Party Claim; provided, however, that no failure or delay in providing such a Notice of Claim shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). (ii) Assumption of the Defense. The Indemnifying Party shall have fifteen (15) Business Days after receipt from the Indemnified Party of the Notice of Claim for a Third Party Claim to provide written notice to the Indemnified Party of its election to assume, using legal counsel selected by it and reasonably acceptable to the Indemnified Party, the defense of the Third Party Claim at its own expense; provided, however, that if the Indemnifying Party’s assumption of the defense of any Third Party Claim would result in a conflict of interest arising out of the joint representation by legal counsel selected by the Indemnifying Party of the interests of both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be entitled to engage separate legal counsel (reasonably acceptable to the Indemnified Party) to represent the Indemnified Party (at the Indemnifying Party’s sole cost and expense) and, if the Indemnifying Party fails to do so during the fifteen (15) Business Day period referred to above, the Indemnifying Party shall not be entitled to assume the Indemnified Party’s defense of such Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, it shall thereafter promptly inform the Indemnified Party of all material developments related thereto and copy the Indemnified Party on all pleadings, filings and other correspondence relating thereto. With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense in accordance with this Section 6.3(b)(ii): (A) the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim through legal counsel selected by it, but the costs and expenses of such legal counsel shall be borne solely by the Indemnified Party; and (B) the Indemnified Party shall, during normal business hours and upon reasonable advance notice, at the cost and expense of the Indemnifying Party, reasonably cooperate with, make its relevant files and records reasonably available for inspection and copying by, make its employees reasonably available to, and otherwise render reasonable assistance to, the Indemnifying Party in connection with the Third Party Claim. (iii) Defense of Third Party Claim by the Indemnified Party. If: (A) the Indemnified Party does not receive notice from the Indemnifying Party in which the Indemnifying Party elects to assume the defense of a Third Party Claim within the fifteen (15) Business Day time period set forth in Section 6.3(b)(ii); (B) at any time after the Indemnifying Party has assumed the defense of a Third Party Claim, the Indemnifying Party fails to perform or unreasonably delays in performing its obligations to assume or pursue

34 17618573v10 the defense of any such Thirty Party Claim; or (C) within sixty (60) days after receipt of the delivery of the related Notice of Claim the Indemnifying Party notifies the Indemnified Party that the Third Party Claim is not an indemnifiable claim hereunder and tenders defense of such Third Party Claim to the Indemnified Party, the Indemnified Party shall be entitled to fully assume, commence and pursue its own defense of such Third Party Claim and the Indemnifying Party shall no longer be entitled to defend such Third Party Claim. (iv) Settlement. If the Indemnifying Party (having assumed the defense of a Third Party Claim in accordance with Section 6.3(b)(ii)) or the Indemnified Party (having proceeded with its own defense of a Third Party Claim in accordance with Section 6.3(b)(iii)) proposes to settle or compromise such Third Party Claim, the Indemnifying Party or the Indemnified Party (as applicable) shall provide notice to that effect (together with a statement describing in reasonable detail the terms and conditions of such settlement or compromise and including a copy of the settlement agreement) to the Indemnified Party or the Indemnifying Party (as applicable), which shall be provided a reasonable time prior to the proposed time for effecting such settlement or compromise, and the Indemnifying Party or the Indemnified Party (as applicable) may not effect any such settlement or compromise without the prior written consent of the Indemnified Party or the Indemnifying Party (as applicable), such consent to not be unreasonably withheld, delayed or conditioned. 6.4 Survival. The representations and warranties contained in this Agreement and in the Transaction Documents shall survive the Closing and shall survive until twelve (12) months following the Closing Date, and shall thereafter cease to be of any force and effect, except for (a) claims based upon representations and warranties as to which notice has been given in accordance with Section 6.3 hereof prior to such date and that are pending on such date, (b) claims based upon representations and warranties set forth in Section 4.9 (Tax Returns and Payments), Section 4.18 (Employee Benefit Plans and ERISA), Section 4.19 (Immigration Matters), Section 4.24 (Hazardous Substances) or the first sentence of Section 4.33 (Pandemic Relief Program), each of which shall survive until sixty (60) days following the expiration of the respective statute of limitations applicable thereto, and (c) claims based upon representations and warranties set forth in Section 4.1 (Incorporation and Authority of Seller), Section 4.2 (Power and Authority; Due Authorization), Section 4.3 (Title to Purchased Assets), Section 4.20 (Broker Fees and Expenses), Section 4.23 (No Affiliation), Section 5.1 (Formation of Purchaser), Section 5.2 (Power and Authority; Due Authorization) or Section 5.5 (Broker Fees and Expenses) or any claim based on Fraud, each of which shall survive without limitation (the representations and warranties described in clauses (b) and (c) of this Section, the “Exempt Representations and Warranties”). All indemnification obligations of any party herein shall expressly survive the Closing. The covenants contained in this Agreement and in the Transaction Documents shall survive the Closing and remain in full force and effect until performed in accordance with their terms. 6.5 Escrow. Except for claims with respect to Exempt Representations and Warranties or claims for Fraud, intentional misrepresentation or criminal activity, and subject to the last sentence of this Section 6.5, all indemnification obligations of the Seller or the Majority Shareholders pursuant to Section 6.1(a)(ii) shall be satisfied solely by reclaiming the Escrow Amount in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, to the extent any indemnification payments are required for a claim based upon (i) a breach of (A) Exempt Representations and Warranties, (B) Section 6.1(a)(i) or (C) Sections 6.1(b) – (i) or (ii) claims for Fraud, intentional misrepresentation or criminal activity, Purchaser shall proceed first against the then remaining amount of the Escrow Amount in accordance with the Escrow Agreement and thereafter, the Seller and each Majority Shareholder will be liable, on a joint and several basis, for all such indemnification claims, subject to the limitations provided in Section 6.6 hereof. In the event the Escrow Amount is utilized to satisfy indemnification claims pursuant to clauses (i) or (ii) above and thereafter there are indemnification claims under Section 6.1(a)(ii), the Seller and each Majority Shareholder shall be liable, on a joint and several basis, for all such claims up to the amount of the Cap. 6.6 Limitations on Liability. Notwithstanding any other provisions of this Agreement or any of the Transaction Documents to the contrary:

35 17618573v10 (a) With respect to the matters described in Section 6.1(a)(ii) and Section 6.2(a)(ii), the Seller and the Majority Shareholders, on one hand, and the Purchaser, on the other hand, shall not be liable to a Purchaser Indemnitee or Seller Indemnitee, as applicable, for indemnification under this Article 6 until the aggregate amount of all Losses suffered by the Purchaser Indemnitees or Seller Indemnitees, as applicable, in respect of indemnification under this Article 6 exceeds $68,000 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible; provided, that, for the avoidance of doubt, the Deductible shall not apply in respect of any Losses relating to (i) breaches of the Exempt Representations and Warranties, (ii) breaches of any covenants, (iii) any claim arising out of Fraud or (iv) any claim relating to the matters described in Sections 6.1(b)-(i), 6.2(b) and 6.2(c). (b) With respect to the matters described in Section 6.1(a)(ii) and Section 6.2(a)(ii), the aggregate amount of all Losses for which an Indemnifying Party shall be liable shall not exceed $3,182,000 (the “Cap”); provided, that, for the avoidance of doubt, the Cap shall not apply in respect of any Losses relating to (i) breaches of the Exempt Representations and Warranties, (ii) breaches of any covenants, (iii) any claim arising out of Fraud or (iv) any claim relating to the matters described in Sections 6.1(b)-(i), 6.2(b) and 6.2(c), in which cases the aggregate amount of all such Losses for which an Indemnifying Party shall be liable shall not exceed the Purchase Price (other than to the extent arising out of Fraud). (c) The parties shall be entitled to pursue without limitation any rights or remedies they may have with respect to claims based on Fraud, whether involving the Seller or its personnel, any of the Majority Shareholders, any of their respective Affiliates or any Related Parties of any of the foregoing, or otherwise, and whether under this Agreement, at law or in equity. “Fraud” as used in this Article 6 shall mean intentional or willful misrepresentation of material facts which constitute common law fraud under the laws of the State of Delaware. (d) Payments by an Indemnifying Party in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received by the Indemnified Party in respect of any such claim, net of all expenses incurred by them in recovering such proceeds from the insurance carrier and the amount of any projected premium increases. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses. (e) Any Indemnification payments by an Indemnifying Party pursuant to any Losses shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Losses by the Indemnified Party. (f) Other than with respect to any claim arising out of Fraud, in no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, special or indirect damages, or any consequential damages not reasonably foreseeable except to the extent such damages are awarded by a court of competent jurisdiction to a third party pursuant to a Third Party Claim as determined by a Final Determination in connection therewith. “Final Determination” means, with respect to a dispute, an occurrence where (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment with respect to a claim or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto. (g) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent reasonably necessary to remedy the breach that gives rise to such Loss

36 17618573v10 6.7 Materiality Disregarded. All materiality qualifications contained in the representations and warranties of the parties set forth in this Agreement (however they may be phrased and including the term “Material Adverse Effect”) shall be taken into account for purposes of this Article 6 solely for purposes of determining whether a breach of, or inaccuracy in, such representation and warranty has occurred and, if such breach or inaccuracy has occurred, all such materiality qualifications shall be ignored and not given any effect for purposes of determining the amount of Losses arising out of or relating to such breach of, or inaccuracy in, such representation and warranty for purposes of this Article 6. 6.8 Exclusive Remedy. Except with respect to an action based upon an allegation of Fraud or with respect to which equitable relief is sought (and solely to the extent such action is based on the allegation of Fraud or seeks equitable relief) or as otherwise provided in this Agreement, the provisions of this Article 6 constitute the exclusive remedy of the parties hereto with respect to the matters covered under Sections 6.1 and 6.2. 6.9 Tax Treatment of Indemnity. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. ARTICLE 7 CLOSING DELIVERIES TO PURCHASER 7.1 Closing Deliveries. Effective as of the Closing, the Seller and the Majority Shareholders shall have executed, and shall have caused the Shareholders to have executed (where applicable), and delivered to the Purchaser each of the following, together with any additional items that the Purchaser may reasonably request to effect the transactions contemplated herein: (a) possession of the Purchased Assets; (b) a Bill of Sale, in substantially the same form as attached hereto as Exhibit 7.1(b)(i), an Assignment and Assumption Agreement, in substantially the same form as attached hereto as Exhibit 7.1(b)(ii) (the “Assignment Agreement”), and such additional instruments of sale, transfer, conveyance, and assignment duly executed by the Seller and each Affiliated Trucking Company as of the Closing Date, as reasonably requested by the Purchaser to consummate the transactions described herein; (c) a copy, certified by the Seller’s secretary, of (i) the articles of incorporation and bylaws of the Seller, (ii) the resolutions of the board of directors of the Seller and its Shareholders, authorizing the transactions contemplated hereby and by the Transaction Documents and the execution, delivery and performance by the Seller of this Agreement and the Transaction Documents, and (iii) an incumbency certificate with respect to the officers executing documents or instruments on behalf of the Seller; (d) the Noncompetition Agreements, duly executed by the Seller and each of those Shareholders listed on Schedule 3.8; (e) the Transition Services Agreement, duly executed by the Seller and each Affiliated Trucking Company; (f) with respect to each Key Employee, an Employment Agreement, duly executed by such Key Employee; (g) with respect to the Leased Real Property located at 7418 Ranco Road, Richmond, Virginia 23228 (the “Headquarters”), a lease agreement by and between the Purchaser, as tenant, and Poiner

37 17618573v10 Realty, LLC (“Poiner Realty”), an Affiliate of the Seller, as landlord, substantially in the form attached hereto as Exhibit 7.1(g) (the “New Lease”), duly executed by Poiner Realty; (h) payoff letters from each creditor of the Seller and releases and termination statements in respect of all Encumbrances (other than Permitted Encumbrances) encumbering the Purchased Assets, all in form and substance satisfactory to the Purchaser; (i) a good standing certificate for the Seller, issued by the Secretary of State of the State (or equivalent) of each jurisdiction listed on Schedule 4.1; (j) a non-foreign affidavit for the Seller, dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that the Seller is not a “foreign person” as defined in Section 1445 of the Code; (k) a certificate from the Majority Shareholders certifying as to the matters set forth in Sections 9.1(a) and (b) hereof; (l) evidence of termination of each Related Party Transaction identified on Schedule 7.1(l); and (m) any other documents or agreements reasonably requested by the Purchaser to carry out the transactions contemplated by this Agreement. ARTICLE 8 CLOSING DELIVERIES TO THE SELLER 8.1 Closing Deliveries. Concurrently with the execution of this Agreement, the Purchaser or its Affiliates shall have delivered to the Seller each of the following, together with any additional items which the Seller may reasonably request to effect the transactions contemplated herein: (a) the Closing Cash Payment; (b) the Closing Date Inventory Payment; (c) the Noncompetition Agreements, duly executed by the Purchaser; (d) the Employment Agreements, duly executed by the Purchaser; (e) the Transition Services Agreement, duly executed by the Purchaser; (f) the Assignment Agreement, duly executed by the Purchaser; (g) the New Lease, duly executed by the Purchaser; (h) a certified copy of the resolutions of the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Purchaser Transaction Documents by the Purchaser, as applicable, and an incumbency certification with respect to the officers of the Purchaser executing documents or instruments on behalf of the Purchaser; (i) a certificate from the authorized signatories of the Purchaser certifying as to the matters set forth in Sections 9.2(a) and (b) hereof; and

38 17618573v10 (j) any other documents or agreements contemplated hereby ARTICLE 9. CONDITIONS TO CLOSING AND TERMINATION 9.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby on the Closing Date will be subject to the fulfillment (or express waiver in writing by the Purchaser) of the following conditions on or before the Closing Date: (a) Representations and Warranties True. (i) The representations and warranties of the Seller and the Majority Shareholders hereunder (other than Exempt Representations and Warranties) shall have been true and correct at and as of the date hereof and shall be materially true and correct at and as of the Closing Date as if made at and as of the Closing Date and (ii) the Exempt Representations and Warranties shall be true and correct in all respects as of the date hereof other than in de minimis respects and as of the Closing Date as though then made. (b) Obligations Performed. The Seller and the Majority Shareholders shall have performed and complied with all agreements, conditions and obligations required by this Agreement to be performed or complied with by them prior to or at the Closing. (c) Consents. The Seller and the Majority Shareholders shall have obtained and delivered to the Purchaser the written consents listed on Schedule 9.1(c), and all of such consents shall remain in full force and effect at and as of the Closing. (d) Deliveries. The Seller and the Majority Shareholders shall have executed (where applicable) and delivered to the Purchaser each of the items required by Article 7 hereof. (e) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other Person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the sale by the Seller or the acquisition by the Purchaser of the Purchased Assets pursuant to this Agreement and the Transaction Documents or the ability of the Purchaser or any of its Affiliates to own and operate the Purchased Assets. (f) No Material Adverse Effect. Since the date hereof, there shall have been no Material Adverse Effect, whether or not reflected in the Seller’s financial statements or the Schedules hereto or otherwise. (g) Regulatory Matters. The regulatory filings and approvals listed on Schedule 9.1(g) shall have been made and obtained. (h) Fuel Tank. Poiner Realty shall, at its sole cost and expense, have emptied all contents, including any fuel, from the Fuel Tank. Notwithstanding anything to the contrary contained herein, if the Purchaser elects to consummate any of the transactions contemplated by this Agreement or any of the Transaction Documents notwithstanding the failure of one or more of the conditions precedent set forth in Sections 9.1(b) – (h), the Purchaser shall not retain any of, and shall be deemed to have waived, its rights and remedies under Article 6 with respect to any Losses incurred or suffered by any Purchaser Indemnitee arising out of or resulting from the failure of any such conditions precedent. For the avoidance of doubt, if the Purchaser elects to consummate any of the transactions contemplated by this Agreement or any of the Transaction Documents notwithstanding

39 17618573v10 the failure of the condition precedent set forth in Sections 9.1(a), the Purchaser shall retain all its rights and remedies under Article 6 with respect to any Losses incurred or suffered by any Purchaser Indemnitee arising out of or resulting from the failure of any such condition precedent. 9.2 Conditions to Obligations of the Seller and the Majority Shareholders. The obligations of the Seller and the Majority Shareholders to consummate the transactions contemplated hereby on the Closing Date will be subject to the fulfillment (or express waiver in writing by the Seller and the Majority Shareholders) of the following conditions on or before the Closing Date: (a) Representations and Warranties True. (i) The representations and warranties of the Purchaser hereunder (other than Exempt Representations and Warranties) shall have been true and correct at and as of the date hereof and shall be materially true and correct at and as of the Closing Date as if made at and as of the Closing Date and (ii) the Exempt Representations and Warranties shall be true and correct in all respects as of the date hereof other than in de minimis respects and as of the Closing Date as though then made. (b) Obligations Performed. The Purchaser shall have performed and complied with all agreements, conditions and obligations required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing. (c) Deliveries. The Purchaser shall have executed (where applicable) and delivered to the Seller each of the items required by Article 8 hereof. (d) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency, or be any pending action by any other Person, in which it is sought to restrain or prohibit, or obtain damages in connection with, the sale by the Seller or the acquisition by the Purchaser of the Purchased Assets pursuant to this Agreement and the Transaction Documents. 9.3 Termination. This Agreement may be terminated at any time before the Closing Date: (a) by mutual written consent of the Purchaser and the Seller; (b) by the Purchaser if there occurs a Material Adverse Effect; (c) by any non-breaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any other party hereto and such breaching party shall fail to cure such breach within ten (10) days of receipt of written notice identifying the breach with reasonable specificity; or (d) by either the Purchaser or the Seller if the Closing has not occurred by June 1, 2022, through no fault of the terminating party or its Affiliates. 9.4 Effects of Termination. In the event this Agreement is terminated pursuant to Section 9.3(a), (b) or (d), no party shall have any further obligations to the others hereunder. In the event of a termination of this Agreement pursuant to Section 9.3(c), the terminating party and any other party not in breach hereof shall retain all of its rights and remedies under this Agreement and those available at law or in equity. For the avoidance of doubt, if Seller terminates this Agreement pursuant to Section 9.3(c) or if the conditions set forth in Section 9.1 hereof have been satisfied or validly waived but the Closing has not occurred pursuant to Section 2.3 hereof, Seller shall be entitled to receipt of the Escrow Amount pursuant to Section 2.1(b) hereinabove.

40 17618573v10 ARTICLE 10 MISCELLANEOUS PROVISIONS 10.1 Severability. If any provision of this Agreement is prohibited by the Laws of any jurisdiction as those Laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition or shall be modified to conform with such Laws, without invalidating the remaining provisions hereto. 10.2 Modification and Waiver. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by the Purchaser, the Seller and the Majority Shareholders. No change, amendment or attempted waiver of any provision hereof shall be binding on the other parties unless reduced to writing and signed by all of the parties hereto. Unless specifically provided otherwise herein or agreed to by such parties hereto in writing, no modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of the parties hereto to enforce any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge or cancellation of this Agreement, and no waiver of any provision or of any default under this Agreement shall affect the right of any party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar. 10.3 Assignment, Survival and Binding Agreement. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided that, without the consent of the Seller or the Majority Shareholders, the Purchaser may (i) assign this Agreement and the Purchaser Transaction Documents in whole or in part to one or more of its Affiliates or in connection with a merger, consolidation, sale of assets or sale of stock of the Purchaser or (ii) if requested by the Purchaser’s lender, grant a security interest in, and collateral assignment of, its rights under this Agreement and the Purchaser Transaction Documents to secure the obligations of the Purchaser to such lender. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. 10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. Signature pages exchanged by facsimile, “pdf” or other electronic means shall be fully binding. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement. 10.5 Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by facsimile, email, “pdf” (if sent by facsimile, email, or “pdf”, such electronic copy to be promptly followed by hardcopy) or sent by a recognized overnight delivery service that guarantees next day delivery (“Overnight Delivery”) or mailed registered or certified mail, return receipt requested, postage prepaid, in each case transmitted or addressed to the intended recipient as set forth below: If to the Seller or the Sealand Food Inc. Majority Shareholders: 7418 Ranco Road Richmond, VA 23228 Email:tammyl@sealandfoodsinc.com with a copy to: Ellenoff Grossman & Schole LLP (which shall not constitute 1345 Avenue of the Americas notice) New York, New York 10105 Facsimile: (212) 370-7889 Attn: Jonathan Cramer, Matthew Gray and Sophia Song

41 17618573v10 Email: jcramer@egsllp.com, mgray@egsllp.com and ssong@egsllp.com If to Purchaser: HF Foods Group Inc. 19317-19319 Arenth Avenue City of Industry, California 91748 Facsimile: (909) 718-8722 Attn: Victor Lee Email: victorlee@hffoodsgroup.com with a copy to: Arnall Golden Gregory LLP (which shall not constitute 171 17th Street, NW, Suite 2100 notice) Atlanta, Georgia 30363 Facsimile: (404) 873-8151 Attn: Sean P. Fogarty, Esq. Email: sean.fogarty@agg.com or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, facsimile, email or “pdf”, will be deemed received on the day sent or on the first Business Day thereafter if not sent on a Business Day, (ii) by Overnight Delivery, will be deemed received on the first Business Day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) Business Days immediately following the date sent. For purposes of this Agreement, a “Business Day” is a day on which the Purchaser is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, in the event an action required or permitted by this Agreement is to be taken by a certain date (e.g., ten (10) days after Closing) and such date is not a Business Day, such action may be performed on the next succeeding day that is a Business Day. 10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules attached hereto, the Confidentiality Agreement, the Transaction Documents and the Purchaser Transaction Documents, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than the Purchaser, the Seller and the Shareholders any rights or remedies hereunder; provided, however, that the Purchaser Indemnitees and the Seller Indemnitees are intended third party beneficiaries of Article 6, entitled to enforce the terms thereof directly as if they were direct parties hereto. 10.7 Further Assurances. The parties to this Agreement agree to execute and/or deliver, both before and after the Closing, any additional information, documents or agreements and to take all actions contemplated hereby or necessary or appropriate to effect and consummate the transactions contemplated hereby. Each party hereto agrees to provide to the other parties hereto, both before and after the Closing, such information as the requesting party may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following the Closing. 10.8 Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require, and the word “including” shall be interpreted to mean “including, without limitation.” In connection with any action or event that by the terms hereof requires consent of a party hereto, such consent shall not be unreasonably withheld or delayed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same

42 17618573v10 may be amended, modified or supplemented from time to time, and not to any particular section, subsection or clause contained in this Agreement. Unless otherwise indicated, a reference to a Section, Schedule or Exhibit means a Section, Schedule or Exhibit hereof. Should any provision of this Agreement require interpretation, it is agreed that the arbitration panel or other body interpreting or construing this Agreement shall not apply the assumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each had the opportunity to participate equally in the negotiations and preparation of this Agreement and have had the opportunity to consult legal counsel regarding the terms hereof. 10.9 Choice of Law. This Agreement and all documents executed in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. 10.10 Dispute Resolution. Notwithstanding any provision of this Agreement to the contrary, with the exception of where the sole remedy sought is injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement, the Transaction Documents, the Purchaser Transaction Documents or the transactions contemplated hereby or thereby shall be resolved by agreement among the parties, or, if not so resolved within forty-five (45) days following written notice of dispute given by any party hereto to the other parties hereto, and if written notice of the desire to arbitrate is given by any of the parties as provided below and the matter is not then otherwise resolved by the parties hereto, by resort to arbitration in accordance with Title 9 of the United States Code (the United States Arbitration Act) and the Commercial Arbitration Rules, all as amended from time to time (the “Rules”) of the American Arbitration Association and the provisions of this Section; provided, however, that the provisions of this Section shall prevail in the event of any conflict with such Rules. The parties agree that they shall use their respective best efforts to cause the matter to be presented to a panel of three arbitrators (at least one of whom shall have at least ten (10) years of industry experience relating to the subject matter of the dispute) within thirty (30) days after the establishment of such panel. Such panel shall consist of one arbitrator selected by the Purchaser, one arbitrator selected by the Seller, and a third arbitrator selected by the two arbitrators so selected, who shall act as chairman of the panel; provided that each arbitrator shall be independent. The parties shall be entitled to engage in discovery in connection with arbitration, which discovery shall be conducted in accordance with the Federal Rules of Civil Procedure. Pending the arbitration hearing, any provisional remedy that would be available to a party from a court of law shall be available from the arbitration panel. The decision of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding upon the parties to the dispute, subject to any rights of appeal under the Rules, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Person who is a party to the arbitration proceeding. The costs and expenses incurred in the course of such arbitration, including reasonable attorneys’ fees, shall be borne by the party or parties against whose favor the decisions and conclusions of the arbitration panel are rendered; provided, however, that if the arbitration panel determines that its decisions are not rendered wholly against the favor of one party or parties or the other, the arbitration panel shall be authorized to apportion such costs and expenses in the manner that it deems fair and just in light of the merits of the dispute and its resolution. The arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive damages against any party, and the parties agree to eliminate punitive damages as a remedy, and waive any and all claims for punitive damages based on punitive conduct. Any arbitration shall be conducted in Las Vegas, Nevada. 10.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to and pending the conclusion of any arbitration proceeding commenced pursuant to Section 10.10 hereof, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Any action or proceeding for any such remedy shall be brought in any state or federal courts having proper jurisdiction (and any appellate court therefrom), and each party waives (i) any objection that it may have to the venue of any such action or proceeding, and (ii) any requirement for the securing or posting of any bond in connection with any such remedy.

10.12 Definition of Knowledge. As used in this Agreement, "knowledge of the Seller", "to the Seller's knowledge" or similar terms mean the actual knowledge of Connie Wang and Tammy Lu, together with such additional knowledge that such person would be reasonably expected to obtain after making reasonable inquiry with respect to the applicable matter.

10.13 Schedules and Exhibits. All Schedules and Exhibits referenced in this Agreement, whether attached hereto or not, shall be deemed to be a part of this Agreement, and this Agreement shall be construed in accordance therewith.

10.14 Defined Terms. The following terms have the meanings assigned to such terms in the Sections of this Agreement set forth below:

| Term | Section | Term | Section |
|---|---|---|---|
| Actual Inventory | 3.10(d) | Dispute Notice | 6.3(a) |
| Acquisition Proposal | 3.14 | Employee Benefit Plan | 4.18(a) |
| Affiliate | 4.23 | Employment Agreements | 3.1(b) |
| Affiliated Trucking Companies | Recitals | Encumbrances | 1.3 |
| Agreement | Preamble | Environmental Laws | 4.24 |
| Apportioned Obligations | 2.4 | Environmental Reports | 4.24(l) |
| Assigned Assets | 1.1(a) | ERISA | 4.18(a) |
| Assigned Assets and Vehicles | 4.11 | ERISA Affiliate | 4.18(a) |
| Assigned Contracts | 1.1(d) | ERISA Affiliate Employee Benefit Plan | 4.18(c)(i) |
| Assignment Agreement | 7.1(b) | | |
| Assumed Liabilities | 2.2(a) | Escrow Agent | 2.1(b) |
| Business | Recitals | Escrow Agreement | 2.1(b) |
| Business Day | 10.5 | Escrow Amount | 2.1(b) |
| Business Employees | 4.18(a) | Escrow Release Date | 2.1(b) |
| Cap | 6.6(b) | Excess | 3.10(d) |
| CARES Act | 4.33 | Excluded Assets | 1.2 |
| Closing | 2.3 | Excluded Liabilities | 2.2(b) |
| Closing Cash Payment | 2.1(a) | Exempt Representations and Warranties | 6.4 |
| Closing Date | 2.3 | | |
| Closing Date Inventory Payment | 3.10(b) | Express Light | Recitals |
| | | Final Determination | 6.6(f) |
| COBRA | 4.18(d) | FMLA | 4.18(d) |
| Code | 3.3(a)(i) | Fraud | 6.6(c) |
| Confidentiality Agreement | 3.6 | GAAP | 4.8(b) |
| Consideration Allocation | 3.3(h) | Hazardous Material | 4.24 |
| Contract | 4.14 | Historical Financials | 4.8(a) |
| Control | 4.23 | Indemnified Party | 6.3(a) |
| Cost-Plus Contract Claims | 4.26 | Indemnifying Party | 6.3(a) |
| Cost-Plus Contracts | 4.26 | Inspection Date | 3.10(a) |
| Current Employees | 3.1(c) | Intellectual Property | 1.1(b) |
| Deductible | 6.6(a) | Inventory | 3.10(a) |
| DHS | 4.6 | Inventory Payments | 3.10(b) |
| disclosing party | 3.6 | IRCA | 4.19(a) |

43

17618573v10

17618573v10 Term Section IRS 4.9(a) Key Employees 3.1(b) knowledge of the Seller 10.12 Laws 2.2(b)(v) Leased Real Property 4.25(a) Leases 4.25(a) Licenses 4.7 Losses 6.1 Majority Shareholders Preamble Material Adverse Effect 4.8(b) Material Contracts 4.14 Milestone Express Recitals New Lease 7.1(g) Noncompetition Agreements 3.8 Notice of Claim 6.3(a) Overnight Delivery 9.5 Owned Intellectual Property 1.1(b) Pandemic Relief Program 4.33 Parent Preamble Permitted Encumbrances 1.3 Person 3.3(a)(ii) Personal Information 4.28 Poiner Realty 7.1(g) Post-Closing Tax Period 3.3(a)(iii) Potential Successor Tax 3.3(a)(iv) PPP Loan 4.33 PPP Loan Liabilities 4.33 Pre-Closing Inventory 3.10(a) Pre-Closing Inventory Value 3.10(a) Pre-Closing Tax Period 3.3(a)(v) Property Taxes 2.4 Purchase Price 2.1 Purchased Assets 1.1 Purchaser Indemnitees 6.1 Purchaser Transaction Documents 5.2 Purchaser Preamble Term Section Qualifying Event 4.18(d) receiving party 3.6 Registered Intellectual Property 4.12(a) Related Party 4.23 Release 4.24 Remaining Inventory Payment 3.10(b) Rules 10.10 Saleable 3.10(c) Sales and Use Taxes 2.4 Sanctioned Country 4.35 Sanctions 4.35 SBA 4.33 Schedule Supplement 3.15 Seller Indemnitees 6.2 Seller Preamble Shareholders Recitals Shortfall 3.10(d) SSA 4.19(f) Straddle Period 3.3(a)(vi) Tax 3.3(a)(ix) Tax Authority 3.3(a)(vii) Tax Return 3.3(a)(viii) Taxes 3.3(a)(ix) Third Party Claim 6.3(b)(i) to the Seller’s knowledge 10.12 Top Customers 4.32 Top Suppliers 4.32 Transaction Documents 4.2 Transition Period 3.1(a) Transition Services Agreement 3.1(a) USDA 4.6 Value 3.10(a) Vehicles 1.1(f) [Signatures on following page]

17618573v10 SCHEDULES AND EXHIBITS Schedule 1.1(a) Assigned Assets Schedule 1.1(b) Intellectual Property Schedule 1.1(d) Assigned Contracts Schedule 1.1(e) Licenses and Permits Schedule 1.1(f) Vehicles Schedule 1.1(i) Other Assets Schedule 1.2(c) Excluded Contracts Schedule 1.2(i) Additional Items Schedule 1.3 Permitted Encumbrances Schedule 3.1(b) Key Employees Schedule 3.1(c) Other Employees Schedule 3.3(h) Consideration Allocation Schedule 3.8 Certain Shareholders Schedule 4.1 Incorporation and Authority of Seller Schedule 4.3 Title to Purchased Assets Schedule 4.4 Consents Schedule 4.5 Ownership Schedule 4.6 Compliance with Laws Schedule 4.11 Assets and Vehicles Schedule 4.14 Material Contracts Schedule 4.15 Litigation Schedule 4.16 Insurance Policies Schedule 4.17 Employees Schedule 4.18(a) Employee Benefit Plan Schedule 4.18(b) ERISA Schedule 4.18(d) COBRA Schedule 4.19(d) Nonimmigrant Visa Status Schedule 4.23 Related Party Transactions Schedule 4.25(a) Leased Real Property Schedule 4.32 Top Customers and Suppliers Schedule 4.33 Pandemic Relief Program Schedule 4.34 COVID-19 and COVID-19 Measures Schedule 7.1(m) Related Party Transactions – Terminations Exhibit 2.1(b) Escrow Agreement Exhibit 3.1(a) Transition Services Agreement Exhibit 3.1(b) Form of Employment Agreement Exhibit 3.8(a) Form of Seller Noncompetition Agreement Exhibit 3.8(b) Form of Shareholder Noncompetition Agreement Exhibit 7.1(b)(i) Bill of Sale Exhibit 7.1(b)(ii) Assignment Agreement Exhibit 7.(h) Form of New Lease

17618573v10 Exhibit 3.1(a) Transition Services Agreement (See attached)

{01102524.DOCX.2} 17629381v6 TRANSITION SERVICES AGREEMENT THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated this ____ day of April, 2022, is entered into by and among (a) (i) Sealand Food, Inc., a Maryland corporation (the “Seller”), (ii) Connie Wang, but only with respect to Section 8(c) below (“C. Wang”), and (iii) Jenny Wang, but only with respect to Section 8(c) below (“J. Wang”, and together with C. Wang, the “Majority Shareholders”); and (b) Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Purchaser”). W I T N E S S E T H: WHEREAS, effective as of the date hereof, the Purchaser acquired certain of the assets of the Seller used in the conduct of the Business pursuant to that certain Asset Purchase Agreement, dated as of April ___, 2022, by and among the Seller, the Purchaser and the other parties thereto (the “Asset Purchase Agreement”; all capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement); and WHEREAS, effective as of the date hereof, the Purchaser entered into a real property lease with Poiner Realty, LLC, a Virginia limited liability company and an affiliate of the Seller (“Poiner”), for the facility owned by Poiner and used in the operation of the Business (the “Leased Real Property”) to allow for the Purchaser’s assumption and operation of the Business at the Leased Real Property; WHEREAS, to assist with the transition of the Seller’s Business to the Purchaser, the Seller has agreed to operate and manage the Business at the Leased Real Property on behalf, and for the benefit, of the Purchaser, on such terms and conditions as set forth in this Agreement. NOW THEREFORE, for and in consideration of the mutual promises and covenants of the parties contained in this Agreement and the consummation of the transactions contemplated by the Asset Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties, intending to be legally bound, agree to the following: 1. Term. (a) Subject to Section 1(b) below, the term of this Agreement shall commence on the date hereof and continue until the date that is thirty (30) days following the date hereof (the “Initial Term”); provided; however, that the Purchaser may extend such term for one (1) thirty (30) day period; provided, further, however that the Purchaser may extend the term for additional thirty (30) day periods if there are regulatory or licensure circumstances beyond the Purchaser’s reasonable control necessitating such additional thirty (30) day extensions until such time that the regulatory or licensure issue is resolved; provided that the Purchaser uses its commercially reasonable efforts to resolve such issue as expeditiously as possible (each, an “Extension Term”, and such Initial Term as it may extended, the “Transition Period”) by delivering written notice thereof to the Seller at least ten (10) days prior to the expiration of the Initial Term or the then current Extension Term, as applicable. (b) In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement by delivering written notice to the breaching party. Such termination will become effective fifteen (15) days from the date of receipt of such written notice unless the breach is cured to the reasonable satisfaction of the non-breaching party within such fifteen (15) day period. The Purchaser may terminate this Agreement at any time for any reason whatsoever, or for no reason, upon ten (10) days’ written notice to the Seller. Upon the expiration or earlier termination of this Agreement, this Section 1(b) and Sections 3, 4, 5, 6, 7, 8, 10, 11, 12, 13, and 14 inclusive, will continue in full force and effect.

{01102524.DOCX.2} 17629381v6 2 2. Transition Services. (a) During the Transition Period and on the terms and subject to the conditions of this Agreement, the Seller shall, and shall cause the Affiliated Trucking Companies to, continue to operate and manage the Business in substantially the same manner in which the Seller operated the Business prior to the date hereof (the operation and management of the Business shall be referred to herein as the “Transition Services”). The Transition Services shall include, but not be limited to: (i) (A) The Seller will provide to the Purchaser access and use of the services of those employees and independent contractors listed on Schedule 2(a)(i)(A), which Seller acknowledges is all of the Seller’s employees and independent contractors utilized in the Business by the Seller prior to the date hereof (with the exception of the Key Employees who have accepted employment with Purchaser) (the “Leased Workers”) to provide management, administrative, logistical, and technical services, in addition to those described in clause (ii) below, to the Purchaser. Each Leased Worker who is an employee of the Seller shall devote one hundred percent (100%) of normal working hours each week to the Purchaser during the Transition Period; (B) The Leased Workers shall remain subject to the terms of their at-will employment with the Seller. The Seller will not terminate any Leased Worker without the written consent of the Purchaser, except in situations that require immediate discharge to preserve the integrity, safety, or general security of the workplace, the employees, or the Purchased Assets. The Seller shall give the Purchaser prompt written notice of any resignation or other termination of any Leased Worker; (C) Each Leased Worker shall receive base salary or wages and other compensation consistent with the Seller’s practices, all of which shall be paid by the Seller; provided, however, that a Leased Worker shall not receive an increase in base salary or wages or any bonus or incentive compensation during the Transition Period, except as approved by the Purchaser; and (D) The Seller shall administer and/or provide all employer services with respect to the Leased Workers, including, without limitation (I) payment of salary/wages and employee benefits; (II) payroll processing services; and (III) administration of required federal, state, and local employee payments or withholding from wages, including remittance of employment taxes to federal, state, and local taxing authorities. (ii) The Seller shall use commercially reasonable efforts to cause the Leased Workers to perform the following duties for the benefit of the Purchaser, in the same manner as it performed such duties for the Seller’s benefit prior to the Closing: (A) servicing all customers of the Business in the same manner as such customers were serviced prior to the Closing, including without limitation, (1) using the same facilities, assets and employees in connection with such servicing and (2) using the same level of efforts as the Seller’s employees used prior to the Closing to collect all vendor and trade accounts receivable arising from the Business on or after the Closing (the “Accounts Receivable”) for the sole benefit of the Purchaser; and (B) operating and maintaining the human resources, security, employee/labor, administrative, payroll, accounting/financial, invoicing/billing, safety, risk management, tax, computer hardware/software, data storage/retrieval, information management, communication, buying/merchandising, marketing/sales, customer service, transportation,

{01102524.DOCX.2} 17629381v6 3 shipping and receiving (including, without limitation, all physical labor aspects such as loading and unloading, packaging and unwrapping and slotting and picking of all products), and inventory functions and systems of and all other assets utilized by the Business prior to the Closing, whether or not such assets, functions and systems were purchased by the Purchaser under the Asset Purchase Agreement. (iii) providing access to and use of the employees and independent contractors of the Affiliated Trucking Companies in connection with providing the Transition Services and assisting in the transition of all employee and independent contractor relationships of the Business and using commercially reasonable efforts to keep such relationships intact; (iv) providing assistance to the Purchaser to retain the customer, supplier, vendor, service provider and other business relationships of the Business and complying with all commercially reasonable requests of the Purchaser with respect to such retention efforts; (v) utilizing, engaging and compensating the Affiliated Trucking Companies in substantially the same manner as the Affiliated Trucking Companies were utilized, engaged and compensated by the Seller prior to the Closing; (vi) maintaining all employment practices liability insurance and workers’ compensation insurance coverages pursuant to the same insurance policies with respect to the Business and its employees as in effect immediately prior to the Closing (or renewals thereof). In connection with the foregoing, effective as of the Closing Date, the Seller and the Affiliated Trucking Companies agree to promptly add the Purchaser as an additional insured on all such policies and shall promptly provide the Purchaser with evidence of same; and (vii) maintaining all Licenses necessary to operate the Business, including those Licenses set forth on Schedule 2(a)(vii), in the same manner in which such Licenses were maintained immediately prior to the Closing, and assisting the Purchaser with, as may be applicable, (A) the transition of the Seller’s Licenses to the Purchaser and (B) obtaining new Licenses in the name of the Purchaser. (b) During the Transition Period, the Purchaser agrees to maintain commercial general liability and other insurance coverages consistent with what insurance coverages were in place prior to Closing (aside from employment practices liability insurance and workers’ compensation insurance coverage maintained by the Seller in accordance with Section 2(a)(vi) above). In connection with the foregoing, effective as of the Closing Date, the Purchaser agrees to promptly add the Seller as an additional insured on all such policies and shall promptly provide the Seller with evidence of same. (c) During the Transition Period, the Seller shall, and shall cause the Affiliated Trucking Companies to, work with the Purchaser to complete the assignment to the Purchaser of all Vehicles and Contracts, including those listed on Schedule 2(c), with respect to the Vehicles and Contracts that were not transferred to the Purchaser at the Closing, at no additional consideration to the Seller or the Affiliated Trucking Companies. The Seller and the Affiliated Companies shall promptly take all such actions and execute all such documents as are reasonably requested by the Purchaser in connection with this Section. (d) In connection with the performance of the Transition Services, the Seller will have no obligation to (i) upgrade, enhance or otherwise modify any computer hardware, software or network environment currently used or located at the Leased Real Property, (ii) provide any support or maintenance services for any computer hardware, software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, software or network environment that is currently used or located at the Leased Real Property or (iii) except as otherwise set forth herein, convert any Business

{01102524.DOCX.2} 17629381v6 4 data from one format to another for use by the Purchaser or any other Person in connection with the Transition Services or otherwise. (e) The Seller shall instruct its employees and agents to cooperate with the Purchaser and its agents in connection with the provision of the Transition Services. The Seller shall instruct its employees and agents to use their best efforts to follow all reasonable directions and instructions of the Purchaser with respect to the Transition Services. (f) The Purchaser hereby agrees that to the extent that the rendering of any of the Transition Services requires the use of any Purchased Assets, the Seller shall have the use of such Purchased Assets only as necessary to render such Transition Services. The Purchaser shall instruct its employees and agents to cooperate with the Seller in connection with its provision of the Transition Services hereunder. (g) The Seller makes no representations or warranties of any kind, implied or expressed, with respect to the quality or competence of any Leased Worker or that the services performed by the Leased Workers will permit the Purchaser to achieve any specific or general results. 3. Fees and Expenses. (a) As compensation to the Seller for the provision of the Transition Services to the Purchaser, within three (3) Business Days after receiving an invoice from either the Seller or a third party engaged by Seller for any normal operating expenses incurred in the ordinary course of the Business in the provision of any Transition Services then being provided, the Purchaser shall pay such invoice or reimburse the Seller for such expenses (the “Transition Fee”). The Seller shall provide evidence of any such expenses incurred by the Seller promptly upon reasonable request by the Purchaser. For the avoidance of doubt, the Purchaser shall be obligated to reimburse the Seller, or pay directly to a third party engaged by Seller, for the expenses below to the extent that they are normal operating expenses incurred in the ordinary course of the Business: (i) all wages, salaries and other normal and customary costs and expenses incurred by the Seller with respect to the Leased Workers which accrue during the Transition Period, including, but not limited to, employment-related taxes, payroll deductions and any other similar taxes, fees, contributions, and insurance (including FICA-OASDI, FICA-HI, federal and state income taxes); and (ii) any other reasonable amounts paid to third-party vendors to the extent incurred by the Seller in the course of providing the Transition Services during the Transition Period. (b) For the avoidance of doubt, the Transition Fee shall be utilized by the Seller to provide the Transition Services. Any expenses not related to the Transition Services, including (i) any payments due to the landlords or other third parties from the Purchaser pursuant to the Leases, and (ii) all amounts payable with respect to the purchase of inventory, supplies and other disposables used in the ordinary course of business, shall be payable by the Purchaser and the Purchaser and the Seller shall mutually agree upon whether such other amounts shall be paid directly by the Purchaser or paid by the Seller subject to reimbursement by the Purchaser. For the avoidance of doubt, Purchaser shall not directly pay any Leased Worker or any employee of an Affiliated Trucking Companies and such payments due from Purchaser to Seller for such Transition Services shall be reimbursed by Purchaser to Seller in accordance with the terms of this Agreement. (c) If a withholding, sales, use, excise or services tax is validly assessed by any taxing authority on the provision of any of the Transition Services under this Agreement, the Purchaser will promptly pay directly, or promptly reimburse or indemnify the Seller for, such tax. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and will provide

{01102524.DOCX.2} 17629381v6 5 and make available to each other any resale certificate, information regarding out of state use of materials, services or sale, and other exemption certificates or information reasonably requested by either party. (d) During the Transition Period, the Seller shall promptly pay all costs and expenses incurred in connection with the provision of the Transition Services as and when due. (e) Notwithstanding anything contained herein to the contrary, following the Transition Period, the Purchaser shall provide continuation coverage required under Section 4980B of the Internal Revenue Code of 1986, as amended, and/or Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, to each “M&A qualified beneficiary” (as defined in Treasury Regulation § 54.4980B-9 or any successor regulation), to the extent required by applicable law. (f) Each of the parties hereby acknowledges that it shall have no right under this Agreement to set off any amounts owed under this Section 3 (or to become due and owing) to the other party, whether under this Agreement, the Asset Purchase Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other party. 4. Post-Closing Receipts, Payments & Information. (a) In addition to, and so long as such activities do not interfere with, the Transition Services, during the Transition Period, the Leased Workers shall be permitted to use the same level of efforts used prior to the Closing to (i) collect all accounts receivable of the Seller arising from the Business prior to the Closing and (ii) pay from the Seller’s bank accounts, as and when due, all accounts payable of, and the payroll for, the Business with respect to the pre-Closing period. (b) The parties hereby agree and acknowledge that, notwithstanding anything herein to the contrary, the Purchaser shall have all right, title and ownership to all Accounts Receivable of the Business generated on or after the Closing. During the Transition Period, the Seller shall be responsible for the collection of all Accounts Receivable arising from the Business. Beginning one week after the date hereof, and continuing thereafter, the Seller shall remit to the Purchaser, pursuant to commercially reasonable procedures that will be established by the Purchaser and agreed upon by the Seller, all (i) payments received on Accounts Receivable attributable to the Business following the Closing and (ii) information, correspondence, notices or other communications received or generated by the Seller related to all Accounts Receivable, including, for the avoidance of doubt, all Accounts Receivable attributable to the Business during the Transition Period. The obligations of the Seller pursuant to the preceding sentence shall survive the termination of this Agreement. (c) The parties agree that all payments from customers received by the Seller during the Transition Period shall be applied to the invoice specified on such payment, and if no such instruction is included on such payment, to the oldest invoice to such customer. (d) The Seller hereby covenants and agrees that (i) the Seller shall not, and the Seller shall cause the Affiliated Trucking Companies not to, directly or indirectly, take or omit to take any actions, preventing, avoiding or reducing the collection of any Accounts Receivable arising from the Business on or after the Closing, and (ii) the Seller will maintain books and records in a manner that allows the Accounts Receivable to be accurately tracked and reported, copies of which shall be provided to the Purchaser within two (2) Business Days of the Purchaser’s request therefor. (e) Any information, correspondence, notices or other communications received by the Purchaser after the Closing that concern unpaid or disputed accounts payable or other obligations of the Business or the Seller not assumed by the Purchaser under the Asset Purchase Agreement shall be forwarded promptly upon receipt to the Seller at the address set forth in Section 12 below.

{01102524.DOCX.2} 17629381v6 6 (f) Any sums mistakenly received by either party, either during the Transition Period or thereafter, shall be remitted to the party entitled to receive such funds within two (2) Business Days of discovery that they were mistakenly received. Either party mistakenly making any payment to suppliers or vendors of the other party at any time shall be entitled to prompt reimbursement from such other party upon written notice detailing the payment made, a copy of the information relating to the account paid and proof of payment. (g) During and after the Transition Period, the Seller shall inform its actual or potential customers and suppliers that the Business has been acquired by the Purchaser and refer all inquiries of third parties concerning the Business to the Purchaser. 5. Audits. During the Transition Period and for a period of six (6) months thereafter, the Seller shall permit the Purchaser and/or a third-party auditor appointed by the Purchaser to conduct an audit of the Seller’s books and records relating to the Transition Services and the billing and collection of the Accounts Receivable during the Transition Period under this Agreement. All audits pursuant to this Section 5 must be conducted: (a) upon prior written notice, (b) during the regular business hours at the location(s) where the Seller keeps the relevant records, and (c) in a manner not to unduly interfere with the Seller’s operations. In the event that the audit discloses any alleged underpayments of Accounts Receivable by the Seller to the Purchaser, the Purchaser shall give notice of such discrepancies to the Seller, including a copy of the relevant portions of the audit (“Notice of Discrepancy”). The Seller shall have five (5) Business Days from the date of the Notice of Discrepancy to review the alleged underpayments and give written notice (the “Dispute Notice”) to the Purchaser if the Seller disputes any such determinations of underpayments, describing any such disputed underpayment with specificity in the Dispute Notice. As to any underpayments not properly described in a timely delivered Dispute Notice, the Seller shall pay to the Purchaser the amount thereof within two (2) Business Days after the date of the Notice of Discrepancy. If the Seller properly and timely disputes any underpayments, then the parties agree to use their commercially reasonable efforts to resolve such dispute for a period of fifteen (15) days and, to the extent not then resolved, shall thereafter refer any remaining dispute to binding arbitration pursuant to Section 12 hereof. 6. Confidentiality. (a) “Confidential Information” means all information or materials, whether oral, written or machine readable, tangible or intangible, relating to the business, products, services, processes, programs, customers, suppliers, marketing methods, business, plans and/or business prospects (x) of the Purchaser or any Affiliate thereof or (y) of the Seller or any Affiliate thereof (except that any such information or materials included in the Purchased Assets shall not constitute Confidential Information of the Seller or any Affiliate thereof). “Confidential Information” does not include any information or materials that (i) is or becomes generally available to the public other than as a result of a disclosure by a party hereto, its Affiliates or any person acting on behalf of any such person; (ii) becomes available to a party hereto or its Affiliates on a non-confidential basis, provided that such source was not known by such party or its Affiliates to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, such other party to this Agreement or its Affiliates with respect to such information; or (iii) is disclosed pursuant to law, regulation or legal process or to defend a claim brought against or by the receiving party, provided, however, such party, at the request and expense of the disclosing party, uses reasonable efforts to limit such disclosure to the extent requested. (b) Each party acknowledges that the Confidential Information of the other party or its Affiliates is and shall remain the property of such other party or its Affiliates. The parties agree with respect to all Confidential Information that: (i) Each party shall keep and preserve all Confidential Information of the other party and any Affiliate thereof in confidence, and shall not disclose such Confidential Information to any

{01102524.DOCX.2} 17629381v6 7 third party, other than to the party’s employees, vendors and advisors (including attorneys) who have a need to know such information to fulfill their respective duties hereunder. (ii) Each party shall use Confidential Information of the other party solely or any Affiliate thereof solely in connection with the purposes of this Agreement. Any other use of such Confidential Information, including, but not limited to, any personal or commercial use, is explicitly forbidden. The parties shall not reverse engineer, decompile or otherwise manipulate any software or other information given or disclosed to them under this Agreement except to fulfill the purposes of this Agreement. (iii) Upon request at any time following the Transition Period, each party shall cease using the Confidential Information of the other party or any Affiliate thereof, and shall return or destroy (as directed by the requesting party) all originals, copies, reproductions, extracts or summaries, in whole or in part, of such Confidential Information, and certify to the requesting party that such action has been taken. (c) The Seller and the Purchaser acknowledge that a breach of any provision of this Section 6 by it or its Affiliates would cause immediate and irreparable damage to the other that would not adequately be remedied by monetary damages, and therefore the parties agree that injunctive relief in addition to any other legal or equitable remedies available (including, without limitation, monetary damages) is appropriate in order to enforce this Section 6, without the necessity of posting any bond or proving irreparable harm. (d) For avoidance of doubt, nothing herein shall be deemed to amend, limit, waive or otherwise modify either party’s confidentiality and non-disclosure obligations set forth in the Asset Purchase Agreement, the Confidentiality Agreement or any other agreements entered into in connection with the Asset Purchase Agreement, including, without limitation, the Noncompetition Agreements of even date herewith. 7. Relationship of the Parties. Notwithstanding any other agreement the parties have entered into (including those agreements entered into contemporaneously with this Agreement), the parties’ relationship to each other with respect to any and all matters addressed or covered by this Agreement, including, without limitation, the provision of the Transition Services to the Purchaser, shall for all purposes be one of independent contractors. Nothing in this Agreement or any other agreement between the parties shall be interpreted as making any party the partner, joint venturor, employee or agent of the other with respect to any and all matters addressed or covered by this Agreement. It is agreed and understood that the parties have no special relationship to each other (either fiduciary, confidential—except as expressly set forth herein—or other) under this Agreement, and no party shall have any special duty or obligation to the other except as expressly set forth in this Agreement. Except as otherwise expressly contemplated hereby, no party shall have the authority to assume or create any liability or obligation, express or implied, on behalf of, or bind in any manner, any other party without such other party’s express prior written consent. 8. Limitation of Liability; Indemnity. (a) Unless expressly and unambiguously hired and employed by the Purchaser or its Affiliates, or as provided in Section 3(a)(i) above, all persons providing the Transition Services pursuant to this Agreement shall be deemed solely employees or agents of the Seller or the Affiliated Trucking Companies, and the Seller or Affiliated Trucking Company shall be solely responsible for the payment to all such employees or contractors and payment of all contactor or employment-related taxes, payroll deductions and any other similar taxes, fees, contributions, and insurance (including FICA-OASDI, FICA-HI, federal and state income taxes, workers compensation insurance, unemployment insurance or other government- mandated insurance or benefits) relating to or concerning the persons providing the Transition Services hereunder and mandated under applicable foreign, federal, state and local laws.

{01102524.DOCX.2} 17629381v6 8 (b) The Purchaser hereby indemnifies the Seller and its successors and assigns, and agrees to reimburse, defend and hold them harmless from and against any and all claims, liabilities, damages, payments, obligations, losses, interest, penalties, costs and expenses (including reasonable attorneys’ fees), and judgments or orders incurred or suffered by any of them that arise out of (i) any breach by the Purchaser under this Agreement or (ii) employment of the Leased Workers during the Transition Period, including, without limitation, those related to claims for bodily injury or wrongful death, workers compensation, harassment, wrongful discharge, discrimination, retaliation, unfair labor practices, federal, state or local labor law violations, ERISA violations, or any similar matter (except to the extent resulting directly from the gross negligence or willful misconduct of the Seller). Subject to the Seller’s compliance with its obligations hereunder, the Seller shall not have any liability due to the refusal or inability of a Leased Worker to provide services as Leased Worker to the Purchaser. (c) The Seller and each Majority Shareholder, each hereby, jointly and severally, indemnify the Purchaser and its Affiliates, successors and assigns, and agree to reimburse, defend and hold them harmless from and against any and all claims, liabilities, damages, payments, obligations, losses, interest, penalties, costs and expenses (including reasonable attorneys’ fees), and judgments or orders incurred or suffered by any of them arising (i) out of any breach by the Seller under this Agreement or (ii) failure by an Affiliated Trucking Company to provide the Transition Services as set forth in this Agreement (except to the extent resulting directly from the gross negligence or willful misconduct of the Purchaser). (d) The Seller and the Purchaser acknowledge and agree that nothing contained in this Agreement is intended, shall be interpreted or construed or in any way be deemed to change, modify, alter or otherwise affect any right to indemnification that either the Seller or the Purchaser has or may have under the terms of the Asset Purchase Agreement. Further, all claims for indemnification pursuant to this Section 8 will be made in accordance with the procedures set forth in Article 6 of the Asset Purchase Agreement. 9. Force Majeure. No party shall be liable to any other party hereto for its failure or delay in performing its obligations hereunder (other than its obligations to pay money) due to any contingency beyond such party’s reasonable control, including, without limitation, acts of God, fires, floods, wars, acts of war, sabotage, terrorism or national or regional emergency (a “Force Majeure Event”); provided that the party declaring a Force Majeure Event (the “Impact Party”): (a) notifies the other party within two (2) Business Days from the time that a Force Majeure Event begun impacting the Impacting Party’s ability to perform under this Agreement, (b) takes all reasonable steps to mitigate the effects of the Force Majeure Event, (c) recommences its performance under this Agreement to the extent the Force Majeure Event abates, and (d) will not be relieved of any obligation under this Agreement to the extent the failure could have been prevented or mitigated by business continuity and disaster recovery planning and execution standard for the Impacted Party’s industry. 10. Successors And Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement shall not be assignable (nor shall this Agreement be transferred by operation of law or otherwise) without the prior written consent of the other party hereto, but such consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Purchaser may assign this Agreement to any Affiliate, whether by operation of law or otherwise, though in such event the Purchaser shall remain fully liable for all of its obligations hereunder. 11. Standard of Care. In providing the Transition Services set forth in this Agreement, the Seller shall, and shall cause the Affiliated Trucking Companies to, utilize the same standard of care utilized by it in operating the Business and the Purchased Assets prior to the Closing. 12. Arbitration; Governing Law; Specific Performance. Any dispute, controversy or claim arising out of or relating to this Agreement or any agreement contemplated hereby shall be settled solely by the arbitration procedure set forth in Section 10.10 of the Asset Purchase Agreement. This Agreement shall be governed by the law of the same state as described in the Asset Purchase Agreement. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to and pending the conclusion of any arbitration proceeding commenced pursuant to Section 10.10 of the Asset Purchase Agreement, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Any action or proceeding for any such remedy shall be brought in any state or federal courts having proper jurisdiction (and any appellate court therefrom), and each party waives (a) any objection that it may have to the venue of any such action or proceeding, and (b) any requirement for the securing or posting of any bond in connection with any such remedy.

13. Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by facsimile, email, "pdf" (if sent by facsimile, email, or "pdf", such electronic delivery to be promptly followed by hardcopy via an acceptable delivery method hereunder) or sent by a recognized overnight delivery service that guarantees next day delivery ("Overnight Delivery") in each case transmitted or addressed to the intended recipient as set forth below:

| | |
|---|---|
| If to the Seller or the Majority Shareholders: | Sealand Food Inc.<br>7418 Rancho Road<br>Richmond, VA 23228<br>Email:tammyl@sealandfoodsinc.com |
| with a copy to:<br>(which shall not constitute notice) | Ellenoff Grossman & Schole LLP<br>1345 Avenue of the Americas<br>New York, New York 10105<br>Facsimile: (212) 370-7889<br>Attn: Jonathan Cramer, Matthew Gray and Sophia Song<br>Email: jcramer@egsllp.com, mgray@egsllp.com and ssong@egsllp.com |
| If to the Purchaser: | HF Foods Group Inc.<br>19317-19319 Arenth Avenue<br>City of Industry, California 91748<br>Attention: Victor Lee<br>Facsimile: (909) 718-8722<br>Email: victorlee@hffoodsgroup.com |
| with a copy to:<br>(which shall not constitute notice) | Sean P. Fogarty, Esq.<br>Arnall Golden Gregory LLP<br>171 17th Street, NW, Suite 2100<br>Atlanta, Georgia 30363<br>Facsimile: (404) 873-8151<br>Email: sean.fogarty@agg.com |

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, facsimile, email or "pdf", will be deemed received on the day sent or on the first Business Day thereafter if

9

{01102524.DOCX.2}
17629381v6

{01102524.DOCX.2} 17629381v6 10 not sent on a Business Day, or (ii) by Overnight Delivery, will be deemed received on the first Business Day immediately following the date sent. 14. Miscellaneous. (a) No course of dealing, and no failure of the Purchaser or the Seller to insist upon strict performance of any of the terms, conditions, and covenants herein, shall be deemed a waiver of (i) any rights or remedies that such party may have hereunder, or (ii) any subsequent breach of the terms, conditions, and covenants herein contained. No waiver by the Purchaser or the Seller of any rights it may have hereunder shall be deemed to have occurred except as expressly provided in this Agreement or in a writing signed by an authorized officer of the party to be charged. (b) The headings contained in this Agreement are for the convenience of the parties only and shall not affect in any way the meaning or interpretation of this Agreement unless the context clearly and unambiguously requires otherwise. (c) This Agreement may not be amended except by a writing signed by an authorized officer of the party to be charged. (d) The parties agree that all parties participated in the preparation and negotiation of this Agreement and the agreements contemplated hereby, and that neither this Agreement nor any of the agreements contemplated hereby shall be construed against any party by virtue of the fact that any party prepared or drafted such agreements. (e) This Agreement (including all agreements and other documents referenced herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements, written or oral, that relate to the subject matter hereof. (f) Unless the context of this Agreement clearly requires otherwise, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the term “other party” refers to the Purchaser, on the one hand, and the Seller, on the other; and (vi) the phrases “include” and “including” shall mean “include without limitation” and “including without limitation”. (g) Except as provided in Section 8 hereof or as otherwise expressly stated herein, nothing in this Agreement is intended to create any rights in or benefits for any party other than the Purchaser and the Seller and their respective Affiliates. (h) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement. Signature pages exchanged by fax/telecopier or other electronic transmission shall be fully binding. (i) This Agreement shall be interpreted in conjunction with the Asset Purchase Agreement and any other documents and instruments referenced therein. However, to the extent of any clear and irresolvable conflict between the terms of this Agreement and the terms of the Asset Purchase Agreement and any other documents and instruments referenced therein, the terms of this Agreement shall govern. (j) The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further instruments as either party or its counsel may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

{01102524.DOCX.2} 17629381v6 11 (Signatures on following pages)

{01102524.DOCX.2} 17629381v6 IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written. SELLER: SEALAND FOOD, INC. By: Name: Its: MAJORITY SHAREHOLDERS: Connie Wang Jenny Wang PURCHASER: GREAT WALL SEAFOOD VA, L.L.C. By: Name: Kong Hian Lee a/k/a Victor Lee Its: Sole Manager (Signature Page to Transition Services Agreement)

{01102524.DOCX.2} 17629381v6 2 Schedule 2(a)(i)(A) Leased Workers

{01102524.DOCX.2} 17629381v6 3 Schedule 2(a)(vii) Licenses

{01102524.DOCX.2} 17629381v6 4 Schedule 2(c) Vehicles and Contracts

17618573v10 Exhibit 3.1(b) Form of Employment Agreement (See attached)

{01103021.DOCX.1} 17730289v5 FORM OF EMPLOYMENT AGREEMENT1 [EMPLOYEE’S NAME] THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made this [ ] day of [ ], 2022, by and between Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Company”) and an indirect subsidiary of HF Foods Group Inc., a Delaware corporation (“Parent”), and [_____________], an individual residing in the State of [_____________] (“Employee”). W I T N E S S E T H: WHEREAS, pursuant to Section 3.1(b) of that certain Asset Purchase Agreement (“Purchase Agreement”) dated as of April [ ], 2022, by and among Sealand Food, Inc., a Maryland corporation (“Sealand Food”), the Company and certain other parties named therein, the Company is acquiring on the date hereof the Purchased Assets, and Employee is executing this Agreement; WHEREAS, prior to the date hereof, Employee served as [_____________] of Sealand Food; WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company, all in accordance with the terms hereof; and WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. NOW, THEREFORE, in consideration of the terms, conditions, and mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows: 1. Employment. The Company hereby employs Employee and Employee hereby accepts employment by the Company upon the terms and conditions hereinafter stated. 2. Term. Subject to the provisions for early termination hereinafter stated, Employee’s term of employment hereunder shall commence on the date hereof and shall automatically continue for successive one (1) year terms, unless (a) Employee provides at least three (3) months’ written notice of nonrenewal to the Company prior to the end of the then current one (1) year term or (b) the Company provides at least thirty (30) days’ written notice of nonrenewal to Employee prior to the end of the then current one (1) year term (the initial one (1) year term, and all one (1) year renewal terms thereafter, the “Term”). 3. Duties. During the Term, Employee agrees to serve as, and the Company hereby employs Employee as, [_____________] of the Company. Initially, Employee will report to [_____________] and thereafter to such other individual that the Company or Parent may designate from time to time (the “Reporting Officer”). Employee agrees to perform such duties, subject to the reasonable direction of the Reporting Officer, as are customarily performed by [_____________] of Parent’s operating companies, including, but not limited to, executive management and supervisory duties, responsibilities, and authority in connection with Company operations. 4. Base Salary. As compensation for services rendered by Employee pursuant to this Agreement, the Company agrees to pay Employee a base salary of [______________] ($_______) per 1 Separate Employment Agreements will be provided for each of [ ].

17730289v5 {01103021.DOCX.1} year (“Base Salary”), shall be payable in accordance with the Company’s customary payroll practices and subject to normal withholding and payroll deductions and shall be subject to periodic review by the Reporting Officer. 5. Other Compensation. In addition to the compensation described in Section 4 above, the Company shall provide to Employee such other benefits as are customarily provided to other [ ] of Parent’s operating companies, subject to eligibility as provided in each such benefit plan or program. By way of example, Employee shall2: (i) be eligible to participate in employee fringe benefits (including 401(k) plan) that may be provided by the Company to its employees in accordance with the provisions of any such plans, as the same may be in effect from time to time; (ii) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company to its employees in accordance with the provisions of any such plans, as the same may be in effect from time to time; (iii) be eligible to earn vacation and paid holidays under the Company’s vacation policy provided by the Company to its employees, as the same may be in effect from time to time; (iv) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable to similarly situated employees of Parent’s operating companies from time to time; (v) be entitled to reimbursement for all necessary out-of-pocket business expenses incurred by Employee in the performance of [his/her] duties hereunder in accordance with Parent’s normal policies in effect from time to time; and (vi) be eligible for discretionary bonuses in accordance with Company practice and policy. Employee shall not be entitled to receive any additional benefits or compensation other than as set forth herein. 6. Termination. (a) Employee’s employment under this Agreement may be terminated for any of the following reasons: (i) by the Company for Cause upon written notice of termination to Employee, which notice shall specify Cause in reasonable detail; (ii) by the Company for any reason other than for Cause; (iii) by Employee upon three (3) months’ written notice to the Company; or (iv) by reason of Employee’s death or Disability. (b) In the event of a termination of Employee’s employment by the Company for Cause or by Employee upon three (3) months’ written notice, all obligations of the Company and Parent under Sections 4 and 5 of this Agreement shall terminate except that the Company shall pay Employee (to the extent not previously paid) [his/her] Base Salary, accrued but unused vacation, and reimbursable business expenses incurred prior to such termination. 2 Note to Sellers: Benefits subject to confirmation by Company.

17730289v5 {01103021.DOCX.1} (c) In the event of a termination of Employee’s employment by the Company without Cause or the nonrenewal of this Agreement by the Company pursuant to Section 2(b) above, all obligations of the Company and Parent under Sections 4 and 5 of this Agreement shall terminate except that: (i) the Company shall pay Employee (to the extent not previously paid) [his/her] Base Salary, accrued but unused vacation, and reimbursable business expenses incurred prior to such termination; (ii) the Company shall pay Employee an amount equal to [his/her] Base Salary for the lesser of (A) six (6) months after termination or (B) the number of months remaining in the Term as of the effective date of such termination; and (iii) the Company shall pay shall pay the premium associated with continuation of group health, dental, and vision benefits for Employee and [his/her] covered dependents under COBRA in accordance with the benefit programs provided to Employee until the earliest to occur of (A) the date six (6) months after termination, (B) the end of the Term or (C) the date Employee is eligible to enroll in the health, dental and/or vision plans of another employer, provided that Employee and Employee’s eligible dependents, if any, are participating in the Company’s group health, dental and vision plans at the time of Employee’s termination and elect on a timely basis to continue that participation in some or all of the offered plans under COBRA. Employee agrees to notify the Company promptly if Employee is eligible to enroll in the plans of another employer or if Employee or any of Employee’s dependents cease to be eligible to continue to participate in the Company’s benefit plans through COBRA. Payment of amounts under subparagraphs (ii) and (iii) herein are contingent upon Employee’s execution and delivery of an effective general release of the Company and its Affiliates, officers, directors and employees, in form and substance acceptable to the Company in its reasonable discretion (the “General Release”) and will be subject to federal and state payroll deductions and payable on the next regular pay date after such execution and delivery of the General Release. In the event of termination of Employee’s employment by the Company without Cause, Employee shall not be entitled to duplicative benefits and or payments pursuant to any other contract, severance plan or policy. (d) In the event of termination of Employee’s employment due to death or Disability, all obligations of the Company and Parent under Sections 4 and 5 of this Agreement shall terminate except with respect to payment of Base Salary accruing prior to such death or Disability and, in the case of Disability, payment of such disability benefits as Employee is entitled to receive in accordance with the applicable disability plan or program. 7. Definitions. For the purposes of this Agreement only, the following definitions shall apply: (a) “Cause” means termination of Employee’s employment for Cause upon written notice of termination to Employee, which notice shall specify Cause in reasonable detail. As used herein, “Cause” shall mean: (i) Employee’s repeated failure to substantially perform [his/her] duties hereunder, including but not limited to poor performance as determined in the Company’s discretion, after written demand for performance has been given by the Company that identifies how Employee has not performed [his/her] duties and such failure, if susceptible of cure, has not been cured for a period of 30 days after Employee receives notice from the Company; (ii) Employee’s act(s) or omission(s) amounting to negligence in the performance of [his/her] duties hereunder to the detriment of the Company, which act or omission has not been cured (if susceptible to cure) for a period of 30 days after Employee receives notice from the Company; (iii) Employee’s willful or grossly negligent failure or refusal to perform any material obligation under this Agreement or to carry out the reasonable directives of the Reporting Officer; (iv) Employee’s commission of fraud, theft or embezzlement against the Company or its suppliers or customers (as determined in good faith and following a reasonable investigation by the Company); (v) Employee’s conviction of or pleading guilty or no lo contendere to any felony under applicable law; (vi) Employee’s failure to observe or perform any covenant, condition or provision of Sections 8 through 11 of this Agreement; or (vii) Employee’s breach of the standalone Noncompetition

17730289v5 {01103021.DOCX.1} and Nonsolicitation Agreement, by and among Employee, the Company and the other parties thereto (“Noncompetition Agreement”) 3. (b) “Company Business” means the business of marketing, distributing and/or selling and other restaurant products to restaurants, markets and other customers throughout the United States in the Territory as conducted by the Company as of the date hereof. (c) “Competing Business” means any Person that is engaged in or conducts a business that is substantially similar to or the same as the Company Business, and only that portion of the business that is in competition with the Company Business. (d) “Confidential Information” means information (other than information that is a Trade Secret) of the Company, Parent or any of their Affiliates that is not generally known or available to the public and which the Company, Parent or any of their Affiliates desires to keep confidential. (e) “Disability” means the inability of Employee to perform those duties and responsibilities which are the essential functions of Employee’s position due to illness, accident or any other physical or mental incapacity. (f) “Territory” means the United States. The parties hereto agree that the Territory represents the geographical locations in which Employee has responsibilities hereunder. The parties hereto agree that the Company serves customers throughout the Territory and Employee’s duties and responsibilities hereunder will similarly extend throughout the Territory. (g) “Trade Secrets” shall mean information not generally known about the Company Business, the Company, Parent or any of their Affiliates that (i) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company, Parent or any of their Affiliates derives economic value from the fact that the information is not generally known to other persons who can obtain economic value from its disclosure or use or (ii) is treated as a trade secret under applicable law. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, research, pricing, information as to sales representatives and suppliers, lists of actual customers and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers, sales reports, service reports, price lists, product formulae and methods and procedures relating to services in each case to the extent not known or available to the public, persons who can obtain economic value from its disclosure or use, or competitors in the trade. 8. Non-Disclosure. (a) The parties agree that operation of the Company Business encompasses substantially all of the Territory and that the Company Business enjoys a valuable and extensive trade of its products and services. By virtue of Employee’s employment with the Company and specialized training that has been and will be provided to Employee in connection therewith, Employee has been and will be entrusted with the knowledge and possession of Trade Secrets and Confidential Information. The Company and Employee agree that such Trade Secrets and Confidential Information better enable the Company to compete in its industry, and by virtue of Employee’s knowledge of the Company Business, the Company may suffer material loss and irreparable injury if Employee were to disclose or use Trade Secrets or Confidential Information in contravention of Section 8(b) hereof. 3 The reference to the Non-Competition Agreement to be included in the Employment Agreement for all Key Employees other than [ ].

17730289v5 {01103021.DOCX.1} (b) Employee will not at any time, both during and, subject to the next following paragraph, after the expiration or termination of the Term, communicate or disclose to any Person, or use for [his/her] benefit or for the benefit of any Person other than the Company, Parent or any of their Affiliates, directly or indirectly, any Trade Secrets and/or Confidential Information acquired by Employee while employed by the Company; provided, however, that Employee may disclose such information (i) that is generally known or available to the public (other than by virtue of any disclosure in violation of this Agreement by Employee), (ii) required to enforce rights of Employee under this Agreement or any agreement entered into in connection herewith, (iii) as is necessary to disclose in the performance of [his/her] duties hereunder, (iv) as may be required in any report, statement or testimony submitted to any municipal, state, federal or other governmental regulatory body, (v) as may be required in response to any summons or subpoena or in connection with any litigation, or administrative, or other legal proceeding, or (vi) as may be required in order to comply with any law, order, regulation or ruling applicable to Employee or the Company; and provided further that Employee shall give the Company reasonable prior notice of any disclosure under the immediately preceding clauses (iv), (v) and (vi) in order to permit the Company and/or its Affiliates reasonable opportunity to seek an appropriate protective order. (c) For the purposes of this Agreement, the prohibition against the disclosure of Confidential Information shall end twelve (12) months after the date on which Employee ceases to be employed by the Company for any reason, regardless of the earlier expiration or termination of this Agreement, and the prohibition on the disclosure of Trade Secrets by Employee shall continue until such information loses its character as a Trade Secret through no fault or action of Employee. 9. Agreement Not to Compete. Employee covenants and agrees that during [his/her] employment with the Company and for twelve (12) months after the date on which Employee ceases to be employed by the Company for any reason, regardless of the earlier expiration or termination of this Agreement, [he/she] will not, directly or indirectly, engage in any Competing Business that is located within the Territory and wherein Employee will perform duties which are the same or substantially similar to those that Employee performed for the Company during the last twelve (12) months of Employee’s employment with the Company. Employee acknowledges that the Territory represents the geographical location throughout which the Company, and Employee on behalf of the Company, services customers and operates the Company Business. 10. Agreement Not to Solicit Customers. Employee covenants and agrees that during [his/her] employment with the Company and for twenty-four (24) months after the date on which Employee ceases to be employed by the Company for any reason, regardless of the earlier expiration or termination of this Agreement, [he/she] will not, without the prior written consent of the Reporting Officer, the Company or Parent, directly or indirectly, on [his/her] own behalf or in the service or on behalf of others, solicit or otherwise attempt to divert or appropriate to a Competing Business any customer of the Company, Parent or any of their Affiliates to whom the Company, Parent or any of their Affiliates sold or provided any products or services in connection with the Company Business within the Territory during the last twelve (12) months of Employee’s employment with the Company and with whom Employee had direct or indirect contact. 11. Agreement Not to Solicit Employees. Employee covenants and agrees that during [his/her] employment with the Company and for twelve (12) months after the date on which Employee ceases to be employed by the Company for any reason, regardless of the earlier expiration or termination of this Agreement, [he/she] will not, directly or indirectly, on [his/her] own behalf or in the service or on behalf of others, solicit, divert or recruit any employee of the Company, Parent or any of their Affiliates to leave such employment, whether or not such employment is pursuant to a written contract or at will.

12. Injunctive Relief. Both Employee and the Company expressly recognize that the subject matter of Sections 8 through 11 of this Agreement is unique, and that any breach of Employee's obligations under such Sections may result in irreparable injury and harm to the Company which cannot be adequately or solely measured or compensated by the rules of law and legal remedies. Therefore, in the event of a breach or threatened breach of such Sections by Employee, the Company, Parent and/or their Affiliates shall be entitled to obtain specific performance of such Sections through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate without being required to post any bond or prove "irreparable harm". Such equitable relief shall be in addition to, and the availability of such equitable relief shall not serve to preclude, any legal remedies that might be available to the Company, Parent or their Affiliates.

13. Governing Law. This Agreement is governed by and subject to the laws of the State of Delaware (without giving effect to its conflict of law provisions) irrespective of the fact that a party hereto may be a resident of another state or jurisdiction.

14. Non-Waiver. The failure to enforce any right arising under this Agreement or any other agreement on one or more occasions shall not operate as a waiver of that right under this Agreement or any other agreement on any other occasion, or of any other right on that occasion or any other occasion.

15. Severability. If any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions thereof shall remain in full force and effect, and any court of competent jurisdiction may so modify or amend the objectionable provision as to make it valid, reasonable and enforceable. If any court shall finally hold that the time, scope or territory or any other provision stated in this Agreement constitutes an unreasonable restriction upon Employee, Employee hereby expressly agrees that the provisions of this Agreement shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

16. Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, "pdf" or sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery"), or mailed registered or certified mail, return receipt requested, postage prepaid, transmitted or addressed to the intended recipient as set forth below:

| | |
|---|---|
| in the case of the Company to: | HF Foods Group Inc.<br>19317-19319 Arenth Avenue<br>City of Industry, California 91748<br>Attention: Victor Lee<br>Facsimile: (909) 718-8722<br>Email: victorlee@hffoodsgroup.com |
| with a copy to: (which shall not constitute notice) | Arnall Golden Gregory LLP<br>171 17th Street, NW, Suite 2100<br>Atlanta, Georgia 30363<br>Attention: Sean P. Fogarty, Esq.<br>Facsimile: (404) 873-8151<br>Email: sean.fogarty@agg.com |
| and in the case of Employee to: | [Employee]<br>______________________ |

{01103021.DOCX.1}
17730289v5

17730289v5 {01103021.DOCX.1} _______________________ Facsimile: ______________ Email: ___________________ or at such other addresses as any party hereto notifies the other parties hereof in writing in accordance with this Section. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery, facsimile, email or “pdf” will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a “business day” is a day on which the Company is open for business and shall not include a Saturday, Sunday or legal holiday. 17. Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Company and its respective successors and assigns, and Employee, [his/her] heirs, executors and personal representatives, but shall not be assignable by Employee. This Agreement shall also inure to the benefit of and shall be enforceable by Parent. The Agreement shall be freely assignable by the Company. 18. Modification. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended or superseded only by an agreement in writing signed by the parties hereto. No action or course of conduct shall constitute a waiver of any of the terms and conditions hereof, unless such waiver is specified in writing and, in the case of such action by the Company, approved by the Reporting Officer in writing, and then only to the extent so specified. 19. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. 20. Litigation Assistance. Employee agrees that following the termination of [his/her] employment hereunder, regardless of the reason for or manner of such termination, other than death or Disability that prevents [his/her] cooperation, [he/she] shall, upon reasonable notice and scheduling, furnish such information and give such assistance to the Company in any controversy or matter involving litigation as may reasonably be requested by the Company. The Company shall compensate Employee for all reasonable out-of-pocket expenses incurred while so assisting the Company. Employee is not obligated to assist in any controversy or litigation between the Company and Employee, nor is Employee required to provide anything other than truthful testimony. In the event Employee is required to devote more than eight (8) hours of time, including travel time, to assisting the Company, the Company shall compensate Employee at the rate of $40.00 per hour for all hours worked over eight (8) hours, in addition to all reasonable out-of-pocket expenses incurred while so assisting the Company. 21. Interpretation. Should any provision of this Agreement require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement shall not apply the assumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each had the opportunity to participate equally in the negotiations and preparation of this Agreement, and Employee acknowledges that [he/she] has had the opportunity to consult legal counsel regarding the terms hereof. 22. No Limitation. Nothing contained in this Agreement (including any termination of Employee’s employment with the Company, regardless of the reason) shall in any way supersede,

17730289v5 {01103021.DOCX.1} modify, replace, amend, change, rescind, waive, defeat, limit, impair, expand, exceed, enlarge or affect the provisions set forth in, or any party’s rights, remedies or obligations under, the Purchase Agreement and other Transaction Documents referred to therein, this Agreement being intended solely to memorialize the terms of Employee’s employment with the Company. 23. Expenses of Enforcement. The non-prevailing party shall be liable to, and will pay the prevailing party for all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the prevailing party in the enforcement, defense or interpretation in any respect of any of its rights under this Agreement, whether in litigation or otherwise. 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. Signature pages exchanged by facsimile, “pdf” or other electronic means shall be fully binding. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement. 25. Survival. Sections 7 through 25 hereof shall survive the termination of this Agreement. [Signatures on following page]

17730289v5 {01103021.DOCX.1} IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. COMPANY: GREAT WALL SEAFOOD VA, L.L.C. By: Name: Kong Hian Lee a/k/a Victor Lee Its: Sole Manager EMPLOYEE: [NAME] [Signature Page to Employment Agreement]

17618573v10 Exhibit 3.8(a) Form of Seller Noncompetition Agreement (See attached)

17730803v4 SELLER NONCOMPETITION AND NONSOLICITATION AGREEMENT THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”), dated this ____ day of __________ 2022, is made by and between Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Purchaser”), an indirect subsidiary of HF Foods Group Inc., a Delaware corporation (“Parent”), and Sealand Food, Inc., a Maryland corporation (the “Seller”). W I T N E S S E T H: WHEREAS, the Seller markets, distributes and sells seafood products and other restaurant products and related items to restaurants, markets and other customers (the “Business”) throughout the continental United States (the “Territory”); WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of April _____, 2022 (the “Purchase Agreement”), among the Seller, the Majority Shareholders, the Purchaser, and certain other parties named therein, the Purchaser is acquiring on the date hereof the Purchased Assets (the “Acquisition”); WHEREAS, pursuant to Sections 3.8 and 7.1(e) of the Purchase Agreement, the Seller is executing this Agreement as a condition to the Purchaser consummating the Acquisition; WHEREAS, this Agreement is ancillary to and an integral part of the Purchase Agreement and the transactions contemplated therein; and WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. NOW, THEREFORE, in consideration of the execution, delivery and performance of the Purchase Agreement, the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows: 1. Recitals. The foregoing recitals are hereby incorporated into this Agreement for all purposes. 2. Definitions. For the purposes of this Agreement, the following definitions shall apply: (a) “Competing Business” means that portion of any business which is (i) substantially similar to and (ii) in competition with the Business of the Seller. (b) “Confidential Information” means any confidential, proprietary, or secret information, documentation, or material (other than information that is a Trade Secret) of the Business, the Seller, the Purchaser, the Parent or any of their respective Affiliates that is not generally known or available to the public or competitors in the trade. (c) “Noncompetition Period” means three (3) years from and after the date hereof. (d) “Trade Secrets” means information not generally known about the Business or the Seller, the Purchaser, the Parent or any of their respective Affiliates that (i) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Seller, the Purchaser, the Parent or any of their respective Affiliates derives or may derive economic value from the fact that the information is not generally known to other Persons who can obtain economic value from its

17730803v4 disclosure or use or (ii) is treated as a trade secret under applicable law. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, research, pricing, information as to sales representatives and suppliers, lists of or information regarding actual customers or potential customers, customer route books, cards or lists containing the names, addresses, buying habits or business locations of past, present or prospective customers, sales reports, service reports, price lists, product formulae or methods and procedures relating to services. 3. Covenants of the Seller. The covenants in this Section 3 are a material inducement to the Purchaser to consummate the Acquisition, and the amounts payable to the Seller under the Purchase Agreement are in partial consideration for the covenants in this Section 3. The parties acknowledge and agree that the covenants contained herein are designed to protect the legitimate business interests of the Purchaser, the Parent and their respective Affiliates in the assets being acquired, particularly the Trade Secrets, Confidential Information, substantial customer relationships, goodwill and specialized training of the Seller as developed over time and at substantial expense. The parties moreover acknowledge and agree that the covenants contained herein are being made because the business connections, customers, products, techniques, goodwill and other aspects of the Business are maintained at great expense, are long standing, are of great value to the Purchaser, the Parent and their respective Affiliates and provide them with a substantial competitive advantage. The parties also acknowledge and agree that (i) the types and periods of restriction imposed in this Section 3 are fair and reasonable and are designed in order to protect and maintain the Trade Secrets, Confidential Information and the other proprietary interests of the Seller, the Purchaser, the Parent and their respective Affiliates, other legitimate business interests of the Purchaser, the Parent and their respective Affiliates, and goodwill associated with the Business, and (ii) the time, scope, geographic area, and other provisions of this Section 3 have been specifically negotiated by the parties, represented by legal counsel, and are integral parts of the transactions contemplated by the Purchase Agreement. (a) Nondisclosure of Trade Secrets and Confidential Information. (i) The parties agree that operation of the Business encompasses substantially all of the Territory and that the Business enjoys a valuable and extensive trade of its products and services. The Seller and its employees have been and may continue to be entrusted with the knowledge and possession of Trade Secrets and Confidential Information. The parties agree that by virtue of the Seller’s and its employees’ knowledge of the Business, the Purchaser, the Parent and their respective Affiliates may suffer material loss and irreparable injury if the Seller were to disclose or use Trade Secrets or Confidential Information in contravention of this Agreement. (ii) The Seller shall (and shall cause each of its Affiliates to) keep strictly confidential and shall not (and shall cause each of its Affiliates not to), directly or indirectly, at any time communicate or disclose to any Person other than the Purchaser or the Parent or their respective Affiliates, or use for its benefit or for the benefit of any Person other than the Purchaser or the Parent or their respective Affiliates, any Trade Secrets or Confidential Information; provided, however, that the Seller may disclose such information (A) that is generally known to the public or known by or available to competitors in the trade (other than by virtue of any disclosure by the Seller or its employees in violation of this Agreement or any other shareholder or former shareholder of the Seller in violation of such Person’s Noncompetition and Nonsolicitation Agreement), (B) as may be required to enforce rights of the Seller under the Purchase Agreement or any agreement entered into in connection therewith, (C) as may be required in response to any summons or subpoena or in connection with any litigation, or any administrative or other legal proceeding, or (D) as may be required in order to comply with any law, order, regulation or ruling applicable to the Seller or the Purchaser; and provided further that the Seller shall give the Purchaser reasonable prior notice of any disclosure under the immediately preceding clauses (B), (C) or (D) in order to permit the Purchaser, the Parent or their respective Affiliates reasonable opportunity to seek an appropriate protective order.

17730803v4 (iii) For the purposes of this Agreement, the obligations of the Seller relating to Confidential Information only shall end at the expiration of the Noncompetition Period, and the obligations of the Seller relating to Trade Secrets shall end upon the later of (x) the date on which such information loses its character as a Trade Secret through no fault or action of the Seller (or any other current or former employee or shareholder of the Seller) or (y) the expiration of the Noncompetition Period. (iv) The Seller agrees not to (and shall cause each of its Affiliates not to), directly or indirectly, during the Non-Competition Period, publish or communicate (including, without limitation, in any public forum) any defamatory or disparaging remarks, comments or statements concerning the Business or the Purchaser, the Parent or their Affiliates or any employees, officers, directors, personnel, customers or suppliers of any of the foregoing. (b) Noncompetition. The Seller covenants and agrees that the Seller shall not (and shall cause each of its Affiliates not to), during the Noncompetition Period, either directly or indirectly, within the Territory (i) provide or perform services for the benefit of, manage, operate, or in any way participate in, a Competing Business, either on its own behalf or on behalf of any other Person, and regardless of whether in the capacity of an agent, consultant or independent contractor, paid or otherwise, or (ii) have a financial interest in, own or control any Competing Business, whether as a shareholder, owner, partner, proprietor, lender or otherwise; provided, however, that the Seller and its Affiliates may own, as a passive investment, equity interests of a Competing Business if (A) such equity interests are listed on a national securities exchange or traded on a national market system in the United States, and (B) the Seller and its Affiliates, owns beneficially and in the aggregate (directly or indirectly) less than five percent (5%) of the total issued and outstanding equity interests of such Competing Business. The Seller acknowledges that during the twelve (12) month period immediately prior to the Acquisition, the Business serviced customers within the Territory. (c) Nonsolicitation of Customers and Suppliers. The Seller covenants and agrees that the Seller shall not (and shall cause each of its Affiliates not to), during the Noncompetition Period, either directly or indirectly, in the service or on behalf of a Competing Business, (i) attempt to divert (A) the sales of any customer to which the Seller or, to the extent such sales were attributable to the Business, any Affiliate of the Seller sold or provided any products or services, or (B) the services of any supplier, vendor or service provider from which the Seller received any products or services, in either case, at any time within the twenty-four (24) month period prior to the Closing Date, or (ii) except with respect to the operation of a Permitted Business, solicit (A) the sales of any customer to which the Seller or, to the extent such sales were attributable to the Business, any Affiliate of the Seller sold or provided any products or services, or (B) the services of any supplier, vendor or service provider from which the Seller received any products or services, in either case, at any time within the twenty-four (24) month period prior to the Closing Date; provided, that in no instance shall any action permitted in this Section 3(c)(ii) violate the terms of Section 3(c)(i). (d) Nonsolicitation of Employees. The Seller covenants and agrees that the Seller shall not (and shall cause each of its Affiliates not to), during the Noncompetition Period, either directly or indirectly, hire, solicit, divert or recruit any Person employed by the Seller, the Purchaser, the Parent or any of their respective Affiliates within six (6) months prior to such hire, solicitation, diversion or recruitment to (in the case of solicitation, diversion or recruitment) leave such employment, whether or not such employment is pursuant to a written contract or at will, to join a Competing Business; provided that the parties understand that the Seller shall continue to employ the Current Employees after the Closing subject to the terms of the Transition Services Agreement. 4. Severability. The terms of this Agreement will, where possible, be interpreted and enforced so as to sustain their legality and enforceability, read as if they cover only the specific situation to which they are being applied and enforced to the fullest extent permissible under applicable law. If any

17730803v4 term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible. 5. Remedies. (a) Injunctive Relief. The parties expressly recognize that the subject matter of this Agreement is unique, and that any breach of the Seller’s obligations under this Agreement may result in irreparable injury to the Purchaser, the Parent and their respective Affiliates that cannot be adequately or solely measured or compensated by the rules of law and legal remedies. Therefore, in the event of a breach of this Agreement by the Seller, the Purchaser and the Parent shall be entitled to obtain specific performance of this Agreement through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate, without the necessity of proving “irreparable harm” or securing or posting any bond. Such equitable relief shall be in addition to, and the availability of such equitable relief shall not serve to preclude, any legal remedies that might be available to the Purchaser, the Parent or any of their respective Affiliates. (b) Tolling of Covenants upon Breach. In addition to any other form of equitable or legal relief, in the event that the Seller breaches any of the covenants set forth in Section 3 above, then the Noncompetition Period shall be tolled and automatically extended for the period of the breach so that the benefit of the bargain negotiated by the Purchaser may be preserved. 6. Governing Law; Dispute Resolution. This Agreement is governed by and subject to the laws of the State of Delaware (without giving effect to its conflict of law provisions) irrespective of the fact that a party hereto may be a resident of another state or jurisdiction. Notwithstanding any provision of this Agreement to the contrary, with the exception of disputes, controversies or claims where the sole remedy sought is injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved in accordance with Section 10.10 of the Purchase Agreement. 7. Modification. This Agreement (including the Exhibits attached hereto), together with the Purchase Agreement, contains the entire agreement of the parties with respect to the subject matter hereof, and this Agreement may be amended or superseded only by an agreement in writing signed by the parties hereto. No action or course of conduct shall constitute a waiver of any of the terms and conditions hereof, unless such waiver is specified in writing, and then only to the extent so specified. 8. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties and their respective successors and permitted assigns and, in addition, shall inure to the benefit of and shall be enforceable by the Parent. This Agreement shall not be assignable by the Seller, but may be assigned in whole or in part by the Purchaser and any successor to, or assignee of, the Purchaser may enforce the provisions of this Agreement. 9. Headings; Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Should any provision of this Agreement require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement shall not apply the assumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each had the opportunity to participate equally in the negotiations and preparation of this Agreement, and to consult legal counsel regarding the terms hereof.

17730803v4 10. Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by facsimile, email, “pdf” (if sent by facsimile, email, or “pdf”, such electronic delivery to be promptly followed by hardcopy via an acceptable delivery method hereunder) or sent by a recognized overnight delivery service that guarantees next day delivery (“Overnight Delivery”) or mailed registered or certified mail, return receipt requested, postage prepaid, in each case transmitted or addressed to the intended recipient as set forth below: If to the Seller: Sealand Food, Inc. [ ] [ ] [ ] [ ] [ ] [ ] with a copy to: Ellenoff Grossman & Schole LLP (which shall not 1345 Avenue of the Americas constitute notice) New York, New York 10105 Facsimile: (212) 370-7889 Attn: Matthew Gray, Jonathan Cramer and Sophia Song Email: mgray@egsllp.com; jcramer@egsllp.com and ssong@egsllp.com If to the Purchaser: HF Foods Group Inc. 19317-19319 Arenth Avenue City of Industry, California 91748 Facsimile: (909) 718-8722 Attn: Victor Lee Email: victorlee@hffoodsgroup.com with a copy to: Sean P. Fogarty, Esq. (which shall not Arnall Golden Gregory LLP constitute notice) 171 17th Street, NW, Suite 2100 Atlanta, Georgia 30363 Facsimile: (404) 873-8151 Email: sean.fogarty@agg.com or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (a) by personal delivery, facsimile, email or “pdf”, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (b) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (c) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a “business day” is a day on which the Purchaser is open for business and shall not include a Saturday or Sunday or legal holiday. 11. Expenses of Enforcement. The non-prevailing party shall be liable to, and will reimburse, the prevailing party for all costs and expenses, including, but not limited to, reasonable attorneys’ fees, court costs and other expenses of litigation or arbitration, incurred by the prevailing party in the enforcement, defense or interpretation in any respect of any of its rights under this Agreement, whether in litigation or otherwise.

17730803v4 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement. Signature pages exchanged by facsimile, “pdf” or other electronic means shall be fully binding. (Signatures on the Following Pages)

{01051146.DOCX.3} 17730803v4 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the day and year first above written. PURCHASER: Great Wall Seafood VA, L.L.C. By: Name: Kong Hian Lee a/k/a Victor Lee Its: Sole Manager (Signature Page to Seller Noncompetition Agreement)

{01051146.DOCX.3} 17730803v4 SELLER: Sealand Food, Inc. By: Name: Its: (Signature Page to Seller Noncompetition Agreement)

17618573v10 Exhibit 3.8(b) Form of Shareholder Noncompetition Agreement (See attached)

17730925v4 SHAREHOLDER NONCOMPETITION AND NONSOLICITATION AGREEMENT THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”), dated this ____ day of ________ 2022, is made by and between Great Wall Seafood VA, L.L.C., a Virginia limited liability company (“the Purchaser”), an indirect subsidiary of HF Foods Group Inc., a Delaware corporation (“Parent”), and (ii) [ ] (the “Shareholder”). W I T N E S S E T H: WHEREAS, the Shareholder owns shares of stock in Sealand Food, Inc., a Maryland corporation (the “Company”). WHEREAS, the Company markets, distributes and sells seafood products and other restaurant products and related items to restaurants, markets and other customers (the “Business”) throughout the continental United States (the “Territory”); WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of April _____, 2022 (the “Purchase Agreement”), among the Company, the Shareholder, the Purchaser, Parent, and certain other parties named therein, the Purchaser is acquiring on the date hereof the Purchased Assets (the “Acquisition”); WHEREAS, pursuant to Sections 3.8 and 7.1(e) of the Purchase Agreement, the Shareholder is executing this Agreement as a condition to the Purchaser consummating the Acquisition; WHEREAS, this Agreement is ancillary to and an integral part of the Purchase Agreement and the transactions contemplated therein; and WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement. NOW, THEREFORE, in consideration of the execution, delivery and performance of the Purchase Agreement, the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows: 1. Recitals. The foregoing recitals are hereby incorporated into this Agreement for all purposes. 2. Definitions. For the purposes of this Agreement, the following definitions shall apply: (a) “Competing Business” means that portion of any business which is (i) substantially similar to and (ii) in competition with the Business of a Company. (b) “Confidential Information” means any confidential, proprietary, or secret information, documentation, or material (other than information that is a Trade Secret) of the Business, a Company, the Purchaser, the Parent or any of their respective Affiliates that is not generally known or available to the public or competitors in the trade. (c) “Noncompetition Period” means three (3) years from and after the date hereof.

17730925v4 2 (d) “Trade Secrets” means information not generally known about the Business or any Company, the Purchaser, the Parent or any of their respective Affiliates that (i) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which any Company, Purchaser, the Parent or any of their respective Affiliates derives or may derive economic value from the fact that the information is not generally known to other Persons who can obtain economic value from its disclosure or use or (ii) is treated as a trade secret under applicable law. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, research, pricing, information as to sales representatives and suppliers, lists of or information regarding actual customers or potential customers, customer route books, cards or lists containing the names, addresses, buying habits or business locations of past, present or prospective customers, sales reports, service reports, price lists, product formulae or methods and procedures relating to services. 3. Covenants of the Shareholder. The covenants in this Section 3 are a material inducement to the Purchaser to consummate the Acquisition, and the amounts payable to the Company under the Purchase Agreement are in partial consideration for the covenants in this Section 3. The parties acknowledge and agree that the covenants contained herein are designed to protect the legitimate business interests of the Purchaser, the Parent and their respective Affiliates in the assets being acquired, particularly the Trade Secrets, Confidential Information, substantial customer relationships, goodwill and specialized training of the Company as developed over time and at substantial expense. The parties moreover acknowledge and agree that the covenants contained herein are being made because the business connections, customers, products, techniques, goodwill and other aspects of the Business are maintained at great expense, are long standing, are of great value to the Purchaser, the Parent and their respective Affiliates and provide them with a substantial competitive advantage. The parties also acknowledge and agree that (i) the types and periods of restriction imposed in this Section 3 are fair and reasonable and are designed in order to protect and maintain the Trade Secrets, Confidential Information and the other proprietary interests of the Company, the Purchaser, the Parent and their respective Affiliates, other legitimate business interests of the Purchaser, the Parent and their respective Affiliates, and goodwill associated with the Business, and (ii) the time, scope, geographic area, and other provisions of this Section 3 have been specifically negotiated by the parties, represented by legal counsel, and are integral parts of the transactions contemplated by the Purchase Agreement. (a) Nondisclosure of Trade Secrets and Confidential Information. (i) The parties agree that operation of the Business encompasses substantially all of the Territory and that the Business enjoys a valuable and extensive trade of its products and services. The Shareholder has been and may continue to be entrusted with the knowledge and possession of Trade Secrets and Confidential Information. The parties agree that by virtue of the Shareholder’s knowledge of the Business, the Purchaser, the Parent and their respective Affiliates may suffer material loss and irreparable injury if the Shareholder were to disclose or use Trade Secrets or Confidential Information in contravention of this Agreement. (ii) The Shareholder shall keep strictly confidential and shall not, directly or indirectly, at any time communicate or disclose to any Person other than the Purchaser or the Parent or their respective Affiliates, or use for such Shareholder’s benefit or for the benefit of any Person other than the Purchaser or the Parent or their respective Affiliates, any Trade Secrets or Confidential Information; provided, however, that the Shareholder may disclose such information (A) that is generally known to the public or known by or available to competitors in the trade (other than by virtue of any disclosure by the Shareholder in violation of this Agreement or any other shareholder or former shareholder of the Company in violation of such Person’s Noncompetition and Nonsolicitation Agreement), (B) as may be required to enforce rights of the Shareholder under the Purchase Agreement or any agreement entered into in connection therewith, (C) as may be required in response to any summons or subpoena or in connection

17730925v4 3 with any litigation, or any administrative or other legal proceeding, or (D) as may be required in order to comply with any law, order, regulation or ruling applicable to the Shareholder or the Purchaser; and provided further that the Shareholder shall give the Purchaser reasonable prior notice of any disclosure under the immediately preceding clauses (B), (C) or (D) in order to permit the Purchaser, the Parent or their respective Affiliates reasonable opportunity to seek an appropriate protective order. (iii) For the purposes of this Agreement, the obligations of the Shareholder relating to Confidential Information only shall end at the expiration of the Noncompetition Period, and the obligations of the Shareholder relating to Trade Secrets shall end upon the later of (x) the date on which such information loses its character as a Trade Secret through no fault or action of the Shareholder (or any other current or former shareholder of the Company) or (y) the expiration of the Noncompetition Period. (iv) The Shareholder agrees not to, directly or indirectly, during the Non- Competition Period, publish or communicate (including, without limitation, in any public forum) any defamatory or disparaging remarks, comments or statements concerning the Business or the Purchaser, the Parent or their Affiliates or any employees, officers, directors, personnel, customers or suppliers of any of the foregoing. (b) Noncompetition. The Shareholder covenants and agrees that the Shareholder shall not, during the Noncompetition Period, either directly or indirectly, within the Territory (i) provide or perform services for the benefit of, manage, operate, or in any way participate in, a Competing Business, either on such Shareholder’s own behalf or on behalf of any other Person, and regardless of whether in the capacity of an employee, agent, consultant or independent contractor, paid or otherwise, or (ii) have a financial interest in, own or control any Competing Business, whether as a shareholder, owner, partner, proprietor, lender or otherwise; provided, however, that the Shareholder may own, as a passive investment, equity interests of a Competing Business if (A) such equity interests are listed on a national securities exchange or traded on a national market system in the United States, and (B) the Shareholder, owns beneficially and in the aggregate (directly or indirectly) less than five percent (5%) of the total issued and outstanding equity interests of such Competing Business. The Shareholder acknowledges that during the twelve (12) month period immediately prior to the Acquisition, the Business serviced customers within the Territory. (c) Nonsolicitation of Customers and Suppliers. The Shareholder covenants and agrees that the Shareholder shall not, during the Noncompetition Period, either directly or indirectly, in the service or on behalf of a Competing Business, (i) attempt to divert (A) the sales of any customer to which the Company or, to the extent such sales were attributable to the Business, any Affiliate of the Company sold or provided any products or services, or (B) the services of any supplier, vendor or service provider from which the Company received any products or services, in either case, at any time within the twenty-four (24) month period prior to the Closing Date, or (ii) except with respect to the operation of a Permitted Business, solicit (A) the sales of any customer to which the Company or, to the extent such sales were attributable to the Business, any Affiliate of the Company sold or provided any products or services, or (B) the services of any supplier, vendor or service provider from which the Company received any products or services, in either case, at any time within the twenty-four (24) month period prior to the Closing Date; provided, that in no instance shall any action permitted in this Section 3(c)(ii) violate the terms of Section 3(c)(i). (d) Nonsolicitation of Employees. The Shareholder covenants and agrees that the Shareholder shall not, during the Noncompetition Period, either directly or indirectly, hire, solicit, divert or recruit any Person employed by the Company, the Purchaser, the Parent or any of their respective Affiliates within six (6) months prior to such hire, solicitation, diversion or recruitment to (in the case of solicitation, diversion or recruitment) leave such employment, whether or not such employment is pursuant to a written contract or at will, to join a Competing Business; provided that the parties

17730925v4 4 understand that the Company shall continue to employ the Current Employees after the Closing subject to the terms of the Transition Services Agreement. 4. Severability. The terms of this Agreement will, where possible, be interpreted and enforced so as to sustain their legality and enforceability, read as if they cover only the specific situation to which they are being applied and enforced to the fullest extent permissible under applicable law. If any term of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, then all other terms of this Agreement will nevertheless remain in full force and effect, and such term automatically will be amended so that it is valid, legal and enforceable to the maximum extent permitted by applicable law, but as close to the parties’ original intent as is permissible. 5. Remedies. (a) Injunctive Relief. The parties expressly recognize that the subject matter of this Agreement is unique, and that any breach of the Shareholder’s obligations under this Agreement may result in irreparable injury to the Purchaser, the Parent and their respective Affiliates that cannot be adequately or solely measured or compensated by the rules of law and legal remedies. Therefore, in the event of a breach of this Agreement by the Shareholder, the Purchaser and the Parent shall be entitled to obtain specific performance of this Agreement through injunctive relief and such ancillary remedies of an equitable nature as a court may deem appropriate, without the necessity of proving “irreparable harm” or securing or posting any bond. Such equitable relief shall be in addition to, and the availability of such equitable relief shall not serve to preclude, any legal remedies that might be available to the Purchaser, the Parent or any of their respective Affiliates. (b) Tolling of Covenants upon Breach. In addition to any other form of equitable or legal relief, in the event that the Shareholder breaches any of the covenants set forth in Section 3 above, then the Noncompetition Period shall be tolled and automatically extended for the period of the breach so that the benefit of the bargain negotiated by the Purchaser may be preserved. 6. Governing Law; Dispute Resolution. This Agreement is governed by and subject to the laws of the State of Delaware (without giving effect to its conflict of law provisions) irrespective of the fact that a party hereto may be a resident of another state or jurisdiction. Notwithstanding any provision of this Agreement to the contrary, with the exception of disputes, controversies or claims where the sole remedy sought is injunctive relief, all disputes, controversies or claims arising out of or relating to this Agreement shall be resolved in accordance with Section 10.10 of the Purchase Agreement. 7. Modification. This Agreement (including the Exhibits attached hereto), together with the Purchase Agreement, contains the entire agreement of the parties with respect to the subject matter hereof, and this Agreement may be amended or superseded only by an agreement in writing signed by the parties hereto. No action or course of conduct shall constitute a waiver of any of the terms and conditions hereof, unless such waiver is specified in writing, and then only to the extent so specified. 8. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties and their respective successors and permitted assigns and, in addition, shall inure to the benefit of and shall be enforceable by the Parent. This Agreement shall not be assignable by the Shareholder, but may be assigned in whole or in part by the Purchaser and any successor to, or assignee of, the Purchaser may enforce the provisions of this Agreement. 9. Headings; Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Should any provision of this Agreement require a judicial interpretation, it is agreed that the judicial body interpreting or construing this Agreement shall not apply the assumption that the terms of

17730925v4 5 this Agreement shall be more strictly construed against one party by reason of the rule of legal construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement. The parties acknowledge and agree that they and their agents have each had the opportunity to participate equally in the negotiations and preparation of this Agreement, and to consult legal counsel regarding the terms hereof. 10. Notices. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by facsimile, email, “pdf” (if sent by facsimile, email, or “pdf”, such electronic delivery to be promptly followed by hardcopy via an acceptable delivery method hereunder) or sent by a recognized overnight delivery service that guarantees next day delivery (“Overnight Delivery”) or mailed registered or certified mail, return receipt requested, postage prepaid, in each case transmitted or addressed to the intended recipient as set forth below: If to the Shareholder: [ ] [ ] [ ] [ ] [ ] [ ] with a copy to: Ellenoff Grossman & Schole LLP (which shall not 1345 Avenue of the Americas constitute notice) New York, New York 10105 Facsimile: (212) 370-7889 Attn: Matthew Gray, Jonathan Cramer and Sophia Song Email: mgray@egsllp.com;jcramer@egsllp.com and ssong@egsllp.com If to the Purchaser: HF Foods Group Inc. 19317-19319 Arenth Avenue City of Industry, California 91748 Facsimile: (909) 718-8722 Attn: Victor Lee Email: victorlee@hffoodsgroup.com with a copy to: Sean P. Fogarty, Esq. (which shall not Arnall Golden Gregory LLP constitute notice) 171 17th Street, NW, Suite 2100 Atlanta, Georgia 30363 Facsimile: (404) 873-8151 Email: sean.fogarty@agg.com or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (a) by personal delivery, facsimile, email or “pdf”, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (b) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (c) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a “business day” is a day on which the Purchaser is open for business and shall not include a Saturday or Sunday or legal holiday.

17730925v4 6 11. Expenses of Enforcement. The non-prevailing party shall be liable to, and will reimburse, the prevailing party for all costs and expenses, including, but not limited to, reasonable attorneys’ fees, court costs and other expenses of litigation or arbitration, incurred by the prevailing party in the enforcement, defense or interpretation in any respect of any of its rights under this Agreement, whether in litigation or otherwise. 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument. This Agreement shall be effective and binding on all parties when all parties have executed and delivered a counterpart of this Agreement. Signature pages exchanged by facsimile, “pdf” or other electronic means shall be fully binding. (Signatures on the Following Pages)

17730925v4 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the day and year first above written. PURCHASER: Great Wall Seafood VA, L.L.C. By: Name: Kong Hian Lee a/k/a Victor Lee Its: Sole Manager (Signature Page to Shareholder Noncompetition Agreement)

17730925v4 SHAREHOLDER: [ ] (Signature Page to Shareholder Noncompetition Agreement)

17618573v10 Exhibit 7.1(b)(i) Bill of Sale (See attached)

17731029v3 BILL OF SALE KNOW ALL MEN BY THESE PRESENTS that Sealand Food, Inc., a Maryland corporation (the “Seller”), for good and valuable consideration, effective as of the date hereof, hereby sells, transfers, assigns, conveys, grants, delivers, alienates and sets over to Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Purchaser”), and its successors and assigns, forever, all of the Seller’s legal, beneficial and other right, title and interest in and to any Purchased Assets owned by the Seller as contemplated by and pursuant to that certain Asset Purchase Agreement dated as of April _____, 2022 (the “Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement), by and among the Seller, the Purchaser, and the other parties thereto, free and clear of all Encumbrances (other than Permitted Encumbrances), to have and to hold the same, for its or their use forever. The Seller agrees that the Seller will, at any time and from time to time from the date hereof, upon the request of the Purchaser (or any successor or assignee thereof), do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required for the better selling, transferring, assigning, conveying, granting, delivering, alienating, setting over to, assuring or confirming to the Purchaser (or any successor or assignee thereof), or for aiding in assigning and reducing to the possession of the Purchaser (or any successor or assignee thereof), title to and possession of any and all of the Purchased Assets sold, transferred, assigned, conveyed, granted, delivered, alienated or set over hereby, or intended so to be. The Seller hereby constitutes and appoints the Purchaser as the Seller’s true and lawful agent and attorney in fact, with full power of substitution and re-substitution, in whole or in part, in the name and stead of the Seller, but on behalf and for the benefit of the Purchaser and its successors and assigns, from time to time: (a) to demand, receive and collect any and all of the Purchased Assets and to give receipts and releases for and with respect to the same, or any part thereof; (b) to institute and prosecute, in the name of the Seller or otherwise, any and all proceedings at law, in equity or otherwise, that the Purchaser or its respective successors and assigns may deem proper in order to collect or reduce to possession any of the Purchased Assets and in order to collect or enforce any claim or right of any kind hereby sold, assigned transferred, conveyed, granted, delivered, alienated, or set over or intended so to be; and (c) to do all things legally permissible, required or reasonably deemed by the Purchaser to be required to recover and collect the Purchased Assets and to use the Seller’s name in such manner as the Purchaser may reasonably deem necessary for the collection and recovery of same. The Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Seller. The Seller acknowledges and agrees that the representations, warranties, covenants, agreements and indemnities contained in the Agreement shall not be superseded hereby, but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern. (Signature on the following page.)

17731029v3 IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorized corporate representative this ___ day of _______________, 2022. SELLER: SEALAND FOOD, INC. By: Name: Its: (Signature Page to Seller Bill of Sale)

17618573v10 Exhibit 7.1(b)(ii) Assignment Agreement (See attached)

17731101v4 ASSIGNMENT AND ASSUMPTION AGREEMENT THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of _ _____, 2022, by and among Sealand Food, Inc., a Maryland corporation (the “Seller”), and Great Wall Seafood VA, L.L.C., a Virginia limited liability company (the “Purchaser”). W I T N E S S E T H: WHEREAS, the Seller, the Purchaser, and the other parties thereto have entered into that certain Asset Purchase Agreement dated as of April _____, 2022 (the “Purchase Agreement”); and WHEREAS, this Agreement is being entered into pursuant to Section 7.1(b) of the Purchase Agreement. NOW, THEREFORE, in consideration of the premises, monies in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. 2. Assignment of Rights; Assumption of Assumed Liabilities. The Seller hereby transfers and assigns to the Purchaser all of the Seller’s right, title and interest in, to and under the Purchased Assets owned by the Seller, including, without limitation, the Owned Intellectual Property, the Intellectual Property used in the Business, goodwill associated with the foregoing and the Assigned Contracts, and the Purchaser hereby accepts such transfers and assignments and assumes and agrees to perform and discharge the Assumed Liabilities (but specifically excluding the Excluded Liabilities) in accordance with the terms thereof, subject to and in accordance with the terms and provisions of the Purchase Agreement. 3. Power of Attorney. The Seller hereby constitutes and appoints the Purchaser as the Seller’s true and lawful agent and attorney in fact, with full power of substitution and re-substitution, in whole or in part, in the name and stead of the Seller, but on behalf and for the benefit of the Purchaser and its successors and assigns, from time to time: (a) to demand, receive and collect any and all amounts due under the Assigned Contracts and to give receipts and releases for and with respect to the same, or any part thereof; (b) to institute and prosecute, in the name of the Seller or otherwise, any and all proceedings at law, in equity or otherwise, that the Purchaser or its respective successors and assigns may deem proper in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and (c) to do all things legally permissible, required or reasonably deemed by the Purchaser to be required with respect to any Assumed Liability or any claim or right of any kind hereby assigned or transferred or intended so to be, and to use the Seller’s name in such manner as the Purchaser may reasonably deem necessary for same. The Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Seller.

17731101v4 2 4. Further Assurances. Each of the Purchaser and the Seller, as applicable, shall execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof. 5. Integration with the Purchase Agreement Provisions. Nothing contained in this Agreement shall expand, reduce, modify or waive any rights or obligations of the parties under the Purchase Agreement, including, without limitation, the rights and obligations of the parties under Article 6 thereof. In the event that any of the provisions of this Agreement are determined to conflict with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control. 6. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof. 8. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. 9. Headings. The Section headings herein have been inserted for convenience or reference only, and are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. 10. Amendments. This Agreement may be amended, extended, superseded, canceled, renewed, or the terms hereof may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. (Signatures on the following pages)

17731101v4 IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first above written. PURCHASER: GREAT WALL SEAFOOD VA, L.L.C. By: Name: Kong Hian Lee a/k/a Victor Lee Its: Sole Manager (Signatures continue on following page) (Signature Page to Seller Assignment and Assumption Agreement)

17731101v4 SELLER: SEALAND FOOD, INC. By: Name: Its: (Signature Page to Seller Assignment and Assumption Agreement)

17618573v10 Exhibit 7.(h) Form of New Lease (See attached)

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 17757328v6 WAREHOUSE LEASE AGREEMENT BY AND BETWEEN POINER REALTY, LLC, LANDLORD AND GREAT WALL SEAFOOD VA, L.L.C., TENANT PREMISES: LAND AND IMPROVEMENTS LOCATED AT 7418 RANCO ROAD, RICHMOND, VA 23228 DATE: [ ]/2022

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 1 17757328v6 WAREHOUSE LEASE AGREEMENT THIS WAREHOUSE LEASE AGREEMENT (this "Lease") is made as of April ____, 2022 ("Effective Date"), by and between Poiner Realty, LLC, a Virginuia limited liability company ("Landlord"), and Great Wall Seafood VA, L.L.C., a Virginia limited liability company ("Tenant"). Section 1. Basic Terms: (a) Address of Landlord: 5300 Heatherbook Lane, Glenn Allen, VA 23059, Attn: Tammy Lu or such other address as may from time to time be designated by Landlord to Tenant in writing. (b) Address of Tenant: 19319 Arenth Avenue, City of Industry, California 91748, Attn: Victor Lee or such other address as may from time to time be designated by Tenant to Landlord in writing. (c) Premises: The Land (as hereinafter defined) and the building thereon having a street address of 7418 Ranco Road, Richmond, VA 23228 and containing approximately 44,000 rentable square feet (the "Building"), together with any parking areas, walkways, landscaped areas and other improvements appurtenant thereto (herein referred to as the "Premises"). (d) Land: The parcel of land described on Exhibit "A" attached hereto (the "Land"). (e) Term: A period of five (5) years commencing on April ____, 2022 (the "Commencement Date") and expiring on April ____, 2027 (the "Expiration Date") unless sooner terminated as set forth herein (referred to herein as the "Term"). (f) Rent: All Base Rent and Additional Rent. (g) Base Rent: The annual Base Rent hereunder shall be $484,000.00 per annum, payable in equal monthly installments of $40,333.33, in advance on the Commencement Date and on the first day of each calendar month (or portion thereof) thereafter for the Term. (h) Additional Rent: Any amounts required to be paid by Tenant under this Lease (other than Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent". Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Commencement Date. (i) Permitted Use: Tenant is permitted to use the Premises solely as a warehouse for produce distribution, restaurant supply distribution, and seafood and other food distribution services together with such related ancillary uses such as office space for administering the operation of such warehouse, parking, and loading, unloading and shipping of inventory and merchandise.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 2 17757328v6 (j) Security Deposit: $40,333.33. (k) Exhibits: Each reference in this Lease to any of the Basic Terms contained in SectionSection 1 shall be construed to incorporate into such reference all of the definitions set forth in SectionSection 1. Section 2. Premises. In consideration of the rents, covenants, agreements and conditions hereinafter provided to be paid, kept, performed and observed, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord, the Premises. Notwithstanding the foregoing, Landlord reserves the right to use up to three (3) parking spaces (“Designated Spaces”) on the Land and to store certain maintenance equipment in the compressor room in the Building. The location of the Designated Spaces shall be as shown on Exhibit “B” attached hereto (however, if such Exhibit is not attached hereto, then the location of the Designated Spaces shall be as reasonably agreed to by Landlord and Tenant). Landlord may store ladders, hand tools, electric power tools and similar equipment in the compressor room. For the avoidance of doubt, Landlord will not store gasoline-powered tools such as lawn mowers, generators, and leaf blowers or other equipment that could leak gasoline or oil without Tenant’s consent. In material consideration for the foregoing reservation, Landlord covenants at all times during the Term to save Tenant harmless from all claims, loss, liability, cost, expense or damages that Tenant may incur resulting from the negligent use of the Designated Spaces or such compressor room and/or the act of Landlord or its agents, employees or invitees while in or on the Premises for purposes of accessing the Designated Spaces or such compressor room. This indemnification by Landlord of Tenant shall survive the termination of this Lease. Section 3. Term. Except as otherwise provided in this Lease, the Term shall be for the period commencing on the Commencement Date and ending on the Expiration Date; provided, that Landlord shall deliver exclusive possession of the Premises to Tenant on the Commencement Date. Section 4. Renewal. Tenant shall have the option to renew the Term of this Lease (the "Renewal Option") for one (1) additional term of five (5) years (the "Renewal Term") commencing on the day following the expiration of the Term, provided that each of the following occurs: (a) Landlord receives notice of the exercise of the Renewal Option not less than six (6) months prior to the Expiration Date set forth in Section 1(e), time being of the essence. (b) As of the date of the exercise of the Renewal Option and the date which is thirty (30) days prior to the commencement of the Renewal Term, Tenant shall not be in default under this Lease beyond any applicable notice and cure period.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 3 17757328v6 Tenant's lease of the Premises for the Renewal Term shall be upon the same terms and conditions as set forth in this Lease, except that the annual Base Rent during each year of the Renewal Term shall increase by three percent (3%) over the annual Base Rent for the prior year, payable in equal monthly installments, in advance on the first day of each calendar month (or portion thereof) thereafter occurring during the Renewal Term. Tenant shall have no option to renew or extend this Lease beyond the expiration of the Renewal Term. Section 5. Use of Premises. (a) The Premises shall be used for the Permitted Use set forth in Section 1(i) and for no other purpose. (b) Tenant will permit no liens to attach or exist against the Premises, and shall not commit any waste. Any claim to, or lien upon, the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Should the Premises or any portion thereof become subject to any mechanics, laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant, Tenant will have such lien discharged or bonded over within thirty (30) days of Tenant’s notice or knowledge thereof. (c) The Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Premises that could constitute a nuisance or trespass with respect to the Premises or any adjoining building or land. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same in a manner reasonably acceptable to Landlord. (d) Tenant shall not in any way violate any law, ordinance or, if applicable, restrictive covenant affecting the Premises, and shall not use the Premises in any manner which may be dangerous to persons or property or would cause the cancellation of, prevent the use of, or increase the rate of, the special form ("all risk") coverage insurance policy maintained by Landlord or Tenant, or which would result in insurance companies of good standing to refuse to insure the Premises on a special form ("all risk") policy. Tenant shall not be in default hereunder for the violation of any restrictive covenant affecting the Premises unless and until Landlord provides Tenant with a true and correct copy thereof and Tenant is, in fact, in violation of the same and such violation continues for more than ten (10) days after notice of such violation from Landlord. Section 6. Base Rent. Tenant covenants to pay without notice, deduction, set-off or abatement (except as otherwise provided in Section 14 of this Lease) to Landlord the Base Rent specified in Section 1(g) in lawful money of the United States in advance on the first day of each month during the Term. Rent for any partial month shall be prorated on a per diem basis. Rent shall be payable to Landlord at Landlord's address shown in Section 1(a) above or such other place as Landlord may designate from time to time in writing.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 4 17757328v6 Section 7. Taxes and Other Additional Rent. (a) Commencing on the Commencement Date, Tenant agrees to pay as Additional Rent all Taxes and Landlord's Property Insurance Costs (as hereinafter defined) due and payable in each year of the Term. All Taxes and Landlord's Property Insurance Costs shall be payable by Tenant to Landlord in either monthly, quarterly or annual payments (as determined by Landlord) and shall be due within fifteen (15) days after the delivery to Tenant of an invoice for the applicable amount. Taxes, Landlord's Property Insurance Costs and other Additional Rent shall be appropriately adjusted for any partial Lease year. The obligation of Tenant with respect to the payment of Additional Rent shall survive the termination of this Lease. (b) "Taxes" shall be defined as real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which are levied or assessed or become a lien against the Premises or any portion thereof, and are payable during the Term and any tax in substitution of any of the foregoing. Taxes shall not include any franchise, capital, stock, transfer, inheritance or income (other than rental income) tax imposed on Landlord. In case of special taxes or assessments which may be payable in installments, only the amount of each installment and interest paid thereon paid during a calendar year shall be included in taxes for that calendar year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the operation of the Building. Taxes shall also include any expenses reasonably incurred by Landlord (and/or persons authorized by Landlord) in contesting any of the items specified above in this clause (b) and/or the assessed value of the Premises, or any portion thereof, as applicable, not to exceed the amount of any reduction in Taxes obtained in connection with such contest, which expenses shall be allocated to the tax year to which such expenses relate. "Taxes" shall also include all charges assessed against or attributed to the Land or the Building pursuant to any reciprocal easement agreement, or other recorded instrument, if any, as the same may be amended from time to time, provided and on the condition that Landlord delivers to Tenant a true and correct copy of the same. (c) "Landlord's Property Insurance Costs" are defined as all insurance premiums paid by Landlord with respect to property insurance Landlord may reasonably carry from time to time in respect of the Premises, together with reasonable deductibles. (d) This shall be a triple net lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as herein provided. The provisions for payment of Taxes, Landlord's Property Insurance Costs and all other Additional Rent are intended to pass on to Tenant and reimburse Landlord for all costs and expenses incurred in connection with ownership and operation of the Premises. (e) If applicable in the jurisdiction where the Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 5 17757328v6 payments required to be paid Landlord by Tenant under the terms of this Lease; provided, however, Tenant shall have no responsibility for any income tax of any nature payable by Landlord. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein. Section 8. Utilities / Garbage Removal. (a) During the Term, Tenant shall pay as billed to Tenant, within fifteen (15) days of receiving the applicable bill or invoice, all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Premises. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost. (b) Tenant at its own expense shall provide its own janitorial service and garbage removal and carting. Tenant shall not permit the undue accumulation of debris in the Premises or in any area immediately adjoining the Premises. Dumpsters will be stored within the Premises in locations determined by Landlord. Tenant shall use only those dumpsters designated by Landlord for Tenant’s garbage or shall, if requested by Landlord, provide its own dumpsters to be placed in a location approved by Landlord in writing. Section 9. Acceptance, Maintenance, and Repair. (a) Tenant has inspected and knows the condition of the Premises and accepts the same in their present condition without representation or warranty of any kind by Landlord as to the present or future condition of the Premises, subject, however, to Landlord’s obligations under Section 9(b) and Section 14 hereof. Tenant shall, at its own cost and expense, maintain in good condition and repair, and replace (when a repair is not feasible) as necessary, the entire Premises (except as expressly provided in Section 9(b) below), including but not limited to all (i) glass, skylights, windows, interior and entrance and exit doors, sprinkler systems, plumbing and sewage systems, walls and wall finishes (including but not limited to, painting of interior and exterior walls, as and when necessary), floors (including floor slabs), ceilings, columns, entryways, pipes, mains, water and sewer connections, security systems, truck docks and doors, dock bumpers, dock plates, dock shelters, dock seals, and dock lighting, levelers, entrance doors, door jams, electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and exhaust equipment and systems, electrical motors, heating, air conditioning and ventilation systems, and all other appliances, fixtures and equipment of every kind and nature located in, upon or about the Premises and (ii) signage, rail space areas, fences, water retention facilities, lighting standards and lamps, discharge piping, fountains, pumps, catch basins and drainage areas, driveways and parking areas (including paving, sealing and restriping, when necessary, and removal of snow, ice and trash), landscaped areas, walkways, curbs and all other facilities serving or relating to the Premises. Tenant's repair and maintenance obligations under this Section 9 shall not

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 6 17757328v6 apply to any maintenance or repair caused by the negligent act or willful misconduct by Landlord occurring after the Commencement Date. Landlord hereby assigns to Tenant, to the extent assignable, any warranties that Landlord may have (if any) that relate to Tenant’s maintenance and repair obligations under this Lease. (b) Subject to the provisions of Section 14 hereof, Landlord shall make or cause to be made, all necessary repairs and replacements to the "structural components" (as hereinafter defined) of the Building. For purposes of this Lease, the phrase "structural components" shall mean the roof, structural walls, footings and foundation of the Building. Landlord shall never have any obligation to repair, maintain or replace, pursuant to this Section 9 or any other provision of this Lease, any Tenant Change (as defined in Section 13 hereof). (c) Landlord shall not be liable to Tenant or to any other person for any damage or interruption of utility services occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Premises, or for any damage or interruption of utility services occasioned by water coming into the Premises or arising from the acts or negligence of occupants of adjacent property or the public. (d) Tenant shall, at its own cost and expense, promptly and properly observe, comply with and execute, all present and future orders, regulations, directions, rules, laws, ordinances and requirements of all governmental authorities, (including but not limited to State, Municipal, County and Federal governments and their departments, bureaus, boards, and officials) (collectively, "Legal Requirements") which shall impose any duty upon Landlord or Tenant with respect to Tenant’s use, manner of use, occupation or alteration of the Premises made by Tenant, and shall comply with loss control requirements issued by Landlord's insurance company(ies), affecting the Premises and Tenant's use thereof, and save Landlord harmless from expense or damage resulting from failure to do so. Section 10. Insurance / Indemnity. (a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, commercial general liability insurance (for its own account and no other insured party), which shall include broad form property damage liability coverage, extended (as per Insurance Services Offices ("ISO") CG 0001 04/13) including bodily injury coverage, personal and advertising injury liability coverage, product/completed operations liability coverage, contractual liability coverage and independent contractors coverage, in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence and general aggregate basis for property damage, personal injury and bodily injury or death of one or more persons, Five Million Dollars ($5,000,000.00) for completed operations and Five Million Dollars ($5,000,000.00) for personal and advertising injury; it being agreed that such limits may be achieved via a combination of primary and umbrella/excess insurance policies. Tenant shall be named as insured, and Landlord and Landlord’s agents, mortgagees, and such other parties as Landlord may reasonably request on written notice to Tenant shall be named as additional insureds on such policy using the standard ISO CG 20 11 (04/13) form or its equivalent. The insurance

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 7 17757328v6 coverage required under this Section 10(a) shall be afforded under the standard ISO CG 0001 (04/13) form or its equivalent, and shall not contain any exclusion for contractual liability coverage for any of the foregoing coverages. The insurance coverage required under this Section 10(a) shall, in addition, extend to any liability of Tenant arising out of the indemnities by Tenant provided in this Lease. (b) Tenant shall, from and after the Commencement Date, carry and maintain, at its sole cost and expense, special form (formerly "all-risk") property insurance including coverage for loss from flood, water damage from all causes including but not limited to sprinkler damage, sewer discharge or backup, water line breakage, and overflow from adjacent properties, vandalism and malicious mischief, covering all of Tenant’s fixtures, equipment, personal property, wall coverings, contents and Tenant Changes now existing or to be added, to the extent of their full replacement costs as updated from time to time during the Term. Any such policy of property insurance shall contain a provision that the insurer waives any right of subrogation against Landlord. (c) Tenant shall also maintain (i) worker's compensation and disability insurance, affording statutory coverage and containing statutory limits or better (but not less than $1,000,000) in respect of any work or other operation on or about the Premises and (ii) automobile liability coverage in an amount of not less than $1,000,000 each accident, covering liability arising out of any automobile, including owned, non-owned and hired vehicles. (d) Tenant shall deliver to Landlord and any additional insureds, prior to the Commencement Date, certificates of insurance and the declaration pages listing all endorsements, in form reasonably satisfactory to Landlord issued by Tenant’s insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds a certificate of insurance and the declaration pages listing all endorsements for each renewal policy, in form reasonably satisfactory to Landlord, issued by Tenant’s insurance company or its authorized agent, at least ten (10) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the state in which the Premises are located and rated by Best's Insurance Reports or any successor publication of comparable standing as A-/VIII or better or the then equivalent of such rating. Landlord shall be provided with thirty (30) days' written notice (which may be given by Tenant or its agent) prior to any cancellation, lapse or modification of any policy. (e) Tenant may carry any insurance required under this Lease in the form of a so-called blanket policy or policies of insurance covering the Premises along with other locations of Tenant, provided the minimum amount of the total insurance afforded by such blanket policy which shall be allocable to the Premises and any work to be performed therein and any sub-limits of such policy allocable to the Premises shall be in amounts which shall not be less than the minimum amounts of the insurance required hereunder, and the protection afforded under such policy shall be not less than that which would have been afforded under a separate policy or policies.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 8 17757328v6 (f) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 10, Landlord may upon fifteen (15) days’ notice to Tenant (unless such coverages will lapse in which event only a shorter notice [or no notice] to prevent lapse shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor. (g) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, its contents or to the other portions of the Building, to the extent that such loss or damage is actually covered by such party’s insurance coverage actually maintained or required to be maintained hereunder. Landlord and Tenant each agree that, to the extent a waiver of subrogation is obtainable from their respective insurance companies insuring the property of either Landlord or Tenant, waiving any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be, for any such loss, such waiver of subrogation shall be contained in their respective policies. If, for any reason, Tenant fails to insure its personal property and contents (including inventory) within the Premises (which shall be a violation of Tenant’s obligations hereunder), Tenant shall conclusively be deemed to have waived any claim against or recovery from Landlord to the extent that any such claim or recovery would have been covered by a special form (formerly "all risk") property insurance policy for such personal property and contents and therefore would have been within the scope of a waiver of subrogation contained in such policy of insurance. Section 11. Indemnification by Tenant. Tenant covenants at all times to save Landlord harmless from all loss, liability, cost, expense or damages that Landlord may incur or which may be claimed with respect to any person or persons, corporation, or property on or about the Premises or resulting from any act done or omission by or through the Tenant, its agents, employees, invitees, or any person on or about the Premises by reason of Tenant's use. This indemnification by Tenant of Landlord shall survive the termination of this Lease. Section 12. Assignment and Subletting. (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet or otherwise permit the occupancy of the Premises (other than by Tenant), in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord. Notwithstanding the foregoing, as long as Tenant is not then in default under this Lease after the giving of any applicable notice and the expiration of any applicable cure period, Tenant shall have the right, upon at prior written notice to Landlord (setting forth the name and address and contact information for the applicable persons or entities listed in clauses (i)-(iv) below), but without the prior consent of Landlord, to assign this Lease or sublet the Premises or a portion thereof to: (i) any entity into which or with which Tenant has merged or consolidated; (ii) any parent, subsidiary, or wholly-owned Affiliate of Tenant;

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 9 17757328v6 (iii) any entity which acquires all or substantially all of the issued and outstanding shares of capital stock of Tenant, membership interests in Tenant or partnership interests in Tenant, as applicable; or (iv) any purchaser of all or substantially all of Tenant’s assets and the assets of all Affiliates of Tenant that are in the business of produce distribution, restaurant supply distribution, and seafood and other food distribution services; provided and on the condition that, in the event of any such transfer which is an assignment, such transferee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed from and after the effective date of such transfer. As used herein, (A) the term "Affiliate", of any person or entity, shall mean a corporation, partnership, limited liability company or other entity which controls, is controlled by or is under common control with such person or entity; and (B) the term "control" shall mean (1) in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, (2) in case of a partnership, ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership (or similar) interests therein, and (3) in the case of a limited liability company or other entity, ownership, directly or indirectly, of at least fifty (50%) percent of all the equity or other beneficial interest(s) therein. (b) If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or subtenant, (ii) a detailed description of the intended use of the Premises by the proposed assignee or subtenant, with particular detail regarding any Hazardous Materials which will be used in any manner at the Premises, (iii) the amount and location of the space within the Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and (v) the proposed rent or consideration to be paid to Tenant by such assignee or subtenant. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. (c) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 12 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent or permitted hereunder without Landlord’s consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 10 17757328v6 (d) Notwithstanding anything to the contrary contained in this Section 12, Tenant shall have the right, without Landlord’s consent, to permit Sealand Food, Inc., a Maryland corporation (“Sealand”), to occupy the Premises solely for the purposes of, and only for such time as is necessary to, provide the Transition Services, as such term is defined in that certain Transition Services Agreement, by and among Tenant, Sealand and other parties thereto, dated as of the date hereof. (e) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Land and the Building and all of Landlord's rights under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations. Section 13. Tenant Alterations and Additions. (a) Except as otherwise set forth below, Tenant shall not make or permit to be made any alterations, improvements, or additions to the Premises (a "Tenant Change"), without first obtaining on each occasion Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed with respect to interior, non-structural alterations. Notwithstanding the foregoing, Tenant may, without Landlord’s written approval, make cosmetic or decorative changes to the Premises such as painting, carpeting and wall coverings, provided in each case that (i) such cosmetic or decorative changes (A) comply with all Legal Requirements and (B) do not require any municipal permits, approvals or signoffs, and (ii) Tenant has satisfied all of the insurance requirements with respect to the contractors, subcontractors and laborers performing such work as provided below. As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord for Landlord's approval. Landlord shall have the right, at any time within thirty (30) calendar days after receipt of all such information and documentation, to give written notice to Tenant that such Tenant Change must be removed at the end of the Term. All Tenant Changes shall be performed in accordance with all Legal Requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant Changes with respect to all contractors, subcontractors and laborers performing such work. If Landlord at the time of giving its approval to any Tenant Change notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the expiration or earlier termination of this Lease, remove the same and restore the Premises to its condition prior to such Tenant Change. No Tenant Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost. Except as provided in Section 16 hereof, whether or not Landlord has required removal of any one or more Tenant Changes, Tenant shall have the right, so long as no Event of Default has occurred, to remove all Tenant Changes prior to the end of the Term, at the expense of Tenant, and restore the Premises to the condition in which it existed prior to the Tenant Change which is so

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 11 17757328v6 removed, normal wear and tear and damage by casualty excepted. With respect to any Tenant Change, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether pursuant to Section 9 of this Lease or required to comply with any Legal Requirements or otherwise, whether interior or exterior, structural or nonstructural, ordinary or extraordinary. Section 14. Fire and Other Casualty; Condemnation. (a) If the Premises are damaged or destroyed by fire or other casualty, Landlord shall, subject to the limitations in this Section 14 and to the limits of the insurance proceeds it actually receives as a result of such casualty, promptly and diligently proceed to repair, rebuild or replace the Premises, so as to restore the Premises to the condition in which the Premises existed immediately prior to such damage or destruction (exclusive of Tenant Changes). If Landlord carries on any restoration or repair at the Premises pursuant to this Section 14 and Tenant continues to occupy any other portion of the Premises, Landlord shall take all such steps as may be reasonable and practicable to prevent interference with Tenant's use and enjoyment of the portion of the Premises which Tenant continues to occupy. Landlord shall perform its obligations under this Section 14 in a manner which will achieve restoration of any damage as soon as practicable, giving due regard to the nature and scope of the damage, subject to extension(s) of time due to the occurrence of delays outside the reasonable control of Landlord. Rent shall abate in proportion to the portion of the Premises that Tenant is not reasonably able to use until Landlord has completed its restoration obligations. (b) If (i) the Premises are (A) damaged as a result of any cause which is not covered by Landlord’s insurance or (B) damaged or destroyed in whole or in part during the last two (2) years of the Term; or (ii) the Building is rendered wholly or substantially untenantable, or damaged and Landlord’s lender applies Landlord’s insurance proceeds to the satisfaction or discharge of such loan, resulting in Landlord receiving insufficient proceeds (together with any deductible) to repair or restore the Premises or the Building, then in any of such events, Landlord or Tenant may elect to terminate this Lease by serving Tenant with notice of such election to the other within sixty (60) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice (except for those obligations of Landlord and Tenant which are expressly stated herein to survive the Expiration Date or earlier termination of this Lease), and Rent shall be adjusted as of the date of such termination. In consideration for the provisions of this Section 14(b), Tenant hereby waives any statutory rights of termination which may otherwise arise out of partial or total destruction of the Premises which Landlord is obligated to restore. (c) In the event the Premises is not restored in accordance with this Section 14 within two hundred seventy (270) days from the date of the casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord given prior to the time that such restoration is complete. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice (except for those obligations of Landlord and Tenant which are expressly stated herein to survive the Expiration Date or earlier termination of this Lease), and Rent shall be adjusted as of the date of such termination.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 12 17757328v6 (d) In the event that the whole or any part of the Premises shall be permanently taken for public or quasi-public use or condemnation under the power of eminent domain, this Lease shall terminate as to the part so taken on the date possession is yielded to the condemning authority. In the event that any portion of the Premises so taken substantially impairs the access to or the usefulness of the Premises for the purposes hereinbefore granted to Tenant, either party may terminate this Lease by notice served upon the other within thirty (30) days of the actual physical taking, except in case of a temporary taking, in which event Tenant’s sole remedy shall be the receipt of an equitable abatement of Rent. For the purposes of this Section 14(d), a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain. If this Lease is not terminated as above provided, following any of such actual taking, then Landlord shall restore the remaining Premises into a complete architectural unit (but in no event shall Landlord be obligated to spend more than the amount of the award received on account of the taking of the Premises) and a proportionate adjustment shall be made in the Rent based on the proportion of the Premises remaining as compared to the original Premises. All compensation awarded for any taking of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord. Tenant hereby assigns to Landlord all right, title and interest of Tenant in and to any award made for leasehold damages and/or diminution in the value of Tenant’s leasehold estate. Tenant shall have the right to claim such compensation as may be separately awarded or allocated by reason of the cost or loss to which Tenant might be put in removing Tenant’s inventory, fixtures and equipment, as well as relocation expenses, provided such claim does not reduce Landlord’s award. Compensation as used in this Section shall mean any award given to Landlord for such taking in excess of, and free and clear of, all prior claims of the holders of any mortgages or security interests. Any such appropriation or condemnation proceedings shall not operate as (or be deemed an eviction of Tenant or) a breach of Landlord’s covenant of quiet enjoyment. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain. Section 15. Personal Property. All of Tenant's personal property in the Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto. Landlord shall not be liable for any loss or damage to any merchandise, fixtures, equipment or personal property of Tenant or any other party in or about the Premises, regardless of the cause of such loss or damage and shall not be required to repair or replace such personal property in the event of a casualty loss. Section 16. Fixtures. All buildings, repairs, alterations, additions, improvements, installations, and any other fixtures used in the operation of the Premises or Building (as distinguished from operations incident to the business of Tenant) shall belong to Landlord and remain and be surrendered with the Premises as a part thereof at the expiration of this Lease or any extension thereof.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 13 17757328v6 Tenant shall have the right to install in the Premises trade fixtures and personal property required by Tenant or used by it in its business so long as the installation of the same does not damage the Premises. All of Tenant's trade fixtures and all personal property, apparatus, machinery and equipment, now or hereafter located upon the Premises, other than Building fixtures as defined above, shall be and remain the personal property of Tenant and the same are herein referred to as "Tenant's Equipment". Tenant's Equipment may be removed from time to time by Tenant; provided, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in the same condition as it would have been if such equipment had not been installed. Section 17. Landlord's Lien. Landlord hereby waives any statutory liens with respect to Tenant's merchandise and inventory and Tenant’s Equipment kept or warehoused at the Premises. Section 18. Default and Remedies. (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease: (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure continues for ten (10) calendar days after said due date; (ii) if Tenant permits anything which creates a lien upon the Premises and fails to discharge, bond such lien or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof; (iii) if Tenant fails to maintain in force all policies of insurance required by this Lease; (iv) if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings; (v) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (vi) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment; or (vii) if Tenant fails to perform or observe any term of this Lease not otherwise specified in this Section 18(a) and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure; provided, however, that if such breach or failure cannot reasonably be cured within such thirty (30) day period, such thirty (30) day period shall be extended until such cure is

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 14 17757328v6 complete up to a maximum of one hundred twenty (120) days so long as Tenant diligently and continuously prosecutes such cure. (b) Upon the occurrence of any Event of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever: (i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or (ii) Terminate this Lease as provided in clause (i) above and recover from Tenant all actual damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated, over (B) the aggregate reasonable rental value of the Premises for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated, plus (C) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (D) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises, all of which excess sum shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain; or (iii) Without terminating this Lease, Landlord may, in accordance with applicable law, dispossess Tenant from the Premises pursuant to any available judicial proceeding and thereupon enter into and upon and take possession of the Premises or any part thereof. Any property then remaining in the Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant without Landlord becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's gross negligence or willful misconduct. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting (including, without limitation, leasing commissions and costs of preparing the Premises for reletting), shall be held by Landlord to the extent of and for application in payment of future

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 15 17757328v6 rent owed by Tenant, if any, as the same may become due and payable hereunder, plus the costs and expenses relating to reletting as described in the immediately preceding sentence. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or (iv) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or (v) With or without terminating this Lease, allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; provided that nothing contained in this Lease will relieve Landlord of its duty to mitigate its damages to the extent required under the laws of the State in which the Building is located; or (vi) Pursue such other remedies as are available at law or equity. (c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default. (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted. (e) No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party. (f) If an Event of Default shall occur and Landlord has terminated this Lease and/or recovered possession of the Premises as a result thereof, Tenant shall pay to Landlord, within fifteen (15) days of written demand, all expenses incurred by Landlord as a

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 16 17757328v6 result thereof, including reasonable attorneys’’ fees, court costs and expenses actually incurred by Landlord. Landlord may, at the option of Landlord, cure any Event of Default and the actual cost of such cure shall be payable by Tenant to Landlord within thirty (30) calendar days after written demand and shall bear interest at twelve percent (12%) until repayment in full by Tenant occurs; provided, however, that if a failure by Tenant to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety, Landlord shall, after making a reasonable effort to notify Tenant, be entitled to take immediately curative action to the extent necessary to eliminate the emergency. Any cost so incurred by Landlord shall be reasonably incurred and must not exceed the scope of the Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Landlord, rather than by unrelated third parties, the cost shall not exceed the amount which would have been charged by a qualified third party unrelated to Landlord. Such costs must be reasonably documented and copies of such documentation must be delivered to Tenant with the written demand for reimbursement. (g) Landlord Default. The occurrence of any of the following shall constitute an event of default on the part of Landlord under this Lease (a "Landlord Default"): Landlord being in breach of or failing to perform, comply with or observe any term, covenant, warranty, condition, agreement or undertaking of Landlord contained in or arising under this Lease and such failure continuing for a period of thirty (30) days after notice thereof is given by Tenant to Landlord; provided, however, that if such breach or failure cannot reasonably be cured within such thirty (30) day period, such thirty (30) day period shall be extended until such cure is complete up to a maximum of one hundred twenty (120) days so long as Landlord diligently and continuously prosecutes such cure. Tenant shall have all rights and remedies available at law or equity for any Landlord Default. Such rights and remedies shall include, without limitation, the right to seek damages and/or equitable relief by temporary or permanent injunction or restraining order for the breach. No right or remedy conferred on or reserved to Tenant is intended to be exclusive of any other right or remedy in this Lease, at law or in equity, but each right and remedy shall be cumulative. Section 19. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Mortgagee to enter upon the Premises at all reasonable times for the purposes of inspecting the Premises, ascertaining Tenant's compliance with this Lease, curing any Event of Default and making any repairs required to be performed by Landlord; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 17 17757328v6 reason of making such repairs or the performance of such work in the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's operations in the Premises in making such repairs or performing such work. Landlord shall also have the right, upon giving prior notice to Tenant, to enter the Premises at reasonable times to exhibit the Premises to any prospective purchaser or Mortgagee and, during the last 12 months of the Term (or Renewal Term, if applicable), to prospective tenants; provided that Landlord shall use reasonable efforts not to interfere with Tenant's operations in the Premises during such times. Subject to Section 10(g) and the last paragraph of Section 18 hereof, such entry by Landlord shall be subject to any claims by Tenant for any damage or loss suffered by Tenant by reason of such entry. Section 20. Mortgagee's Rights. (a) For purposes of this Lease: (i) "Mortgagee" as used herein means the holder of a Mortgage; (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Premises, and any amendments, modifications, extensions or renewals thereof. (b) This Lease and all rights of Tenant hereunder are and shall be subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Mortgagee to foreclose or exercise the power of sale against the Premises under any Mortgage. (c) Tenant shall, in confirmation of the subordination set forth in clause (b) above and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute acknowledge, and deliver to Landlord or to Mortgagee any and all instruments requested by either of them to evidence such subordination. (d) At any time during the Term, Mortgagee may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Mortgagee, Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Mortgagee, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage. (e) If Mortgagee (or Mortgagee's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new Lease, Tenant shall attorn to and recognize such successor as Tenant's Landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, (ii) the defaults of any prior Landlord under this Lease, or (iii) any offset rights arising out of the defaults of any prior Landlord under

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 18 17757328v6 this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease. Section 21. Landlord Liability. No owner of the Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, of Landlord shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the interest of Landlord in the Premises (and, following any court awarded judgment obtained by Tenant against Landlord prior to a sale of the Premises, the proceeds from such sale), for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed Landlord's interest in the Premises (and, following any court awarded judgment obtained by Tenant against Landlord prior to a sale of the Premises, the proceeds from such sale). Section 22. Notices. Any notice or payment required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified mail, return receipt requested, or (iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(a)of the Basic Terms (as the same may be changed to another address in the Continental United States by giving written notice of the change not less than ten (10) days prior to effective date of the change); provided, however, that the time period allowed for a response to any notice so given shall not commence until the date of actual receipt of the notice. Refusal to accept delivery or inability to deliver as a result of a change of address as to which no notice was properly given shall be deemed receipt. Notices from Landlord may be given by Landlord's managing agent, if any, or by Landlord's attorney, and notices from Tenant may be given by Tenant's attorney. Section 23. Waiver. (a) The rights and remedies under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder allowed by law. A waiver by Landlord or Tenant, as applicable, of any breach or breaches, default or defaults hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor a waiver of or permission, for any subsequent breach or default, and it is agreed that the acceptance by Landlord of any installment of Rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 19 17757328v6 subsequent installments of Rent promptly upon the due date thereof. No receipt of money by Landlord after the termination in any way of this Lease shall reinstate, continue, or extend the Term. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter as well as any rights of redemption or repossession provided for in any statute. (b) Tenant agrees that Tenant shall not have the right to sue for or collect, and Landlord shall never have any liability or responsibility whatsoever for, any consequential, punitive, speculative or indirect damages including without limitation lost profits, whether proximately or remotely related to any default of Landlord under this Lease or any act, omission or negligence of Landlord, its agents, contractors or employees, and Tenant hereby waives any and all such rights. (c) Tenant and Landlord hereby knowingly and voluntarily waive trial by jury in any action, proceeding or counterclaim brought by one party against the other, concerning any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant’s use or occupancy of the Premises and/or any claim for injury or damage.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 20 17757328v6 Section 24. Successors. The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any right in the assignee or subtenant of the Tenant. When used herein Landlord shall mean the party which is from time to time the Landlord under this Lease, and upon transfer of the interest hereunder of a Landlord, such transferor shall have no further liabilities hereunder. Section 25. Quiet Possession. Subject to the terms and conditions of this Lease and to the liens of any Mortgages or other liens to which this Lease is subordinate pursuant to the terms hereof, Landlord agrees that so long as Tenant is not in default of this lease beyond applicable notice and cure periods, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without such possession being disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord, save and except in the event of the taking of the Premises by public or quasi-public authority as hereinbefore provided. Section 26. Bankruptcy. Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise during the Term of this Lease or any renewal thereof. Section 27. Holding Over. If Tenant remains in possession of the Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at one-hundred-and-fifty-percent (150%) of the Base Rent in effect at the end of the Term. In addition to the foregoing, in the event that Tenant remains in possession of the Premises for more than sixty (60) days after the Expiration Date or earlier termination of the Term, Tenant shall be liable for all damages incurred by Landlord as a result of such holdover. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term or Tenant's right of possession. Section 28. Surrender of Possession. (a) Upon termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver the Premises, together with all improvements thereon to Landlord broom clean in good order, condition and repair, reasonable wear and tear and loss due

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 21 17757328v6 to fire or other casualty for which Tenant is not responsible hereunder excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside the Building and on the grounds comprising the Premises and with all lighting fixtures in working order. (b) Upon termination, Tenant shall remove Tenant's fixtures and any alterations required by Landlord to be removed, provided any damage caused by removal of Tenant from the Premises, including any damage caused by removal of Tenant's fixtures shall be repaired and paid for by Tenant. In the event Tenant does not remove Tenant's fixtures and all Tenant's personal property from the Premises within a reasonable time, then, at Landlord's option, Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant and Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Section 29. Americans With Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the property on or about the Premises or Building depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance for entry into the Premises as of the Commencement Date, (b) Tenant shall be responsible for ADA Title III compliance with respect to the Premises after the Commencement Date, including any leasehold improvements or other work to be performed in the Premises by Tenant under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Changes, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Premises being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees. Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building. Section 30. Entire Agreement; No Recording. This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 22 17757328v6 by the Landlord and the Tenant after the Effective Date. If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally. Neither this Lease, nor any memorandum or short-form hereof, shall be recorded. Section 31. Right of First Offer. (a) Before Landlord may sell the Premises to any third party, including, without limitation, pursuant to an unsolicited offer, Landlord must first offer to sell the Premises to Tenant by giving written notice ("Landlord’s Offer") of the terms and conditions on which Landlord is willing to sell the Premises (including, without limitation, purchase price, deposit, closing date and condition of title). Tenant will have thirty (30) days after the date of receipt of Landlord’s Offer within which to notify Landlord that Tenant accepts Landlord’s Offer on the terms and conditions therein contained. Failure of Tenant to respond, as aforesaid, to Landlord’s Offer within said thirty (30) day period shall be deemed a rejection thereof, and upon Landlord’s request, Tenant shall promptly execute and deliver to Landlord a certificate reciting that Tenant received Landlord’s Offer and rejected or failed to accept said Landlord’s Offer (however, any failure of Tenant to deliver such certificate will not affect any such rejection). If Tenant accepts Landlord’s Offer, the closing of such sale to Tenant will take place pursuant to the terms of Landlord’s Offer. If Tenant rejects or does not accept Landlord’s Offer in writing within the aforementioned thirty (30) day period, Landlord may sell the Premises to any other person at a price equal to or greater than ninety-five percent (95%) of that set forth in Landlord’s Offer and upon terms and conditions not materially more favorable to the buyer than those set forth in Landlord’s Offer within nine (9) months after the date of Landlord’s Offer. At the end of such nine (9) month period, the right of Landlord to sell the Premises free from the right of first offer hereby granted will terminate, and the provisions of this Section 31 will apply to any subsequent proposed sale of the Premises by Landlord, to the extent still applicable. Notwithstanding the foregoing, in the event the Landlord enters into a valid and binding purchase and sale agreement with a prospective buyer, which agreement is fully executed by both parties and delivered within such nine (9) month period, then, in such event, upon written notice thereof to Tenant, together with substantiating evidence of such executed agreement, such nine (9) month period shall be extended up to and including an additional three (3) months, within which Landlord and the prospective purchaser may close on the sale of the Premises. This right of first offer shall remain in full force and effect solely throughout the Term of this Lease, but shall expire contemporaneously and be inapplicable if this Lease is terminated or Tenant is dispossessed by reason of a default by Tenant hereunder. (b) Notwithstanding any provision in Section 31(a) to the contrary, the provisions of this Section 31 shall not apply in any event to the intra-familial sale or transfer of the Premises to members, principals, shareholders or beneficial owners of Landlord or their respective families including without limitation, parents, children, aunts, uncles and cousins, or trusts therefor, or the estate of an individual holder of an interest in Landlord.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 23 17757328v6 Section 32. Security Deposit. (a) Concurrently with its execution and submission of this Lease, Tenant shall deposit with Landlord the amount set forth in Section 1(j) above by official bank check or wire transfer ( the "Security Deposit"), as security for the full, prompt and faithful performance by Tenant of all of its obligations hereunder. (b) The Security Deposit or any portion thereof may be applied to the curing of any default by Tenant under this Lease beyond any applicable notice and/or cure period without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application, Tenant shall forthwith upon demand restore the Security Deposit so that, at all times, the amount of the Security Deposit shall not be less than the amount set forth in Section 1(j) above. The use or application of the Security Deposit shall not prevent Landlord from exercising any or right or remedy available to Landlord and shall not be construed as liquidated damages. The issuance of a warrant and the re-entering of the Premises by Landlord for any default on the part of Tenant prior to the Expiration Date shall not be deemed such a termination of this Lease as to entitle Tenant to recovery of the Security Deposit; and the Security Deposit shall be retained and remain in the possession of Landlord until sixty (60) days after the later of the Expiration Date or the date Tenant delivers possession of the Premises to Landlord in the condition required by this Lease, unless otherwise applied by Landlord pursuant to the provisions of this Section 32. (c) If the Premises are transferred by Landlord, then Landlord shall have the right to transfer the Security Deposit to Landlord’s successor or transferee, and to the extent the Security Deposit is actually transferred or credited to such successor or transferee, Tenant shall look solely to such successor or transferee for the return of same. No Mortgagee holding a Mortgage to which this Lease is subordinate shall be responsible in connection with the Security Deposit by way of credit or payment of any Rent or otherwise, unless such Mortgagee actually shall have received the Security Deposit hereunder. (d) To the extent permitted by applicable Legal Requirements, Landlord or its successors shall not be obligated to hold the Security Deposit as separate funds, but may commingle it with other funds. (e) If Tenant shall have nevertheless performed all of the covenants and agreements in this Lease contained on the part of Tenant to be performed, the Security Deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within sixty (60) days after the later of the Expiration Date or the date Tenant delivers possession of the Premises to Landlord in the condition required by this Lease. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the Security Deposit, or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of the Lease itself. (f) The Security Deposit shall not be assigned or encumbered by Tenant. Tenant acknowledges and agrees that the Security Deposit is not an asset of the Tenant but constitutes consideration and a material inducement to Landlord for the execution and delivery of this Lease.

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 24 17757328v6 Section 33. Hazardous Materials. (a) Landlord represents to Tenant that, to Landlord's actual knowledge, the Premises currently contain no Hazardous Materials in violation of any Legal Requirements. If there is a contamination of the Premises in violation of Legal Requirements which is caused or by Landlord, its agents, employees, or contractors after the Commencement Date, or if contamination of the Premises in violation of Legal Requirements otherwise exists prior to the Commencement Date for which Landlord is legally liable for damage resulting therefrom, then Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including damages for the loss or restriction on use of rentable or usable space of the Premises, and sums paid in settlement of claims, reasonable attorneys’ fees and disbursements, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. The indemnification of Tenant by Landlord herein includes costs incurred in connection with any investigation of site conditions or any clean-up, and any remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the aforesaid Hazardous Materials present in or on the Premises in violation of Legal Requirements. Without limiting the foregoing, if the presence of any Hazardous Materials caused by Landlord, its agents, employees, or contractors or invitees results in any contamination in violation of Legal Requirements, Landlord shall promptly take all actions as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Materials. The indemnity obligations of Landlord under this Section 33(a) shall survive the expiration or earlier termination of this Lease. (b) Tenant shall not cause or grant permission for any Hazardous Materials to be brought upon, kept, stored, utilized, disposed of or used in or about the Premises by Tenant, its agents, employees, contractors or invitees (except for small amounts of cleaning supplies used in the ordinary course of business and in compliance with all Legal Requirements). If Tenant breaches its obligations under this Section 33, or if the presence of Hazardous Materials is caused by the acts of Tenant, its agents, employees, contractors or invitees and results in contamination of the Premises, or if contamination of the Premises by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees and disbursements, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. The indemnification of Landlord by Tenant herein includes costs incurred in connection with any investigation of site conditions or any clean-up, and any remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in or on the Premises by reason of the acts or negligence by Tenant, its agents, employees, contractors or invitees. Without limiting the foregoing, if the presence of any Hazardous Materials caused or permitted by Tenant, its agents, employees, contractors or invitees results in any contamination, Tenant shall promptly take all actions as are necessary to return the Premises to the condition

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 25 17757328v6 existing prior to the introduction of any such Hazardous Materials; provided that Landlord’s written approval of such actions shall first be obtained. The obligations Tenant under this Section 33 shall survive the expiration or earlier termination of this Lease. (c) As used herein, the term "Hazardous Materials" means any substance or substances which are (i) defined under any Environmental Law (defined below) as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant or (iv) otherwise regulated pursuant to any Environmental Law. The term "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment now existing or later adopted during the Term. Section 34. Miscellaneous. (a) Tenant represents and warrants that (i) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the United States Department of Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited, and (ii) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA Patriot Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. (b) Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease. In the event that either party has had such dealings with any real estate brokers, attorneys acting as brokers, agents, consultants, or finders (collectively, "Outside Brokers") in connection with this Lease, such party shall pay such Outside Brokers and hold harmless and indemnify the other party from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by such Outside Brokers with respect to this Lease or the negotiation hereof (including the cost of reasonable legal fees in connection therewith). The obligations of Landlord and Tenant under this Section 34(b) shall survive the expiration or earlier termination of this Lease. (c) From time to time, Tenant, within ten (10) business days of the request of Landlord, shall execute and deliver to Landlord, without charge, a statement, duly acknowledged: (i) ratifying this Lease; (ii) confirming the Commencement Date and Expiration Date; (iii) certifying (A) that Tenant is in occupancy of the Premises and the date Tenant

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 26 17757328v6 commenced operating Tenant’s business therein (to the extent applicable at the time of the request for such statement) and (B) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated; (iv) certifying that Landlord has fulfilled all its obligations under this Lease, except such as shall be stated; (v) certifying that there are no defenses or offsets against Landlord’s enforcement of this Lease by Landlord, except such as shall be stated; (vi) reciting the amount of Base Rent and Additional Rent then payable; (vii) reciting the amount of the Security Deposit; and (viii) certifying as to such other matters concerning this Lease as may be reasonably required by Landlord or the holder of a Mortgage. Tenant shall execute and deliver similar statements, from time to time as and when requested by Landlord, to Mortgagees and/or purchasers, and each of such parties shall be entitled to rely upon any such written statement or certification made by Tenant. (d) This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement. Facsimile or PDF signatures or other electronic methods, such as (without limitation) DocuSign, shall for all purposes hereof be deemed to be original signatures of the parties hereto. (e) This Agreement shall be governed by the laws of the jurisdiction in which the Premises is located, without regard to the application of choice of law principles. [Signature Page Follows]

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 Signature Page Warehouse Lease Agreement 17757328v6 IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written. LANDLORD: Poiner Realty, LLC By:______________________________ Name: Title: TENANT: Great Wall Seafood VA, L.L.C. By:______________________________ Name: Kong Hian Lee a/k/a Victor Lee Title: Sole Manager

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 Exhibit "A" 17757328v6 Exhibit "A" Legal Description of the Land

{01089783.DOCX.2} 7418 Ranco Road, Richmond, VA 23228 Exhibit "B" 17757328v6 Exhibit "B" Designated Spaces To be three parking spaces mutually agreed upon by Landlord and Tenant.